Exhibit 2.1

Execution Version

Agreement and plan of merger

by and among

EQT CORPORATION,

HUMPTY MERGER SUB INC.,

HUMPTY MERGER SUB LLC

and

EQUITRANS MIDSTREAM CORPORATION

Dated as of March 10, 2024

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EXHIBITS

Exhibit A	First Step Surviving Corporation Certificate of Incorporation
Exhibit B	First Step Surviving Corporation Bylaws
Exhibit C	Surviving Company Certificate of Formation
Exhibit D	Surviving Company Limited Liability Company Agreement
Exhibit E	Parent Tax Certificate
Exhibit F	Company Tax Certificate

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 10, 2024, is by and among EQT Corporation, a Pennsylvania corporation (“Parent”), Humpty Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), Humpty Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“LLC Sub” and, together with Merger Sub, “Merger Subs”), and Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”). Parent, Merger Sub, LLC Sub and the Company are sometimes referred to individually as a “Party” and, collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Parent (and direct wholly owned subsidiary of EQT Investments Holdings, LLC (“EQT Holdings”)), and as the second step in a single integrated transaction with the First Merger, that the First Step Surviving Corporation (as defined below) be merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub surviving the Second Merger as a wholly owned subsidiary of Parent (and direct wholly owned subsidiary of EQT Holdings);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Company and its shareholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (c) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, (d) resolved to recommend approval of this Agreement by the shareholders of the Company and (e) directed that this Agreement be submitted to the shareholders of the Company;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (a) determined that it is in the best interests of Parent and its shareholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of Parent Shares in connection with the Mergers (the “Share Issuance”), (c) directed that the Share Issuance be submitted to the shareholders of Parent for approval and (d) resolved to recommend approval of the Share Issuance by the shareholders of Parent;

WHEREAS, Parent is the sole member of EQT Holdings and EQT Holdings is the sole shareholder of Merger Sub and the sole member of LLC Sub;

WHEREAS, EQT Holdings, as the sole shareholder of Merger Sub and the sole member of LLC Sub, has determined that it is in the best interests of each of Merger Sub and LLC Sub, and declared it advisable, for each of Merger Sub and LLC Sub to enter into this Agreement, and has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers;

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Mergers, taken together, constitute an integrated plan and qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986 (the “Code”), and (b) this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a); and

WHEREAS, Parent, Merger Sub, LLC Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, LLC Sub and the Company agree as follows:

Article I

THE MERGERS

Section 1.1             The Mergers.

(a)            At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), and the Pennsylvania Entity Transactions Law (the “Entity Transactions Law”), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation (the “First Step Surviving Corporation”) and a wholly owned subsidiary of Parent (and direct wholly owned subsidiary of EQT Holdings).

(b)           As part of a single integrated plan, as soon as practicable following the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the Delaware LLC Act, the First Step Surviving Corporation shall be merged with and into LLC Sub, whereupon the separate existence of the First Step Surviving Corporation shall cease, and LLC Sub shall continue its existence under the laws of the State of Delaware as the surviving entity (the “Surviving Company”) and a wholly owned subsidiary of Parent (and direct wholly owned subsidiary of EQT Holdings).

Section 1.2            Closing. The closing of the First Merger (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 8:00 a.m., local time, on the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3            Effective Time.

(a)            On the Closing Date, the Company shall file (i) with the Department of State of the Commonwealth of Pennsylvania a statement of merger (the “First Step Statement of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the PBCL and the Entity Transactions Law, and (ii) with the Secretary of State of the State of Delaware a certificate of merger (the “First Step Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL, in order to effect the First Merger, and make any other filings or recordings as may be required by Pennsylvania Law or Delaware Law in connection with the First Merger. The First Merger shall become effective at such time as the First Step Statement of Merger has been filed with the Department of State of the Commonwealth of Pennsylvania and the First Step Certificate of Merger has been filed with the Secretary of State of the State of Delaware, or at such other, later date and time as is agreed between the parties and specified in the First Step Statement of Merger and the First Step Certificate of Merger (such date and time is hereinafter referred to as the “Effective Time”).

(b)            As soon as practicable after the Effective Time, LLC Sub shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Second Step Certificate of Merger” and, together with the First Step Statement of Merger and the First Step Certificate of Merger, the “Merger Documents”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL and the Delaware LLC Act in order to effect the Second Merger, and make any other filings or recordings as may be required by Delaware Law in connection with the Second Merger. The Second Merger shall become effective at such time as the Second Step Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed between the parties and specified in the Second Step Certificate of Merger.

Section 1.4            Effects of the Mergers.

(a)            The effects of the First Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL, the PBCL and the Entity Transactions Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, property, rights, privileges, powers and franchises of any kind of the Company and Merger Sub shall vest in the First Step Surviving Corporation without further act or deed, and all debts, liabilities, duties and obligations of any kind of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the First Step Surviving Corporation, all as provided under Pennsylvania Law and Delaware Law.

(b)            The effects of the Second Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL and the Delaware LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Second Merger, all of the assets, property, rights, privileges, powers and franchises of any kind of the First Step Surviving Corporation and LLC Sub shall vest in the Surviving Company without further act or deed, and all debts, liabilities, duties and obligations of any kind of the First Step Surviving Corporation and LLC Sub shall become the debts, liabilities, duties and obligations of the Surviving Company, all as provided under Delaware Law.

Section 1.5            Organizational Documents of the First Step Surviving Corporation.

(a)            At the Effective Time, (i) the articles of incorporation of the Company shall be amended and restated to read substantially as set forth on Exhibit A and, as so amended and restated, shall be the articles of incorporation of the First Step Surviving Corporation and (ii) the bylaws of the Company shall be amended and restated to read substantially as set forth on Exhibit B and, as so amended and restated, shall be the bylaws of the First Step Surviving Corporation

(b)            At the effective time of the Second Merger, (i) the certificate of formation of LLC Sub shall be amended and restated to read substantially as set forth on Exhibit C and, as so amended and restated, shall be the certificate of formation of the Surviving Company and (ii) the limited liability company agreement of LLC Sub shall be amended and restated to read substantially as set forth on Exhibit D and, as so amended and restated, shall be the operating agreement of the Surviving Company in the Second Merger.

Section 1.6            Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the members of the board of directors of Merger Sub at the Effective Time shall be the directors of the First Step Surviving Corporation and (b) the officers of Merger Sub at the Effective Time shall be the officers of the First Step Surviving Corporation. From and after the effective time of the Second Merger, (i) the members of the board of managers of LLC Sub at the effective time of the Second Merger shall be the managers of the Surviving Company and (ii) the officers of LLC Sub at the effective time of the Second Merger shall be the officers of the Surviving Company.

Section 1.7            Directors of Parent. Unless otherwise agreed by the Parties, Parent shall take all actions necessary (including as set forth on Section 1.7 of the Parent Disclosure Schedule) to cause the Parent Board to consist, at the Effective Time, of up to fourteen (14) members, including three (3) individuals selected by the Company (the “Company Designees”), as set forth on Section 1.7 of the Company Disclosure Schedule, each of whom shall meet the criteria for service on the Parent Board under applicable Law and rules of the NYSE, with such directors to serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Organizational Documents and applicable Law. The Company shall deliver to Parent, prior to the time that the Registration Statement is declared effective by the SEC, any relevant information about all three (3) of the Company Designees as Parent may reasonably request for the purpose of including such information in filings with the SEC. If any of the Company Designees shall be unable or unwilling to serve at the Closing, the Company shall promptly designate a replacement director who meets the requirements of a Company Designee and is reasonably acceptable to Parent and provide any relevant information about such designees as Parent may reasonably request for the purpose of including such information in filings with the SEC. Following the Closing, Parent, through the Parent Board, shall take all necessary action to nominate such Company Designees for election to the Parent Board in the proxy statement relating to the first annual meeting of the shareholders of Parent thereafter.

Article II

EFFECT OF MERGERS; EXCHANGE OF CERTIFICATES

Section 2.1            Effect of the First Merger on Capital Stock. Subject to the terms and provisions of this Agreement, at the Effective Time, and by virtue of the First Merger and without any action on the part of Parent, Merger Subs or the Company or any holder of securities of Parent, Merger Subs or the Company:

(a)            Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the First Step Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the First Step Surviving Corporation immediately following the Effective Time.

(b)            Capital Stock of the Company.

(i)            Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares) (such shares of Company Common Stock, the “Eligible Shares”) shall be converted automatically at the Effective Time into the right to receive that number of fully-paid and nonassessable Parent Shares equal to the Exchange Ratio (the “Common Consideration”). As used in this Agreement, the “Exchange Ratio” means 0.3504.

(ii)            Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be treated in accordance with the Company Organizational Documents and the procedures set forth in Section 2.5 (any cash payable to the holders of shares of Company Preferred Stock pursuant to Section 8 of the Company’s Second Amended and Restated Articles of Incorporation (the “Company Charter”) and any Substantially Equivalent Securities (as defined in the Company Charter) issuable pursuant to this Section 2.1(b)(ii), the “Preferred Consideration” and, together with the Common Consideration, the “Merger Consideration”). Each holder of shares of Company Common Stock issued upon conversion of shares of Company Preferred Stock pursuant to this Section 2.1(b)(ii) shall receive the Common Consideration in exchange for such Company Common Stock and shall be admitted as shareholders of Parent and Parent hereby consents to such admission.

(iii)            All shares of Company Common Stock held by the Company as treasury shares or held by Parent, Merger Subs or any of their respective Subsidiaries immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, “Excluded Shares”), shall automatically be canceled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor.

(iv)            All Eligible Shares, when so converted, shall cease to be outstanding and shall automatically be canceled and cease to exist and each holder of an Eligible Share that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive (A) the Common Consideration and (B) any cash to be paid in lieu of any fractional Parent Shares in accordance with Section 2.4(f), in each case to be issued or paid in consideration therefor upon the exchange of any Book-Entry Shares, as applicable, in accordance with Section 2.4(a).

(v)            In the event of any change in (A) the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, or (B) the number of Parent Shares, or securities convertible or exchangeable into or exercisable for Parent Shares (including options to purchase Parent Shares), in each case issued and outstanding after the date of this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the applicable portion of the Merger Consideration, subject to further adjustment in accordance with this Section 2.1(b)(v). Nothing in this Section 2.1(b)(v) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

Section 2.2            Effect of the Second Merger on Securities. Subject to the terms and provisions of this Agreement, at the effective time of the Second Merger, and by virtue of the Second Merger and without any action on the part of Parent, Merger Subs or the Company or any holder of securities of Parent, Merger Subs or the Company:

(a)            Capital Stock of First Step Surviving Corporation. Each share of capital stock of the First Step Surviving Corporation issued and outstanding immediately prior to the effective time of the Second Merger shall be cancelled without any consideration therefor.

(b)            LLC Interests of LLC Sub. Each limited liability company interest of LLC Sub shall remain unchanged and continue to remain outstanding as a limited liability company interest in the Surviving Company.

Section 2.3            Treatment of Company Equity Awards.

(a)            Treatment of Company Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock granted pursuant to a Company Equity Plan (excluding, for clarity, any option granted pursuant to the Company ESPP) which is unexpired, unexercised and outstanding as of immediately prior to the Effective Time (each, a “Company Option”), shall become vested and exercisable prior to the Effective Time, and, to the extent not exercised prior to the Effective Time, shall automatically, and without any action on the part of the holder thereof, be canceled for no consideration or payment therefor.

(b)            Treatment of Company Restricted Stock Awards. At the Effective Time, each outstanding award of shares of restricted Company Common Stock granted pursuant to a Company Equity Plan or otherwise that remains, as of the Effective Time, subject to vesting, forfeiture, or repurchase by the Company (each, a “Company Restricted Stock Award”), shall automatically, and without any action on the part of the holder thereof, be assumed by Parent and converted into an award of restricted stock units of Parent Shares (each, a “Parent RSU Award”) with respect to a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) the total number of shares of Company Common Stock underlying such Company Restricted Stock Award. Except as otherwise provided in this Section 2.3(b), each Company Restricted Stock Award assumed and converted into a Parent RSU Award pursuant to this Section 2.3(b) shall continue to have, and shall be subject to, the same terms and conditions (including with respect to vesting) as applied to the corresponding Company Restricted Stock Award as of immediately prior to the Effective Time, except that (x) solely with respect to those Parent RSU Awards issued in conversion of Company PSU Awards outstanding as of the date hereof, in the event the applicable Parent RSU Award holder’s employment or service is terminated by Parent or one of its Subsidiaries without Cause (as defined in the applicable Company Equity Plan) or by the holder for Good Reason, the Parent RSU Award will become fully vested and non-forfeitable as of the date of such termination, (y) any amounts relating to dividends, if any, declared with respect to such Company Restricted Stock Award that are accrued but unvested and unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding Company Restricted Stock Award immediately prior to the Effective Time (as modified by this Section in the event of a termination of employment) and (z) any dividend equivalents that are payable on any unvested Parent RSU Award following the Closing Date, will be paid within 30 days following vesting.

(c)            Treatment of Company RSU Awards. At the Effective Time, each outstanding award of restricted stock units with respect to shares of Company Common Stock subject solely to time-based vesting, granted pursuant to a Company Equity Plan (each, a “Company RSU Award”), shall automatically, and without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent RSU Award with respect to a number of whole shares of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) the total number of shares of Company Common Stock underlying such Company RSU Award. Except as otherwise provided in this Section 2.3(c), each Company RSU Award assumed and converted into a Parent RSU Award pursuant to this Section 2.3(c) shall continue to have, and shall be subject to, the same terms and conditions (including with respect to vesting) as applied to the corresponding Company RSU Award as of immediately prior to the Effective Time, except that (x) solely with respect to those Parent RSU Awards issued in conversion of Company PSU Awards outstanding as of the date hereof, in the event the applicable Parent RSU Award holder’s employment or service is terminated by Parent or one of its Subsidiaries without Cause or by the holder for Good Reason, the Parent RSU Award will become fully vested and non-forfeitable as of the date of such termination, (y) any amounts relating to dividend equivalents, if any, granted with respect to such Company RSU Award that are accrued but unvested and unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding Company RSU Award immediately prior to the Effective Time (as modified by this Section in the event of a termination of employment) and (z) any dividend equivalents that are payable with respect to any unvested Parent RSU Award following the Closing Date will be paid within 30 days following vesting.

(d)            Treatment of Company PSU Awards. At the Effective Time, each outstanding award of performance share units or other similar rights or awards with respect to shares of Company Common Stock subject, in whole or in part, to performance-based vesting, granted pursuant to a Company Equity Plan (each, a “Company PSU Award”), other than a Company MVP PSU Award (as defined below), shall (i) be measured as to performance as of the Closing Date (or a date reasonably proximate thereto for administrative practicability) as determined in good faith by the Company Board or the Compensation Committee of the Company Board, without adjustment on account of the transactions contemplated by this Agreement and each such Company PSU Award shall be considered earned with respect to a number of shares of Company Common Stock that is based on the greater of (x) actual performance determined as of the Closing Date (or a date reasonably proximate thereto for administrative practicability) and (y) the target level of performance (the “Earned PSUs”); provided, that with respect to any Company PSU Award subject to a sub-performance period which has not commenced on or prior to the Effective Time, the number of Earned PSUs shall be based on the target level of performance in respect of such sub-performance period, and (ii) automatically, by virtue of the occurrence of the Closing, be assumed by Parent and converted into the right to receive a Parent RSU Award with respect to a number of whole shares of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (x) the Exchange Ratio by (y) the total number of Earned PSUs. Except as otherwise provided in this Section 2.3(d), each Company PSU Award assumed and converted into a Parent RSU Award pursuant to this Section 2.3(d) shall continue to have, and shall be subject to, the same terms and conditions (including with respect to vesting) as applied to the corresponding Company PSU Award as of immediately prior to the Effective Time, except that (A) each Parent RSU Award shall be eligible to vest solely based on continued service through the end of the performance period that was originally applicable thereto; provided, that, solely with respect to those Parent RSU Awards issued in conversion of Company PSU Awards outstanding as of the date hereof, in the event the applicable Parent RSU Award holder’s employment or service is terminated by Parent or one of its Subsidiaries without Cause or by the holder for Good Reason, the Parent RSU Award will become fully vested and non-forfeitable as of the date of such termination, (B) any amounts relating to dividend equivalents, if any, granted with respect to such Company PSU Award that are accrued but unvested and unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding Company PSU Award immediately prior to the Effective Time (as modified by this Section in the event of a termination of employment) and (C) any dividend equivalents that are payable with respect to any unvested Parent RSU Award following the Closing Date will be paid within 30 days following vesting.

(e)            Treatment of Company MVP PSU Awards. With respect to each outstanding Company PSU Award which, as of the date of grant thereof, was subject to the occurrence of the In-Service Date (as defined in the applicable award agreement evidencing such Company PSU Award, as amended from time to time) with respect to the Mountain Valley Pipeline (each such Company PSU Award, a “Company MVP PSU Award”), (i) to the extent that the In-Service Date has occurred and the vesting of such Company MVP PSU Award is not subject to continued service beyond the Closing Date, such Company MVP PSU Award shall automatically, by virtue of the occurrence of the Closing, be cancelled and converted into the right to receive on the Closing Date (x) a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying the Exchange Ratio by the total number of shares of Company Common Stock underlying such Company MVP PSU Award and (y) an amount in cash equal to the product of (A) the cumulative amount of dividends paid or accrued on one share of Company Common Stock while the Company MVP PSU Award was outstanding, multiplied by (B) the number of shares of Company Common Stock underlying such Company MVP PSU Award, and (ii) to the extent that the vesting of such Company MVP PSU Award remains subject to the occurrence of the In-Service Date or continued service beyond the Closing Date, such Company MVP PSU Award shall automatically, by virtue of the occurrence of the Closing, be assumed by Parent and converted into a Parent RSU Award with respect to a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying the Exchange Ratio by the total number of shares of Company Common Stock underlying such Company MVP PSU Award. Except as otherwise provided in this Section 2.3(e), each Company MVP PSU Award assumed and converted into a Parent RSU Award pursuant to this Section 2.3(e) shall continue to have, and shall be subject to, the same terms and conditions (including with respect to vesting and the In-Service Date requirement) as applied to the corresponding Company MVP PSU Award as of immediately prior to the Effective Time, except that (1) any provision in the applicable award agreement evidencing a Company MVP PSU Award providing for automatic termination of the Company MVP PSU Award upon a “Change of Control” prior to the In-Service Date shall not apply, (2) in the event the applicable Parent RSU Award holder’s employment or service is terminated by Parent or one of its Subsidiaries without Cause or by the holder for Good Reason, the Parent RSU Award will become fully vested and non-forfeitable as of the date of such termination, (3) any amounts relating to dividend equivalents, if any, granted with respect to such Company MVP PSU Award that are accrued but unvested and unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding Company MVP PSU Award immediately prior to the Effective Time (as modified by this Section in the event of a termination of employment) and (3) any dividend equivalents that are payable with respect to any unvested Parent RSU Award following the Closing Date will be paid within 30 days following vesting.

(f)            Treatment of Company Phantom Unit Awards. At the Effective Time, each outstanding award of phantom units in respect of Company Common Stock under a Company Equity Plan as of the Effective Time (each, a “Company Phantom Unit Award”) shall automatically, and without any action on the part of the holder thereof, become fully vested to the extent then-unvested and any restrictions with respect thereto shall lapse, and each such Company Phantom Unit Award shall be converted into the right to receive on the Closing Date a number of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (x) the Exchange Ratio by (y) the total number of shares of Company Common Stock underlying such Company Phantom Unit Award.

(g)           Treatment of Company ESPP. The Company shall, prior to the Effective Time, take all actions necessary to terminate the Company ESPP as of the day immediately prior to the date on which the Effective Time occurs or at such earlier time as may be determined by the Company, and to provide, with respect to the offering or purchase period (if any) under the Company ESPP that is in effect on the date hereof (the “Final Offering Period”), that (i) each participating individual will not be permitted to increase his or her payroll contribution rate under the Company ESPP from the rate in effect as of the date hereof or make separate non-payroll contributions to the Company ESPP on or following the date hereof, except as may be required by applicable Law, (ii) no individual who is not currently participating will be allowed to commence participation in the Company ESPP following the date hereof and (iii) no further offering or purchase period will commence, nor will any such existing period be extended, pursuant to the Company ESPP following the date hereof. Each purchase right, if any, under the Company ESPP that is outstanding as of the date prior to the Effective Time with respect to the Final Offering Period shall automatically be exercised on such date, by applying the payroll deductions of each participant holding such rights for the purchase period in which the Effective Time occurs to the purchase of Company Common Stock at the option price applicable to such purchase right. Such shares of Company Common Stock issued in respect of the Final Offering Period, if any, shall be converted into the Common Consideration pursuant to Section 2.1(b)(i).

(h)           Administration. Prior to the Effective Time, the Company Board and/or the Compensation Committee of the Company Board shall take such action and adopt such resolutions as may be reasonably necessary to effectuate the treatment of the Company Equity Awards pursuant to the terms of this Section 2.3 including, as applicable, providing for the termination and liquidation of any Company Equity Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, in a manner consistent with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) to the extent that the terms of such Company Equity Awards require any delay in payment beyond the time period for payment with respect to such Company Equity Awards provided by this Section 2.3. Notwithstanding anything in this Agreement to the contrary, each of Parent, the Company, LLC Sub and their respective Affiliates shall be entitled to deduct or withhold Taxes required to be deducted and withheld under applicable Law from any amounts payable to any Person pursuant to this Section 2.3.

(i)            Company and Parent Actions. The Company and Parent shall take all reasonable actions that are necessary for the treatment of Company Equity Awards pursuant to this Section 2.3, including the adoption by the Company Board of such resolutions and the reservation, issuance and listing by Parent of Parent Shares as necessary to effect the transactions contemplated by this Section 2.3 and as necessary to effect the grant, registration, issuance and listing of any other compensatory shares in connection with the consummation of the transactions contemplated by this Agreement. If registration of any plan interests in any Company Equity Plan or the Parent Shares issuable in satisfaction of any Company Equity Awards following the Effective Time (and giving effect to this Section 2.3) is required under the Securities Act, Parent shall file with the SEC as soon as reasonably practicable on or after the Closing Date a registration statement on Form S-8 or other applicable form with respect to such plan interests or Parent Shares, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the relevant Company Equity Plan or Company Equity Awards remain outstanding or in effect and such registration of interests therein or the Parent Shares issuable thereunder continues to be required. With respect to those individuals who will be subject to the reporting requirements under Section 16(a) of the Exchange Act subsequent to the Effective Time, where applicable, Parent shall administer the Company Equity Awards assumed pursuant to this Section 2.3 in a manner that is intended to comply with Rule 16b-3 promulgated under the Exchange Act.

Section 2.4            Exchange Procedures.

(a)            Exchange Agent; Exchange Fund. Prior to the Closing, Parent shall enter into an agreement (such agreement, the “Exchange Agency Agreement”) with Parent’s or the Company’s transfer agent to act as agent for the holders of Company Common Stock and Company Preferred Stock in connection with the Mergers (the “Exchange Agent”) and to receive the Merger Consideration pursuant to this Article II. On the Closing Date and prior to the filing of the First Step Statement of Merger and the First Step Certificate of Merger, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Eligible Shares, for distribution in accordance with this Article II through the Exchange Agent, (i) the number of Parent Shares issuable pursuant to Section 2.1 and (ii) sufficient cash to make payments in lieu of fractional shares pursuant to Section 2.4(f). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Common Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 2.4(a) and Section 2.4(f), the Exchange Fund shall not be used for any other purpose. Any cash and Parent Shares deposited with the Exchange Agent (including as payment for fractional shares in accordance with Section 2.4(f)) shall hereinafter be referred to as the “Exchange Fund.” Parent or the Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Eligible Shares pursuant to this Agreement. The cash portion of the Exchange Fund may be invested by the Exchange Agent as reasonably directed by Parent. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Article II, Parent shall promptly replace, restore or supplement (or cause to be replaced, restored or supplemented) the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Article II. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund, and any amounts in excess of the amounts payable hereunder shall, at the discretion of Parent, be promptly returned to Parent or the Surviving Company.

(b)           Payment Procedures.

(i)            As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Eligible Shares represented by book-entry (“Book-Entry Shares”) not held through DTC, (A) a statement reflecting the number of Parent Shares (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Parent Shares, if any, that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Eligible Shares held by such holder immediately prior to the Effective Time) and (B) a check or wire transfer in an aggregate amount equal to the cash payable in lieu of any fractional Parent Shares pursuant to Section 2.4(f).

(ii)            With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Common Consideration, the cash to be paid in lieu of any fractional Parent Shares in accordance with Section 2.4(f), if any, that DTC has the right to receive pursuant to this Article II.

(iii)            No interest shall be paid or accrued on the Common Consideration or any other amount payable in respect of any Eligible Shares pursuant to this Article II.

(iv)            If payment of any Common Consideration is to be made to a Person other than a Person in whose name the Book-Entry Share is registered, it shall be a condition of payment that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Book-Entry Share or shall have established to the satisfaction of Parent that such Tax is not payable.

(c)            Termination of Rights. All Common Consideration (including any cash payable in lieu of fractional Parent Shares pursuant to Section 2.4(f)) paid upon the surrender of and in exchange for Eligible Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed immediately with respect to shares outstanding prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

(d)            Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company on the 180th day after the Closing Date shall be delivered to Parent, upon demand, and any holders of Eligible Shares as of immediately prior to the Effective Time who have not theretofore received the Common Consideration, any cash payable in lieu of fractional Parent Shares to which they are entitled pursuant to Section 2.4(f), without interest thereon, to which they are entitled under this Article II shall thereafter look only to the Surviving Company and Parent for payment of their claim for such amounts.

(e)            No Liability. None of the Surviving Company, the First Step Surviving Corporation, Parent, Merger Subs or the Exchange Agent shall be liable to any holder of Company Common Stock for any amount of Common Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)            No Fractional Parent Shares. No fractional shares or certificates or scrip representing fractional Parent Shares shall be issued upon the exchange of Eligible Shares and no holder of Eligible Shares immediately prior to the Effective Time shall have any right to vote or have any rights of a shareholder of Parent or a holder of Parent Shares in respect of the fractional shares such holder would otherwise be entitled to receive. Each holder of Eligible Shares immediately prior to the Effective Time exchanged pursuant to the First Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all Eligible Shares formerly represented by Book-Entry Shares held by such holder immediately prior to the Effective Time) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Parent Share multiplied by (ii) the volume-weighted average price of Parent Shares for the five (5) consecutive trading days ending immediately prior to the Closing Date as reported by Bloomberg, L.P. As promptly as practicable after the determination of the amount of cash, if any, to be paid to a holder of Eligible Shares immediately prior to the Effective Time who would otherwise be entitled to receive a fractional Parent Share, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders subject to and in accordance with the terms hereof when payable pursuant to this Article II. The payment of cash in lieu of fractional Parent Shares is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the conversion of the Eligible Shares in the First Merger.

(g)           Dissenters’ Rights.

(i)            No dissenters’ or appraisal rights shall be available to holders of Company Common Stock with respect to the Mergers or the other transactions contemplated by this Agreement.

(ii)            Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Preferred Stock issued and outstanding as of the Effective Time and held by a holder who is entitled to, and who has perfected, dissenters or appraisal rights for such shares in accordance with Subchapter D of Chapter 15 of the PBCL (the “Dissenting Shares”), if Subchapter D of Chapter 15 of the PBCL is determined to be applicable, shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1(b), but shall be entitled only to such rights as are granted by the PBCL to a holder of Dissenting Shares.

(iii)            If any Dissenting Shares shall lose their status as such (through failure to perfect, withdrawal or otherwise), or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Subchapter D of Chapter 15 of the PBCL, then, as of the later of the Effective Time or the date of loss of such status, such shares of Company Preferred Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(b)(ii), without interest, and shall not thereafter be deemed to be Dissenting Shares.

(h)            Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, LLC Sub, the First Step Surviving Corporation, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold any Taxes required to be deducted and withheld under applicable Law from any amounts otherwise payable pursuant to this Agreement. Parent, Merger Sub, LLC Sub, the First Step Surviving Corporation, the Surviving Company or the Exchange Agent, as the case may be, shall pay any amount so deducted or withheld to the appropriate Governmental Entity in accordance with applicable Law and shall reasonably cooperate with the Company in good faith to minimize any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Entity by Parent, Merger Sub, LLC Sub, the First Step Surviving Corporation, the Surviving Company or the Exchange Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would have been paid absent such deduction or withholding by Parent, Merger Sub, LLC Sub, the First Step Surviving Corporation, the Surviving Company or the Exchange Agent, as the case may be. If a portion of the Parent Shares otherwise deliverable to a Person is withheld hereunder, the relevant withholding party shall be treated as having delivered such Parent Shares to such Person, sold such Parent Shares on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of the required withholding (which fair market value shall be deemed to be the closing price of shares of Parent Shares on the Closing Date) and having paid such cash proceeds to the appropriate Governmental Entity.

Section 2.5            Preferred Election Procedures.

(a)            Election. Subject to Section 5.19, each person who is a holder of shares of Company Preferred Stock (or the beneficial owner through appropriate and customary documentation and instructions) on the Election Form Record Date shall have the right, with respect to all but not less than all of its shares of Company Preferred Stock, to submit an Election Form (an “Election”) before the Election Deadline electing to: (A) convert such shares of Company Preferred Stock into Company Common Stock, at the then applicable Conversion Rate (as defined in the Company Organizational Documents) (a “Common Conversion Election”), (B) require the Company to use its commercially reasonable efforts to cause the conversion of such shares of Company Preferred Stock into Substantially Equivalent Securities (as defined in the Company Charter) or, if applicable, MOIC Shares (as defined in the Company Organizational Documents) (a “Substantially Equivalent Security Election”), (C) have such shares of Company Preferred Stock remain outstanding as Company Preferred Stock (a “Remain Outstanding Election”) and (D) have such shares of Company Preferred Stock redeemed in exchange for cash and/or Company Common Stock, at the sole discretion of the Company, at a price per share of Company Preferred Stock equal to 101% of the sum of (x) $19.99 plus (y) accrued and unpaid dividends to the date of such redemption (a “Redemption Election”). Holders of record of shares of Company Preferred Stock who hold such shares of Company Preferred Stock as nominees, trustees or in other representative capacities may submit a separate Election Form on or before the Election Deadline with respect to each beneficial owner for whom such nominee, trustee or representative holds such shares of Company Preferred Stock. Parent shall prepare and direct the Exchange Agent to mail an election form (in form and substance reasonably satisfactory to the Company) (the “Election Form”), which shall be mailed at least fifteen (15) business days prior to the anticipated Closing Date or on such other date as the Company and Parent shall mutually agree (the “Mailing Date”) to each holder of record of shares of Company Preferred Stock as of the close of business on the fifth (5th) business day prior to the Mailing Date (the “Election Form Record Date”). The Election Form shall be used by each holder of shares of Company Preferred Stock (or the beneficial owner through appropriate and customary documentation and instructions) who wishes to make an Election. The Election Form shall include (1) a form of letter of transmittal (which will be in customary form and contain such other provisions as Parent, the Company and the Exchange Agent shall reasonably agree upon prior to the Election Form Record Date), and (2) instructions (in customary form and agreed to by Parent and the Company prior to the Effective Time) for use in effecting the surrender of the shares of Company Preferred Stock represented by book-entry in exchange for the Preferred Consideration, and cash in lieu of any fractional Parent Shares in accordance with Section 2.4(f). In the event that any holder of shares of Company Preferred Stock fails to make a proper Election prior to the Election Deadline, then such holder of shares of Company Preferred Stock shall automatically and irrevocably be deemed to have made a Common Conversion Election with respect to all shares of Company Preferred Stock held by such holder.

(b)           New Holders. Parent shall direct the Exchange Agent to promptly make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of shares of Company Preferred Stock between the Election Form Record Date and the Election Deadline, and the Company and Parent shall use commercially reasonable efforts to provide the Exchange Agent with all information reasonably necessary for it to perform its duties as specified herein.

(c)           Revocations; Exchange Agent. An Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, an Election Form properly completed and signed, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of the Company. Any holder of shares of Company Preferred Stock may (A) change such holder’s Election by written notice received by the Exchange Agent prior to the Election Deadline, accompanied by a properly completed and signed revised Election Form, or (B) revoke such holder’s Election by written notice received by the Exchange Agent prior to the Election Deadline. All Election Forms shall automatically be revoked if the Exchange Agent is notified in writing by the Company and Parent that the Mergers have been abandoned and that this Agreement has been terminated. If an Election Form is revoked, the guarantees of delivery, if any, for the shares of Company Preferred Stock to which such Election Form relates shall be promptly returned to the holder of shares of Company Preferred Stock submitting the same to the Exchange Agent. As used herein, unless otherwise agreed in advance by Parent and the Company, the “Election Deadline” means 5:00 p.m., New York City time, on a date prior to the Closing Date that is as near as practicable to ten (10) business days following the Mailing Date. The Company and Parent shall cooperate to issue a joint press release reasonably satisfactory to each of them announcing the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

(d)           Determination of Exchange Agent Binding. Subject to the provisions of the Exchange Agency Agreement, the determination of the Exchange Agent shall be binding as to whether an Election shall have been properly made or revoked pursuant to this Section 2.5 with respect to shares of Company Preferred Stock and when Elections and revocations were received by it. Subject to the provisions of the Exchange Agency Agreement, if the Exchange Agent determines that any Election was not properly made (including, for the avoidance of doubt, by failure to make any Election) with respect to any shares of Company Preferred Stock, the holder of such shares of Company Preferred Stock shall be treated by the Exchange Agent as having made a Common Conversion Election.

Article III

REPRESENTATIONS AND WARRANTIES OF THE Company

Except as disclosed in (a) the Company SEC Documents (excluding any disclosures set forth in any such Company SEC Document under the heading “Risk Factors” or in any section disclaiming forward-looking statements, in each case, other than historical facts contained therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, however, that nothing disclosed in the Company SEC Documents shall be deemed disclosed for purposes of Section 3.2, Section 3.10(b) and Section 3.10(c)), or (b) the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representations, warranties or covenants if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), the Company represents and warrants to Parent and Merger Subs as follows:

Section 3.1            Qualification, Organization, Subsidiaries, etc.

(a)            Each of the Company, its Subsidiaries and the Significant JV Entities is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be so qualified, in good standing or have such power or authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company, its Subsidiaries and the Significant JV Entities is duly licensed or qualified to do business, and is in good standing as a foreign entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such licensing or qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            The Company has made available to Parent prior to the date of this Agreement true and complete copies of the Company Charter and Fifth Amended and Restated Bylaws (the “Company Organizational Documents”), in each case, as amended through the date of this Agreement, and true and complete copies of the certificate of incorporation, certificate of limited partnership, certificate of formation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents of each significant Subsidiary (as defined under Regulation S-X of the SEC) of the Company and each Significant JV Entity, in each case as amended through the date of this Agreement. All such Company Organizational Documents and organizational documents of each significant Subsidiary of the Company and, to the knowledge of the Company, each Significant JV Entity, are in full force and effect and the Company and its Subsidiaries and, to the knowledge of the Company, the Significant JV Entities are not in violation of any of their provisions in any material respect.

Section 3.2            Equity Interests.

(a)            The authorized capital stock of the Company consists of 50,000,000 shares of Company Preferred Stock and 1,250,000,000 shares of Company Common Stock. As of March 9, 2024, the issued and outstanding equity interests of the Company consisted of (i) 433,660,506 shares of Company Common Stock (excluding unvested shares subject to Company Restricted Stock Awards), (ii) 30,018,446 shares of Company Preferred Stock, (iii) 15,208,644 shares of Company Common Stock subject to Company Equity Awards, consisting of (A) 244,470 shares of Company Common Stock issuable upon exercise of Company Options, (B) 3,275,760 shares of restricted Company Common Stock underlying outstanding Company Restricted Stock Awards, (C) 2,156,420 shares of Company Common Stock subject to outstanding Company RSU Awards, (D) 8,657,378 shares of Company Common Stock issuable pursuant to outstanding Company PSU Awards, assuming, as applicable, the target level of achievement under performance awards, (E) 800,828 shares of Company Common Stock issuable pursuant to outstanding Company Phantom Unit Awards and (F) deferred rights in respect of 73,788 shares of Company Common Stock under the Company’s Amended and Restated Directors’ Deferred Compensation Plan, (iv) 2,596,217 shares of Company Common Stock reserved for future issuance under the Company Equity Plans, (v) 886,858 shares of Company Common Stock that are reserved for future issuance under the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan, (vi) 4,832,417 shares of Company Common Stock that are reserved for future issuance under the Company ESPP and (vii) 1,790,713 shares of Company Common Stock that are reserved for future issuance under the Company’s Employee Savings Plan. All outstanding equity securities of the Company are, and all shares of Company Common Stock issuable pursuant to Company Equity Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b)            Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding Company Equity Awards, indicating with respect to each, (x) the number of shares of Company Common Stock subject to such Company Equity Award (at “target” performance, in the case of any Company PSU Awards) and (y) the grant price (if applicable). Each Company Equity Award has been issued in compliance with the applicable Company Equity Plans and all applicable Laws. Except as set forth in Section 3.2(a), there are no outstanding subscriptions, options, warrants, phantom stock, stock appreciation, profit participation, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (i) obligating the Company or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such equity interests, (B) grant, extend or enter into any such subscription, option, warrant, phantom stock, stock appreciation, profit participation, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such equity interests, (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of any equity interest of the Company, or (ii) granting any preemptive, antidilutive or rights of first refusal or similar rights with respect to any security issued by the Company or its Subsidiaries.

(c)            Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(d)            There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of equity interests of the Company or any of its Subsidiaries.

(e)            The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, in each case, free and clear of any preemptive rights and any Liens other than Company Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or other similar Laws in any jurisdiction in which such Subsidiary is organized). The Company or a Subsidiary of the Company owns, directly or indirectly, the issued and outstanding shares of capital stock or other equity interests of each Significant JV Entity set forth on Section 3.2(e) of the Company Disclosure Schedule, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act), free and clear of preemptive rights and any Liens other than Company Permitted Liens. Except for equity interests in the Company’s Subsidiaries and the Significant JV Entities, and except as set forth in Section 3.2(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) beneficially owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person), (ii) has any obligation to acquire any such equity interest, security, right, agreement or commitment or (iii) has any obligation to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(f)             Excluding any accrued but unpaid dividends in respect of the Company Preferred Stock arising from and after February 14, 2024 and in respect of Company Common Stock underlying any outstanding Company Equity Award, there are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock or Company Preferred Stock.

Section 3.3            Authority; Noncontravention.

(a)            The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by holders of a majority of the shares of Company Common Stock and shares of Company Preferred Stock (on an as-converted basis), voting as a single class (the “Company Shareholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been approved and duly and validly authorized by the Company Board and, except for the Company Shareholder Approval (assuming the accuracy of the representations and warranties set forth in Section 4.21), no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Company Board has unanimously resolved to recommend that the Company’s shareholders approve this Agreement (the “Company Recommendation”). The Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of each counterparty thereto, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

(b)            No clearances, consents or approvals of, or filings, notifications, notices or registrations with, any Governmental Entity are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the transactions contemplated by this Agreement, except for, subject to the accuracy of the representations and warranties of Parent and Merger Subs in Section 4.3(b), (A) the filing with the SEC of a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the matters submitted to the shareholders of the Company at a meeting of such holders for the purpose of approving this Agreement and the Mergers (including any adjournment or postponement thereof, the “Company Shareholders’ Meeting”) and relating to the matters submitted to Parent’s shareholders at a meeting of such holders for the purpose of approving the Share Issuance (including any adjournment or postponement thereof, the “Parent Shareholders’ Meeting”) and other filings required under federal or state securities Laws, (B) the filing of the Merger Documents with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware, (C) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the New York Stock Exchange (the “NYSE”), (D) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (E) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not have, individually or in the aggregate, a Company Material Adverse Effect or materially delay consummation of the Mergers.

(c)            The execution and delivery by the Company of this Agreement do not and, assuming (x) the Company Shareholder Approval is obtained, (y) the MVP Approval is obtained and (z) the other assumptions identified in Section 3.3(c) of the Company Disclosure Schedule (collectively, clauses (x), (y) and (z) are referred to as the “Specified Assumptions”), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own, operate or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, tariff, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) other than Company Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of the Company or any of its Subsidiaries or (iii) other than the approvals, filings or registrations identified in Section 3.3(b), conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4            Reports and Financial Statements.

(a)            The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2022 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 (the “Securities Act”), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Company SEC Documents as of a later date (but before the date of this representation) will be deemed to modify information as of an earlier date. There are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the Company SEC Documents, and to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.

(b)            The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c)            Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

Section 3.5            Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act as of December 31, 2023, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

Section 3.6            No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2023 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents, (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, (c) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and (d) for liabilities and obligations that have been discharged or paid in full, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), other than those that would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7            Compliance with Law; Permits.

(a)            The Company and its Subsidiaries are, and in the past three (3) years have been, in compliance with, and are not in default under or in violation of, any applicable federal, state, local or foreign law, statute, act, code, ruling, award, writ, ordinance, rule, regulation, judgment or requirement of any Governmental Entity, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual, alleged or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, waivers, clearances, permissions, qualifications and registrations of or issued or approved by all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in modification, termination, cancellation or revocation thereof, except where the failure to be in full force and effect or any modification, termination, cancellation or revocation thereof would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would reasonably be expected to result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit, or has caused (or would cause) an applicable Governmental Entity to fail or refuse to issue, renew, or extend, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8            Environmental Laws and Regulations. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (a) there are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to a violation of, or liability under, any Environmental Law, (b) except for matters that have been fully resolved with the applicable Governmental Entity, the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws, (c) there has been no release, treatment, storage, disposal, arrangement for or permitting the disposal, transportation, or handling of, exposure of any Person to, or contamination by, Hazardous Materials, including at any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary of the Company, in each case that has given rise to, or would reasonably be expected to give rise to, liability of the Company or any of its Subsidiaries under any Environmental Law, (d) the Company is not party to any order, judgment or decree that imposes any obligation on the Company or any of its Subsidiaries under any Environmental Law, (e) for the past three (3) years, the Company and its Subsidiaries have not received any written notice or formal request for information relating to a violation of, or liability under, any Environmental Law, and (f) the Company and its Subsidiaries have not assumed, undertaken, provided an indemnity with respect to or otherwise become subject to the liability of any other Person under Environmental Law.

Section 3.9            Employee Benefit Plans.

(a)            Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. The Company has made available to Parent or filed with the SEC prior to the date hereof copies of each material Company Benefit Plan and related material documentation and correspondence. The Company has also made available to Parent copies of calculations prepared in respect of Section 280G of the Code with respect to any “disqualified individual” (within the meaning of Section 280G of the Code).

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) or other breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service as to its qualified status, or may rely upon a favorable opinion or advisory letter from the Internal Revenue Service for a prototype plan and, no fact or event has occurred that would reasonably be expected to adversely affect such qualified status of any such Company Benefit Plan and (iv) neither the Company nor any of its Subsidiaries have incurred any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could reasonably be expected to result in the imposition of any such Tax or penalty.

(c)            No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any liability or obligation to provide, health, medical or other welfare benefits after retirement or other termination of employment, other than (i) health care continuation coverage as required be Section 601 et seq. of ERISA or Section 4980B of the Code (“COBRA”) or any similar state Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) under an employment agreement or severance agreement, plan or policy requiring the Company to pay or subsidize COBRA premiums for a terminated employee or the employee’s beneficiaries for a period of twelve (12) or fewer months following such employee’s termination.

(d)            No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to or have any current or contingent liability or obligation (including on account of any of its ERISA Affiliates) with respect to any plan that is or was (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(e)            Except as required under this Agreement, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby will (alone or in conjunction with any other event, including any termination of employment on or following the Closing) (i) entitle any Company Service Provider to any material compensation or benefit, (ii) materially increase the amount of any of the foregoing due to any Company Service Provider, (iii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or (iv) restrict the ability of the Company to merge, amend or terminate any Company Benefit Plan.

(f)             The Company has no current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes pursuant to Sections 4999 or 409A of the Code.

Section 3.10            Absence of Certain Changes or Events.

(a)            From the Balance Sheet Date through the date of this Agreement, the businesses of the Company, its Subsidiaries and, to the knowledge of the Company, the Significant JV Entities have been conducted in all material respects in the ordinary course of business.

(b)            From the Balance Sheet Date through the date of this Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect.

(c)            From the date of this Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect.

Section 3.11            Investigations; Litigation. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no investigation, audit or review pending (or, to the knowledge of the Company, threatened in writing) by any Governmental Entity with respect to the Company, any of its Subsidiaries or, to the knowledge of the Company, any Significant JV Entity, (b) there are no, and within the past two (2) years have been no, actions, suits, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of law pending (or, to the knowledge of the Company, threatened in writing) by any Governmental Entity against or affecting the Company, any of its Subsidiaries, or any of their respective properties, (c) there are no, and within the past two (2) years have been no, orders, judgments or decrees of, or before, any Governmental Entity against the Company or any of its Subsidiaries, (d) to the knowledge of the Company, there are no actions, suits, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of law pending or threatened in writing by any Governmental Entity against any Significant JV Entity or any of their respective properties and (e) to the knowledge of the Company, there are no orders, judgments or decrees of, or before, any Governmental Entity against any Significant JV Entity.

Section 3.12            Information Supplied. None of the information provided (or to be provided) in writing by or on behalf of the Company or its Subsidiaries specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement/Prospectus will, on the date it is first mailed or made available to the Company’s shareholders and Parent’s shareholders and at the time of the Company Shareholders’ Meeting and the Parent Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus and the Registration Statement (solely with respect to the portion thereof based on information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference therein, but excluding any portion thereof based on information supplied by Parent for inclusion or incorporation by reference therein, with respect to which no representation is made by the Company or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus that were not specifically supplied in writing by or on behalf of the Company for inclusion or incorporation by reference therein.

Section 3.13            Regulatory Matters.

(a)            None of the Company, its Subsidiaries or any Significant JV Entity is a holding company or a gas utility company as defined in the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453, and the regulations promulgated by the Federal Regulatory Commission (“FERC”) thereunder (“PUHCA”).

(b)            Neither the Company nor any of its Subsidiaries nor any Significant JV Entity is a public utility under the Federal Power Act, 16 U.S.C. §§ 791a-825r and the regulations promulgated by the FERC thereunder (the “FPA”) or an electric utility company under PUHCA.

(c)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all filings required to be made by the Company, any of its Subsidiaries or a Significant JV Entity during the three (3) years preceding the date hereof, with the FERC under the Natural Gas Act (“NGA”) or the Natural Gas Policy Act (“NGPA”) implemented by the FERC and the regulations promulgated by the FERC thereunder, with the Pipeline and Hazardous Materials Safety Administration of the Department of Transportation (“PHMSA”), the Department of Energy, or any applicable state public utility commission or department, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 3.14           Tax Matters.

(a)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(i)            All Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) have been duly and timely filed (taking into account extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) (in each case, whether or not shown as due and payable on such filed Tax Returns, but excluding any Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) have been timely paid in full. All withholding Tax and Tax deposit requirements imposed on or with respect to the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) have been satisfied in full, and the Company and its Subsidiaries (and, to the knowledge of the Company, any of the Significant JV Entities) have complied in all respects with all information reporting (and related withholding) and record retention requirements.

(ii)           There is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities).

(iii)          There is no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) for any Taxes that has been asserted, proposed or threatened in writing by any Governmental Entity. There are no examinations, audits or proceedings pending or threatened in writing regarding any Taxes of the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities).

(iv)            Neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) is a party to any Tax allocation, sharing or indemnity contract or arrangement (not including (A) any agreement or arrangement solely between or among the Company and/or any of its Subsidiaries (and/or, to the knowledge of the Company, any of the Significant JV Entities), (B) any customary Tax sharing or indemnification provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax or (C) that certain Tax Matters Agreement, dated as of November 12, 2018, by and between Parent and the Company).

(v)             Neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) has (x) been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. law) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was Parent, the Company or any of their respective Subsidiaries) or (y) any material liability for Taxes of any Person (other than Parent, the Company or any of their respective Subsidiaries, or, to the knowledge of the Company, any of the Significant JV Entities) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(vi)            Neither the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

(vii)           Neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code or any similar provision of state, local or non-U.S. Law) (A) in the two (2) years prior to the date of this Agreement or (B) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(viii)          No written claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) does not currently file a Tax Return that it is or may be subject to any Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities).

(ix)            Neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) has requested, has received or is subject to any written ruling of a Governmental Entity that will be binding on it for any taxable period ending after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law).

(x)            There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities), except for Company Permitted Liens.

(b)           The Company is, and has been since formation, properly classified for U.S. federal income tax purposes as a corporation.

(c)           Neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.15         Employment and Labor Matters.

(a)            Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”). In the past three (3) years, to the knowledge of the Company, there have been no union organizing activities or demands of any union or other labor organization for recognition or certification pending or threatened in writing against the Company or any of its Subsidiaries. There is, and in the last three (3) years there has been, no labor strike, dispute, lockout, slowdown or stoppage, material unfair labor practice complaint, material labor grievance or material labor arbitration pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries.

(b)            The Company and each of its Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws (the “WARN Act”)), affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance, except for noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)            To the knowledge of the Company, no material claims of sexual or other harassment are pending against any officer of Company or any of its Subsidiaries in connection with his or her employment with the Company or its applicable Subsidiary.

Section 3.16         Intellectual Property.

(a)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Company Permitted Liens, all Intellectual Property rights necessary to their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).

(b)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the knowledge of the Company, threatened in writing claims by any person alleging infringement, misappropriation or other violation by the conduct of the business of the Company or any of its Subsidiaries of any Intellectual Property rights of any person, (ii) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of the Company’s or any its Subsidiaries’ rights to or in connection with the Company Intellectual Property, and (iv) to the knowledge of the Company, no person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(c)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained (i) commercially reasonable measures designed to protect the confidentiality, integrity and security of the Company’s IT Assets (and all information stored therein); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.

(d)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, within the past three (3) years, the Company and its Subsidiaries have been in compliance with all Data Security Requirements. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there have been no Security Incidents with respect to any IT Assets, material trade secret rights in confidential ideas, know-how, concepts, methods, processes, source code and data (collectively, “Trade Secrets”), or Personal Information owned, held, or processed by or on behalf of the Company or any of its Subsidiaries.

Section 3.17         Real Property.

(a)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) either the Company or a Subsidiary of the Company has defensible title to the material real property necessary for the material operations of the Company or any of its Subsidiaries owned by the Company or any Subsidiary (such real property owned in fee collectively, the “Company Owned Real Property”) and (ii) either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each material lease, sublease or other agreement under which the Company or any of its Subsidiaries leases, uses or occupies or otherwise has the right to use or occupy any material real property necessary for the material operations of the Company or any of its Subsidiaries (any property subject to such lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases”), in each case as to Company Owned Real Property and Company Real Property Leases, free and clear of all Liens other than any Company Permitted Liens, and other than any conditions, encroachments, easements, Rights-of-Way, restrictions and other encumbrances that (x) do not materially adversely affect the Company’s use of the real property subject thereto (as used as of the date of this Agreement) in the operation of its business or (y) are Company Permitted Encumbrances. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Company Real Property Lease is valid, binding and in full force and effect sufficient for the Company’s use of such Company Real Property Lease in accordance with its terms, subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (subclauses (i) and (ii), the “Remedies Exceptions”), (B) the Company has received no written notice of uncured defaults of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, existing under any Company Real Property Lease or any material restrictive covenants affecting the Company Owned Real Property, and (C) no event has occurred or circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a material breach or material default under a Company Real Property Lease or any material restrictive covenants affecting the Company Owned Real Property.

(b)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect or constitute a Company Permitted Encumbrance or Company Permitted Lien, (i) there are no material leases, subleases, licenses, rights or other agreements affecting any portion of the Company Owned Real Property or the Company Leased Real Property that would reasonably be expected to prohibit all beneficial use or purpose as of the date of this Agreement of such Company Owned Real Property or Company Leased Real Property by the Company or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among the Company and its Subsidiaries or among the Company’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party that would completely divest the Company or its Subsidiaries of any Company Owned Real Property that would reasonably be expected to materially adversely affect the use of Company Owned Real Property (as used as of the date of this Agreement) by the Company or its Subsidiaries in the aggregate or substantially impair operation of its business thereon, and (iii) neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of Company Owned Real Property or Company Leased Real Property that would reasonably be expected to materially adversely affect the use of such Company Owned Real Property or Company Leased Real Property (as used as of the date of this Agreement) by the Company or its Subsidiaries in the normal course of operation of its business thereon.

(c)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect or constitute a Company Permitted Encumbrance or Company Permitted Lien, (i) each of the Company and its Subsidiaries has defensible title to such Rights-of-Way or other interest that are necessary for the Company and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated, and each such Right-of-Way is valid and free and clear of all Liens (other than Company Permitted Liens and Company Permitted Encumbrances); (ii) the Company and its Subsidiaries conduct their businesses in a manner that on the whole does not violate any material terms of the Rights-of-Way in any material respect; and (iii) neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, there does not exist, the occurrence of any ongoing uncured event or circumstance that allows, or after the giving of notice or the passage of time, or both, would allow the material limitation, revocation or termination of any Right-of-Way.

(d)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, there does not exist, threatened, condemnation or eminent domain investigations, actions, suits or proceedings (whether administrative or judicial) that would, or would reasonably be expected to, adversely affect any Right-of-Way, Company Owned Real Property or Company Leased Real Property.

Section 3.18         Insurance. The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as the Company believes to be customary for the industries in which it and its Subsidiaries operate. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of any pending or, to the knowledge of the Company, threatened cancellation with respect to any such insurance policy, in each case, other than in the ordinary course of business, and each of its Subsidiaries is in compliance with all conditions contained therein.

Section 3.19         Opinion of the Company’s Financial Advisors. The Company Board has received separate opinions of the Company’s financial advisors, Barclays Capital Inc. and Citigroup Global Markets Inc., to the effect that, as of the date of such opinions and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than, as applicable, Parent, Merger Subs and their respective Affiliates). The Company shall, promptly following receipt thereof by the Company Board, furnish an accurate and complete copy of such opinions to Parent on a non-reliance basis and solely for informational purposes.

Section 3.20         Material Contracts.

(a)            Except for this Agreement, the Company Benefit Plans and any agreements filed as exhibits to the Company SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries (or, to the knowledge of the Company, any of the Significant JV Entities) is a party to or bound by:

(i)             any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)            any Contract that (A) imposes or purports to impose, any material restriction or prohibition on the right, ability, manner or locations of the Company, any of its Subsidiaries or any Significant JV Entity to compete with any other person or acquire or dispose of the securities of any other person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of the Company, its Subsidiaries or any Significant JV Entity in a material manner;

(iii)            any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness or other financing or capital lease of the Company, its Subsidiaries or any Significant JV Entity in an amount in excess of $25 million;

(iv)            any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its Subsidiaries or among the Company’s Subsidiaries;

(v)            any Contract obligating the Company and/or its Subsidiaries to incur annual capital expenditures in excess of $50 million;

(vi)            any Contract expressly limiting or restricting the ability of the Company, any of its Subsidiaries or any Significant JV Entity to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

(vii)           any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations, that could reasonably be expected to result in payments after the date hereof by the Company, any of its Subsidiaries or any Significant JV Entity in excess of $100 million;

(viii)          any Labor Agreement;

(ix)            any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity in excess of $10 million;

(x)             each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, businesses, equity interests, rights requiring annual payments by the Company, its Subsidiaries or the Significant JV Entities in excess of $50 million, in each case other than Company Midstream Contracts;

(xi)            each Contract that provides for the purchase or sale by Company or any of its Subsidiaries of hydrocarbons, produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending, disposal or similar midstream services (including hydrocarbon or water gathering, processing, treating, handling, disposal, recycling, redelivery, balancing, purchase, sale, fractionation, transportation, interconnection or similar agreements) for which the material firm service or capacity terms provide for, in each case, annual payments after the date hereof by the Company or any of its Subsidiaries in excess of $50 million, or annual revenues after the date hereof to the Company or any of its Subsidiaries in excess of $20 million (collectively, the “Company Midstream Contracts”); and

(xii)            any material lease or sublease with respect to a Company Leased Real Property, other than capacity leases and storage leases, in each case, entered into in the ordinary course of business and that during the twelve months ended December 31, 2023 individually required, or is reasonably expected in the future to require, annual revenues or payments by the Company and its Subsidiaries in excess of $25 million.

All contracts of the types referred to in clauses (i) through (xiii) above are referred to herein as “Company Material Contracts” and have been made available to Parent. “Contract” means any agreement, contract, obligation, promise, understanding, commitment, lease, license, sublicense, warranty or undertaking (whether written or oral) that is legally binding.

(b)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and (subject to the Specified Assumptions) no event has occurred that, with or without notice or lapse of time or both, would constitute a material breach of or material default under, or otherwise give rise to, a right of termination, cancellation or acceleration of any material obligation under any Company Material Contract, or any unsatisfied or uncured, outstanding and permanent (i) material curtailment, (ii) dedication release or (iii) volumetric commitment reduction, in each case of clauses (i) through (iii), due to a material default of a Company Midstream Contract. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 3.21         Finders or Brokers. Except for Barclays Capital Inc. and Citigroup Global Markets Inc., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers. Section 3.21 of the Company Disclosure Schedule sets forth the amount of fees payable by or on behalf of the Company and its Subsidiaries to Barclays Capital Inc. and Citigroup Global Markets Inc.

Section 3.22         Related Party Transactions. Neither the Company nor any of its Subsidiaries is party to any transaction or arrangement with any (a) present or former Company Executive Officer, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of capital stock of the Company or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing persons described in clauses (a) or (b) (but only, with respect to the persons in clause (b), to the knowledge of the Company), which, in each case, would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Section 3.23         Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated by this Agreement all potentially applicable state anti-takeover statutes or regulations (including the applicable provisions of Subchapter D, Subchapter E, Subchapter F, Subchapter G, Subchapter H and Subchapter I of Chapter 25 of the PBCL) and any similar provisions in the Company Organizational Documents. There is no shareholder rights plan in effect, to which the Company is a party or otherwise bound.

Section 3.24         Personal Property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(a)            the Company or a Subsidiary of the Company has defensible title to, or holds by a valid, enforceable and existing lease or license, all of the hydrocarbon and/or water gathering, processing, transportation, storage, handling, disposal or other pipelines and facilities that are owned, leased or licensed by the Company or a Subsidiary of the Company and that are necessary for the operations of the Company or any of its Subsidiaries as conducted as of the date of this Agreement (collectively, the “Company Personal Property”), free and clear of all Liens other than any Company Permitted Liens and Company Permitted Encumbrances;

(b)            to the knowledge of the Company, during the period Company has owned and operated the Company Personal Property, the Company Personal Property has been (i) constructed, owned, maintained and operated in a good and workmanlike manner by the Company and its Subsidiaries as a reasonable and prudent operator in accordance with customary practices in the Appalachian oil and gas and water services industries and (ii) in material compliance with all applicable Law and Company Permits in effect at the time of such operation, and have only been used in compliance with Company Permits; and

(c)            the Company Personal Property, together with the other assets of the Company and its Subsidiaries, are sufficient for, and constitute all of the material rights, property and assets necessary for, the current conduct of the business of the Company and its Subsidiaries.

Section 3.25         Escheat and Unclaimed Property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries (and, to the knowledge of the Company, each of the Significant JV Entities) is in compliance with escheat and unclaimed property laws.

Section 3.26         No Additional Representations.

(a)            The Company acknowledges that none of Parent or Merger Subs makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by Parent or Merger Subs to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that none of Parent or Merger Subs makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to the Company (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (ii) the future business and operations of Parent and its Subsidiaries, and the Company has not relied on such information or any other representation or warranty not set forth in Article IV.

(b)            The Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Parent and its Subsidiaries and acknowledges that the Company has been provided access for such purposes. Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent or Merger Subs to the Company in accordance with the terms hereof, in entering into this Agreement, the Company has relied solely upon its independent investigation and analysis of Parent and Parent’s Subsidiaries, and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent, its Subsidiaries, or any of their respective affiliates, shareholders, unitholders, stockholders, controlling persons or representatives that are not expressly set forth in Article IV or in any certificate delivered by Parent or Merger Subs to the Company in accordance with the terms hereof, whether or not such representations, warranties or statements were made in writing or orally. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent or Merger Subs to the Company: (i) Parent and Merger Subs do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the transactions contemplated hereby and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Subs to the Company in accordance with the terms hereof, (ii) no person has been authorized by Parent or Merger Subs to make any representation or warranty relating to themselves or their business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties of Parent or Merger Subs unless any such materials or information is the subject of any express representation or warranty set forth in Article IV.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as disclosed in (a) the Parent SEC Documents (excluding any disclosures set forth in any such Parent SEC Document under the heading “Risk Factors” or in any section disclaiming forward-looking statements, in each case, other than historical facts contained therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, however, that nothing disclosed in the Parent SEC Documents shall be deemed disclosed for purposes of Section 4.2, Section 4.10(b) and Section 4.10(c)), or (b) the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representations, warranties or covenants if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Parent and Merger Subs represent and warrant to the Company as follows:

Section 4.1         Qualification, Organization, Subsidiaries, etc.

(a)            Each of Parent, Merger Sub, LLC Sub and their respective Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be so qualified, in good standing or have such power or authority would not have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Merger Sub, LLC Sub and their respective Subsidiaries is duly licensed or qualified to do business, and is in good standing as a foreign entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such licensing or qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)            Parent has made available to the Company prior to the date of this Agreement true and complete copies of the Restated Articles of Incorporation and Amended and Restated Bylaws of Parent (the “Parent Organizational Documents”), in each case, as amended through the date of this Agreement, and true and complete copies of the certificate of incorporation, certificate of limited partnership, certificate of formation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents of each significant Subsidiary (as defined under Regulation S-X of the SEC) of Parent, as amended through the date of this Agreement. All such Parent Organizational Documents and organizational documents of each significant Subsidiary of Parent are in full force and effect and Parent and its Subsidiaries are not in violation of any of their provisions in any material respect.

Section 4.2         Capital Stock.

(a)            The authorized capital stock of Parent consists of 640,000,000 Parent Shares, without par value, and 3,000,000 shares of preferred stock (“Parent Preferred Stock”). As of March 8, 2024, there were (i) 440,720,923 Parent Shares issued and outstanding, (ii) zero shares of Parent Preferred Stock, (iii) 6,052,656 Parent Shares issuable pursuant to outstanding Parent equity awards (assuming “target” performance in the case of any Parent performance-based equity awards) and (iv) 11,947,033 Parent Shares that are reserved for the grant of additional awards under the shareholder approved equity incentive plans of Parent. All outstanding equity securities of Parent are, and all Parent Shares issuable pursuant to Parent equity awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(b)            Section 4.2(b) of the Parent Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding Parent equity awards, indicating with respect to each, the number of Parent Shares subject to such Parent equity award. Except as set forth in Section 4.2(a), there are no outstanding subscriptions, options, warrants, phantom stock, stock appreciation, profit participation, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Parent or any of its Subsidiaries is a party (i) obligating Parent or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any Parent Shares or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such Parent Shares or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, phantom stock, stock appreciation, profit participation, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such Parent Shares or other equity interests, (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of Parent Shares or other equity interests of Parent, or (ii) granting any preemptive, antidilutive or rights of first refusal or similar rights with respect to any security issued by Parent or its Subsidiaries.

(c)            Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

(d)            There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of equity securities of Parent or any of its Subsidiaries.

(e)            As of the date of this Agreement, all of the issued and outstanding equity interests of Merger Sub and LLC Sub are validly issued and outstanding. All of the issued and outstanding equity interests of Merger Sub are, and at the Effective Time will be, and all of the issued and outstanding equity interests of LLC Sub are, and at the effective time of the Second Merger will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub and LLC Sub have no outstanding option, warrant, right or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub or LLC Sub. Merger Sub and LLC Sub have not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.

(f)            When issued pursuant to the terms hereof, all outstanding Parent Shares constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Parent has, and at Closing shall have, sufficient duly authorized Parent Shares to enable it to issue the Merger Consideration.

(g)            Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Parent Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or other similar Laws in any jurisdiction in which such Subsidiary is organized) and free of preemptive rights. Except for equity interests in Parent’s Subsidiaries and except as set forth in Section 4.2(g) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries (i) beneficially owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person), (ii) has any obligation to acquire any such equity interest, security, right, agreement or commitment or (iii) has any obligation to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(h)            Except as set forth on Section 4.2(h) of the Parent Disclosure Schedule, there are no accrued and unpaid dividends with respect to any outstanding Parent Shares.

Section 4.3         Authority; Noncontravention.

(a)            Each of Parent and Merger Subs has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Parent Shareholder Approval, to consummate the transactions contemplated hereby. Subject to obtaining the Parent Shareholder Approval, this Agreement and the transactions contemplated hereby, including the Mergers and the Share Issuance, have been authorized by all necessary corporate action by Parent. The Parent Board has unanimously (i) determined that it is in the best interests of Parent and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by Parent of this Agreement and the transactions contemplated hereby, including the Mergers and the Share Issuance in connection with the transactions contemplated by this Agreement, (iii) directed that the Share Issuance be submitted to the shareholders of Parent for approval and (iv) resolved to recommend that Parent’s shareholders approve the Share Issuance (the “Parent Recommendation”). This Agreement has been duly and validly executed and delivered by Parent and Merger Subs and, assuming this Agreement constitutes the legal, valid and binding agreement of the counterparty thereto, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Subs and is enforceable against Parent and Merger Subs in accordance with its terms.

(b)            No clearances, consents or approvals of, or filings, notifications, notices or registrations with, any Governmental Entity are necessary in connection with (i) the execution and delivery by Parent and Merger Subs of this Agreement or (ii) the consummation by Parent or Merger Subs of the transactions contemplated by this Agreement, except for, subject to the accuracy of the representations and warranties of the Company in Section 3.3(b), (A) the filing with the SEC of the registration statement on Form S-4 by Parent in connection with Share Issuance, in which the Proxy Statement/Prospectus will be included (as amended or supplemented from time to time, the “Registration Statement”) and other filings required under federal or state securities Laws, (B) the filing of the Merger Documents with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware, (C) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (D) compliance with the applicable requirements of the HSR Act, and (E) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not have, individually or in the aggregate, a Parent Material Adverse Effect or materially delay consummation of the Mergers.

(c)            The execution and delivery by Parent and Merger Subs of this Agreement do not and, assuming the Parent Shareholder Approval is obtained, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own, operate or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, tariff, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Liens other than Parent Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of Parent or any of its Subsidiaries or (iii) other than the approvals, filings or registrations identified in Section 4.3(b), conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4         Reports and Financial Statements.

(a)            Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2022 (all such documents and reports filed or furnished by Parent or any of its Subsidiaries, the “Parent SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Parent SEC Documents as of a later date (but before the date of this representation) will be deemed to modify information as of an earlier date. There are no outstanding or unresolved comments received by Parent from the SEC with respect to any of the Parent SEC Documents, and to the knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b)            The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c)            Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.

Section 4.5         Internal Controls and Procedures. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the management of Parent as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Management of Parent has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act as of December 31, 2023, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Parent has disclosed to Parent’s auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Company prior to the date hereof.

Section 4.6         No Undisclosed Liabilities. Except (a) as reflected or reserved against in Parent’s consolidated balance sheet as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents, (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, (c) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and (d) for liabilities and obligations that have been discharged or paid in full, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), other than those that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.7         Compliance with Law; Permits.

(a)            Parent and its Subsidiaries are, and in the past three (3) years have been, in compliance with, and are not in default under or in violation of, any applicable Law, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2022, neither Parent nor any of its Subsidiaries has received any written notice or, to Parent’s knowledge, other communication from any Governmental Entity regarding any actual, alleged or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)            Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, waivers, clearances, permissions, qualifications and registrations of or issued or approved by all applicable Governmental Entities, and all rights under any Parent Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in modification, termination, cancellation or revocation thereof, except where the failure to be in full force and effect or any modification, termination, cancellation or revocation thereof would not have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would reasonably be expected to result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Entity to fail or refuse to issue, renew or extend, any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.8         Environmental Laws and Regulations. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect: (a) there are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries relating to a violation of, or liability under, any Environmental Law, (b) except for matters that have been fully resolved with the applicable Governmental Entity, Parent and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Parent Permits required under Environmental Laws, (c) there has been no release, treatment, storage, disposal, arrangement for or permitting the disposal, transportation, or handling of, exposure of any Person to, or contamination by, Hazardous Materials, including at any real property currently or, to the knowledge of Parent, formerly owned, leased or operated by Parent or any Subsidiary of Parent, in each case so that has given rise to, or would reasonably be expected to give rise to, liability of Parent or any of its Subsidiaries under any Environmental Law, (d) Parent is not party to any order, judgment or decree that imposes any obligation on Parent or any of its Subsidiaries under any Environmental Law, (e) for the past three (3) years, Parent and its Subsidiaries have not received any written notice or formal request for information relating to a violation of, or liability under, any Environmental Law, and (f) Parent and its Subsidiaries have not assumed, undertaken, provided an indemnity with respect to or otherwise become subject to the liability of any other Person under Environmental Law.

Section 4.9         Employee Benefit Plans.

(a)            Section 4.9(a) of the Parent Disclosure Schedule lists all material Parent Benefit Plans. Parent has made available to the Company or filed with the SEC prior to the date hereof copies of each material Parent Benefit Plan and related material documentation and correspondence.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each Parent Benefit Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) or other breach of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan, (iii) each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service as to its qualified status, or may rely upon a favorable opinion or advisory letter from the Internal Revenue Service for a prototype plan and no fact or event has occurred that would reasonably be expected to adversely affect such qualified status of any such Parent Benefit Plan and (iv) neither Parent nor any of its Subsidiaries have incurred (whether or not assessed) any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could reasonably be expected to result in the imposition of any such material Tax or penalty.

(c)            No Parent Benefit Plan provides, and neither Parent nor any of its Subsidiaries has any liability or obligation to provide, health, medical or other welfare benefits after retirement or other termination of employment, other than (i) health care continuation coverage as required be Section 601 et seq. of ERISA or COBRA or any similar state Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) under an employment agreement or severance agreement, plan or policy requiring Parent to pay or subsidize COBRA premiums for a terminated employee or the employee’s beneficiaries for a period of twelve (12) or fewer months following such employee’s termination. Neither Parent nor any of its Subsidiaries have incurred (whether or not assessed) any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could reasonably be expected to result in the imposition of any such material Tax or penalty.

(d)            No Parent Benefit Plan is, and neither Parent nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to or have any current or contingent liability or obligation (including on account of any of its ERISA Affiliates) with respect to any plan that is or was (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(e)            Except as required under this Agreement, none of the execution, delivery or performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby will (alone or in conjunction with any other event, including any termination of employment on or following the Closing) (i) entitle any Parent Service Provider to any compensation or benefit (whether in cash, property or the vesting of property) or increase the amount of any of the foregoing due to any Parent Service Provider, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation, (iii) require a contribution by the Parent to any Parent Benefit Plan or (iv) restrict the ability of the Parent to merge, amend or terminate any Parent Benefit Plan.

(f)            Parent has no current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes pursuant to Sections 4999 or 409A of the Code.

Section 4.10         Absence of Certain Changes or Events.

(a)            From the Balance Sheet Date through the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course of business.

(b)            From the Balance Sheet Date through the date of this Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect.

(c)            From the date of this Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.11         Investigations; Litigation. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there is no investigation, audit or review pending (or, to the knowledge of Parent, threatened in writing) by any Governmental Entity with respect to Parent or any of its Subsidiaries, (b) there are no, and within the past two (2) years have been no, actions, suits, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of law pending (or, to the knowledge of Parent, threatened in writing) against or affecting Parent or any of its Subsidiaries, or any of their respective properties and (c) there are no, and within the past two (2) years have been no, orders, judgments or decrees of, or before, any Governmental Entity against Parent or any of its Subsidiaries.

Section 4.12         Information Supplied. None of the information provided (or to be provided) in writing by or on behalf of Parent or its Subsidiaries specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement/Prospectus will, on the date it is first mailed or made available to Parent’s shareholders and the Company’s shareholders and at the time of the Parent Shareholders’ Meeting and Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus and the Registration Statement (solely with respect to the portion thereof based on information supplied by Parent or its Subsidiaries for inclusion or incorporation by reference therein, but excluding any portion thereof based on information supplied by the Company for inclusion or incorporation by reference therein, with respect to which no representation is made by Parent or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus that were not specifically supplied in writing by or on behalf of Parent for inclusion or incorporation by reference therein.

Section 4.13         Regulatory Matters.

(a)            None of Parent or its Subsidiaries is, or has been in the past three (3) years, a holding company, a gas utility company, an electric utility company, or a public-utility company as defined in PUHCA.

(b)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, all filings required to be made by Parent or any of its Subsidiaries during the three (3) years preceding the date hereof, with the FERC under the NGA or NGPA, PHMSA, the Department of Energy or any applicable state public utility commission or department, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.14         Tax Matters.

(a)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)             All Tax Returns required to be filed by or on behalf of Parent or any of its Subsidiaries have been duly and timely filed (taking into account extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Parent or any of its Subsidiaries (whether or not shown as due and payable on such filed Tax Returns, but excluding any Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) have been timely paid in full. All withholding Tax and Tax deposit requirements imposed on or with respect to Parent or any of its Subsidiaries have been satisfied in full, and Parent and its Subsidiaries have complied in all respects with all information reporting (and related withholding) and record retention requirements.

(ii)             There is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by Parent or any of its Subsidiaries.

(iii)            There is no outstanding claim, assessment or deficiency against Parent or any of its Subsidiaries for any Taxes that has been asserted, proposed or threatened in writing by any Governmental Entity. There are no examinations, audits or proceedings pending or threatened in writing regarding any Taxes of Parent or any of its Subsidiaries.

(iv)            Neither Parent nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity contract or arrangement (not including (A) any agreement or arrangement solely between or among Parent and/or any of its Subsidiaries, (B) any customary Tax sharing or indemnification provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax or (C) that certain Tax Matters Agreement, dated as of November 12, 2018, by and between Parent and the Company).

(v)            Neither Parent nor any of its Subsidiaries has (x) been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. law) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was Parent or any of its Subsidiaries) or (y) any material liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(vi)            Neither Parent or any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations §1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

(vii)           Neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code or any similar provision of state, local or non-U.S. Law) (A) in the two (2) years prior to the date of this Agreement or (B) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(viii)          No written claim has been made by any Governmental Entity in a jurisdiction where Parent or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by Parent or any of its Subsidiaries.

(ix)            Neither Parent nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Entity that will be binding on it for any taxable period ending after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law).

(x)             There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries, except for Parent Permitted Liens.

(b)            Each of Parent and Merger Sub is, and has been since formation, properly classified for U.S. federal income tax purposes as a corporation. Each of EQT Holdings and LLC Sub is, and has been since formation, properly classified for U.S. federal income tax purposes as an entity disregarded as separate from Parent.

(c)            Neither Parent nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15         Employment and Labor Matters.

(a)            Neither Parent nor any of its Subsidiaries is a party to any Labor Agreement. In the past three (3) years, to the knowledge of Parent, there have been no union organizing activities or demands of any union or other labor organization for recognition or certification pending or threatened in writing against Parent or any of its Subsidiaries. There is, and in the last three (3) years there has been no, labor strike, dispute, lockout, slowdown or stoppage, material unfair labor practice complaint, material labor grievance or material labor arbitration or, to the knowledge of Parent, threatened in writing against or affecting Parent or any of its Subsidiaries.

(b)            Parent and each of its Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance, except for noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)            To the knowledge of the Parent, no material allegations of harassment, discrimination, or retaliation are pending against any employee of any employee of Parent or any of its Subsidiaries.

Section 4.16         Intellectual Property.

(a)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Parent Permitted Liens, all Intellectual Property rights necessary to their respective businesses as currently conducted (collectively, the “Parent Intellectual Property”).

(b)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or, to the knowledge of Parent, threatened in writing claims by any person alleging infringement, misappropriation or other violation by the conduct of the business of Parent or any of its Subsidiaries of any Intellectual Property rights of any person, (ii) to the knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any person, (iii) neither Parent nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Parent’s or any its Subsidiaries’ rights to or in connection with Parent Intellectual Property, and (iv) to the knowledge of Parent, no person is infringing, misappropriating or otherwise violating any Parent Intellectual Property.

(c)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries have implemented and maintained (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of Parent’s IT Assets (and all information stored therein); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

(d)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, within the past three (3) years, Parent and its Subsidiaries have been in compliance with all Data Security Requirements. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, there have been no Security Incidents with respect to any IT Assets, material Trade Secrets, or Personal Information owned, held, or processed by or on behalf of Parent or any of its Subsidiaries.

Section 4.17         Real Property.

(a)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) either Parent or a Subsidiary of Parent has defensible title to the material real property necessary for the material operations of Parent or any of its Subsidiaries owned by Parent or any Subsidiary (such real property owned in fee collectively, the “Parent Owned Real Property”) and (ii) either Parent or a Subsidiary of Parent has a good and valid leasehold interest in each material lease, sublease or other agreement under which Parent or any of its Subsidiaries leases, uses or occupies or otherwise has the right to use or occupy any material real property necessary for the material operations of Parent or any of its Subsidiaries (any property subject to such lease, sublease or other agreement, the “Parent Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Parent Real Property Leases”), in each case as to Parent Owned Real Property and Parent Real Property Leases, free and clear of all Liens other than any Parent Permitted Liens, and other than any conditions, encroachments, easements, Rights-of-Way, restrictions and other encumbrances that (x) do not materially adversely affect Parent’s use of the real property subject thereto (as used as of the date of this Agreement) in the operation of its business or (y) are Parent Permitted Encumbrances. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (A) each Parent Real Property Lease is valid, binding and in full force and effect sufficient for Parent’s use of such Parent Real Property Lease in accordance with its terms, subject to the limitation of such enforcement by the Remedies Exceptions, (B) Parent has received no written notice of uncured defaults of a material nature on the part of Parent or, if applicable, its Subsidiary or, to the knowledge of Parent, the landlord thereunder, existing under any Parent Real Property Lease or any material restrictive covenants affecting the Parent Owned Real Property, and (C) no event has occurred or circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a material breach or material default under a Parent Real Property Lease or any material restrictive covenants affecting the Parent Owned Real Property.

(b)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect or constitute a Parent Permitted Encumbrance or Parent Permitted Lien, (i) there are no material leases, subleases, licenses, rights or other agreements affecting any portion of Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to prohibit all beneficial use or purpose as of the date of this Agreement of such Parent Owned Real Property or Parent Leased Real Property by Parent or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among Parent and its Subsidiaries or among Parent’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party that would completely divest Parent or its Subsidiaries of any Parent Owned Real Property that would reasonably be expected to materially adversely affect the use of Parent Owned Real Property (as used as of the date of this Agreement) by Parent or its Subsidiaries in the aggregate or substantially impair operation of its business thereon, and (iii) neither Parent nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to materially adversely affect the use of such Parent Owned Real Property or Parent Leased Real Property (as used as of the date of this Agreement) by Parent or its Subsidiaries in the normal course of operation of its business thereon.

(c)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect or constitute a Parent Permitted Encumbrance or Parent Permitted Lien, (i) each of Parent and its Subsidiaries has defensible title to such Rights-of-Way or other interest that are necessary for Parent and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated, and each such Right-of-Way is valid and free and clear of all Liens (other than Parent Permitted Liens and Parent Permitted Encumbrances); (ii) Parent and its Subsidiaries conduct their businesses in a manner that on the whole does not violate any material terms of the Rights-of-Way in any material respect; and (iii) neither Parent nor any of its Subsidiaries has received written notice of, and, to the knowledge of Parent, there does not exist, the occurrence of any ongoing uncured event or circumstance that allows, or after the giving of notice or the passage of time, or both, would allow the material limitation, revocation or termination of any Right-of-Way.

Section 4.18         Insurance. Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as Parent believes to be customary for the industries in which it and its Subsidiaries operate. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has received written notice of any pending or, to the knowledge of Parent, threatened cancellation with respect to any such insurance policy, in each case, other than in the ordinary course of business, and each of Parent and its Subsidiaries is in compliance with all conditions contained therein.

Section 4.19         Material Contracts.

(a)            Except for this Agreement, Parent’s Benefit Plans and any agreements filed as exhibits to Parent SEC Documents, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by:

(i)              any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)             any Contract that (A) imposes or purports to impose, any material restriction or prohibition on the right, ability, manner or locations of Parent or any of its Subsidiaries to compete with any other person or acquire or dispose of the securities of any other person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of Parent or its Subsidiaries in a material manner;

(iii)            any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness or other financing or capital lease of Parent or any of its Subsidiaries in an amount in excess of $25 million;

(iv)            any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between Parent and its Subsidiaries or among Parent’s Subsidiaries;

(v)            any Contract expressly limiting or restricting the ability of Parent or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

(vi)            any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations, that could reasonably be expected to result in payments after the date hereof by Parent or any of its Subsidiaries in excess of $50 million;

(vii)           any Labor Agreement;

(viii)          any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity in excess of $10 million;

(ix)            each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, businesses, equity interests, rights or properties requiring payments by Parent or its Subsidiaries in excess of $25 million; and

(x)             any material lease or sublease with respect to a Parent Leased Real Property, other than capacity leases and storage leases, in each case entered into in the ordinary course of business and that during the twelve months ended December 31, 2023 individually required, or is reasonably expected in the future to require, annual revenues or payments by Parent and its Subsidiaries in excess of $25 million.

All contracts of the types referred to in clauses (i) through (xi) above are referred to herein as “Parent Material Contracts” and have been made available to Parent.

(b)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Subsidiary of Parent is in material breach of or default under the terms of any Parent Material Contract. To the knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract, and no event has occurred that, with or without notice or lapse of time or both, would constitute a material breach of or material default under, or otherwise give rise to, a right of termination, cancellation or acceleration of any material obligation under any Parent Material Contract. Each Parent Material Contract is a valid and binding obligation of Parent or the Subsidiary of Parent which is party thereto and, to the knowledge of Parent, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 4.20         Finders or Brokers. Except for Guggenheim Securities, LLC and RBC Capital Markets, LLC, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

Section 4.21         Related Party Transactions. Neither Parent nor any of its Subsidiaries is party to any transaction or arrangement with any (a) present or former Parent Executive Officer, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of capital stock of the Company or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing persons described in clauses (a) or (b) (but only, with respect to the persons in clause (b), to the knowledge of Parent), which, in each case, would be required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act. None of Parent, Merger Subs or any of their respective “affiliates” or “associates” (as such terms are defined in Section 2552 of the PBCL) has beneficially owned during the three (3) years immediately preceding the date of this Agreement a number of shares that would make it an “interested shareholder” (as such term is defined in Section 2553 of the PBCL) of the Company.

Section 4.22         Takeover Statutes. The action of the Parent Board in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby any state Takeover Laws.

Section 4.23         Oil and Gas Matters.

(a)            Except as would not reasonably be expected to have a Parent Material Adverse Effect, and except for property (i) sold or otherwise disposed of (x) in the ordinary course of business or (y) in compliance with the terms of Section 5.2, in each case, since the date of the reserve reports prepared by Netherland, Sewell & Associations, Inc. (the “Parent Reserve Engineer”) relating to Parent interests referred to therein as of December 31, 2023 (the “Parent Reserve Reports”) or (ii) reflected in the Parent Reserve Reports or in the Parent SEC Documents as having been sold or otherwise disposed of, Parent and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Parent Reserve Reports and in each case as attributable to interests owned by Parent and its Subsidiaries, free and clear of any Liens (except for Parent Permitted Encumbrances and Parent Permitted Liens). For purposes of the foregoing sentence, “good and defensible title” means that Parent’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles Parent (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Parent Reserve Reports of all hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which Parent and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; in each case, to the extent occurring after the date of the Parent Reserve Reports), (2) obligates Parent (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Parent Reserve Reports for such Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown on the Parent Reserve Reports for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties) and (3) is free and clear of all Liens (except for Parent Permitted Encumbrances and Parent Permitted Liens).

(b)            Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect: (i) the factual, non-interpretive data supplied by Parent to the Parent Reserve Engineer relating to Parent interests referred to in the Parent Reserve Reports, by or on behalf of Parent and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Parent and its Subsidiaries in connection with the preparation of the Parent Reserve Reports was, as of the time provided (or modified or amended prior to the issuance of the Parent Reserve Reports), accurate in all respects; (ii) to Parent’s knowledge, any assumptions or estimates provided by Parent’s Subsidiaries to the Parent Reserve Engineer in connection with its preparation of the Parent Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to Parent at the time such assumptions or estimates were made; and (iii) the oil and gas reserve estimates of Parent set forth in the Parent Reserve Reports are derived from reports that have been prepared by the Parent Reserve Engineer, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of Parent and its Subsidiaries at the dates indicated therein and are in accordance with applicable securities Laws applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.24         Escheat and Unclaimed Property. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries is in compliance with escheat and unclaimed property laws.

Section 4.25         No Additional Representations.

(a)            Parent and Merger Subs acknowledge that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by the Company to Parent and/or Merger Subs in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Parent or Merger Subs (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (ii) the future business and operations of the Company and its Subsidiaries, and none of Parent or Merger Subs has relied on such information or any other representation or warranty not set forth in Article III.

(b)            Parent and Merger Subs have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledge that Parent and Merger Subs have been provided access for such purposes. Except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company to Parent and/or Merger Subs in accordance with the terms hereof, in entering into this Agreement, each of Parent and Merger Subs have relied solely upon its independent investigation and analysis of the Company and the Company’s Subsidiaries, and Parent and Merger Subs acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by the Company, its Subsidiaries, or any of their respective affiliates, shareholders, unitholders, stockholders, controlling persons or representatives that are not expressly set forth in Article III or in any certificate delivered by the Company to Parent and/or Merger Subs in accordance with the terms hereof, whether or not such representations, warranties or statements were made in writing or orally. Parent and Merger Subs acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company to Parent and/or Merger Subs, (i) the Company does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Parent and Merger Subs are not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by the Company to Parent or Merger Subs in accordance with the terms hereof, (ii) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Parent or Merger Subs as having been authorized by the Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or Merger Subs or any of their Representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information is the subject of any express representation or warranty set forth in Article III.

Article V

COVENANTS AND AGREEMENTS

Section 5.1         Conduct of Business by the Company.

(a)            From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, or as expressly required by a Company Permit, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement, (iv) to the extent action is reasonably taken (or reasonably omitted) in response to an Emergency or (v) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company covenants and agrees that the Company shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to (w) conduct their businesses in all material respects in the ordinary course, (x) to the extent within their applicable power, cause the Significant JV Entities to conduct their respective businesses in accordance with the organizational documents of such Significant JV Entity, (y) preserve substantially intact their present lines of business and maintain their material rights and Company Permits and (z) preserve their relationships with significant customers and suppliers; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically prohibited or required by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)            The Company agrees with Parent, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law, or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, or as required by a Company Permit, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.1(a) or Section 5.1(b) of the Company Disclosure Schedule, the Company:

(A)            shall not adopt any amendments to, or waive any rights under, the Company Organizational Documents, and shall not permit any of its Subsidiaries or, to the extent within its sole authority and discretion, the Significant JV Entities to adopt any amendments to its certificate of limited partnership, partnership agreement, certificate of formation, limited company agreement, articles of incorporation or by-laws or similar applicable charter documents (except in the case of Subsidiaries and the Significant JV Entities, ministerial changes);

(B)            shall not, and shall not permit any of its Subsidiaries to, adjust, split, subdivide, combine or reclassify any of their equity interests or other ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its equity interests or other ownership interests, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

(C)            shall not, and shall not permit any of its Subsidiaries to, declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, capital stock or other securities of the Company or its Subsidiaries), except (1) dividends or distributions by any wholly owned Subsidiaries only to the Company or to any wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement, (3) regular quarterly cash dividends on the shares of Company Common Stock and (4) regular quarterly cash dividends on the shares of Company Preferred Stock in accordance with the terms of the Company Organizational Documents;

(D)            shall not, and shall not permit any of its significant Subsidiaries (as defined under Regulation S-X of the SEC) to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Mergers, any mergers, consolidations, restructurings or reorganizations solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or in connection with an acquisition not prohibited by Section 5.1(b)(G);

(E)            shall not, and shall not permit any of its Subsidiaries to, authorize or pay any capital expenditures (or capital contributions with respect thereto) in excess of $100 million in the aggregate, except for (1) expenditures contemplated by the capital expenditure budget set forth in Section 5.1(b)(E) of the Company Disclosure Schedule, (2) expenditures relating to the Significant JV Entities or (3) expenditures reasonably taken in response to an Emergency;

(F)            shall not, and shall not permit any of its Subsidiaries or, to the extent within its sole authority and discretion, the Significant JV Entities, to acquire any material assets or properties, except for (1) acquisitions in the ordinary course of business consistent with past practice, (2) materials acquired in connection with capital expenditures consistent with work permitted in accordance with this Section 5.1 or (3) acquisitions of assets or properties for which the consideration does not exceed $25 million individually or $50 million in the aggregate for all such acquisitions;

(G)            shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, farmout, exchange or swap, materially encumber (other than Company Permitted Liens and Company Permitted Encumbrances), or otherwise dispose of any properties or non-cash assets (including any tangible assets) with a value in excess of $25 million individually or $50 million in the aggregate, except (1) sales, transfers and dispositions of obsolete or worthless equipment in the ordinary course of business, (2) sales, transfers and dispositions of inventory, Renewable Identification Numbers, commodities and produced hydrocarbons, crude oil and refined products in the ordinary course of business or (3) sales, leases, transfers or other dispositions (x) made in connection with any transaction among the Company, its wholly owned Subsidiaries and/or any of the Significant JV Entities or among the Company’s wholly owned Subsidiaries and/or Significant JV Entities or (y) in the ordinary course of business consistent with past practice;

(H)            shall not, except (1) as required by Law, (2) pursuant to the terms of any Company Benefit Plan as in effect on the date of this Agreement or (3) as set forth on Section 5.1(b)(H) of the Company Disclosure Schedule, (I) increase the base salary, short-term incentive target or long-term incentive target of any Company Executive Officer or any other Company Service Provider, (II) grant any rights to any severance, retention, change in control, transaction, or similar compensation to, or enter into any employment or severance agreement with, any Company Service Provider, (III) establish, adopt, enter into, modify or amend any Labor Agreement, or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries, (IV) amend any Company Benefit Plan to increase any benefits thereunder, or adopt or enter into any plan or arrangement that would be a Company Benefit Plan if in existence on the date hereof, (V) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, except as required under this Agreement, or (VI) hire, engage or terminate (other than for cause) any officer-level employee of the Company or any Subsidiary thereof or other employee or individual service provider whose annualized base compensation exceeds $250,000, other than in the ordinary course of business consistent with past practice, including to replace vacancies created by terminations of employment;

(I)            shall not, and shall not permit any of its Subsidiaries to, implement or announce any employee reductions in force, plant closings, or other similar actions that trigger notice obligations under the WARN Act;

(J)            shall not, and shall not permit any of its Subsidiaries to, change the annual accounting period or materially change the financial accounting policies or procedures for reporting income, deductions or other material items for financial accounting purposes, in each case, except as required by GAAP, FERC regulations, SEC rule or policy or applicable Law;

(K)            shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any equity interest or other ownership interest in the Company, any of its Subsidiaries or any of the Significant JV Entities or any securities convertible into or exchangeable for any such equity interests or other ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (1) issuances of shares of Company Common Stock upon vesting, exercise or settlement of any Company Equity Awards outstanding as of the Effective Time in accordance with their applicable terms or as required by this Agreement, (2) issuances of shares of Company Common Stock in connection with the exercise of options under the Company ESPP, (3) issuances of shares of Company Common Stock in respect of the conversion of shares of Company Preferred Stock outstanding on the date hereof, (4) for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or (5) in connection with actions permitted by other provisions of this Agreement;

(L)            shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock, voting securities or ownership interests of any other person or any rights, warrants or options to acquire any such shares or interests, or make loans, advances or capital contributions to, or investments in, any other person in excess of $50 million, except, in each case, for transactions among the Company and its Subsidiaries and/or the Significant JV Entities (or members therein with respect to their ownership interests therein) or among the Company’s Subsidiaries and/or the Significant JV Entities (or members therein with respect to their ownership interests therein);

(M)            shall not, and shall not permit any of its Subsidiaries or the Significant JV Entities (solely to the extent within the Company’s or its applicable Affiliate’s power) to, (x) incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except: (1) for any indebtedness incurred in the ordinary course of business or consistent with past practice (including any indebtedness incurred under the Company Credit Agreement or the Eureka Credit Agreement not to exceed a stated principal amount of $1,550 million and $400 million, at any one time outstanding, respectively), (2) for any indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness being so replaced, renewed, extended, refinanced or refunded of the Company or its Subsidiaries (provided that the financial ratio covenants, negative covenants and events of default pertaining to such indebtedness reflect then-market terms and conditions at the time of incurrence, as determined by the Company in good faith in light of its current size and capitalization and regulatory, operational and strategic requirements), (3) for any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (4) for any guarantees by the Company of indebtedness of Subsidiaries of the Company or a Significant JV Entity or guarantees by the Company’s Subsidiaries or Significant JV Entities of indebtedness of the Company, any Subsidiary of the Company or any Significant JV Entity, which indebtedness is incurred in compliance with this Section 5.1(b)(M), (5) for any indebtedness (including indebtedness incurred pursuant to the Company Credit Agreement or the Eureka Credit Agreement) incurred in response to any Emergency and (6) for any other purpose, other indebtedness for borrowed money or in respect of senior notes (or similar instruments) that do not exceed in principal amount $100 million at any one time outstanding or (y) create, incur, assume or suffer to exist any Lien, other than a Company Permitted Lien;

(N)            other than in the ordinary course of business or consistent with past practice, de minimis, non-substantive or ministerial amendments or amendments required by the terms of the underlying Company Material Contract or Company Permit, shall not, and shall not permit any of its Subsidiaries to, modify, amend or terminate, or waive any rights under any Company Material Contract or under any Company Permit, in a manner or with an effect that is materially adverse to the Company and its Subsidiaries, taken as a whole;

(O)            shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) equal to or lesser than the amounts reserved with respect thereto on the balance sheet as of the Balance Sheet Date included in the Company SEC Documents, (2) that are covered by insurance or (3) do not exceed $50 million individually (excluding any amounts covered by reserves on the balance sheet as of the Balance Sheet Date or covered by insurance); provided that any such settlement would not result in any injunctive relief, material restriction on future activity or conduct of, or a finding or admission of a violation of Law by, the Company and its Subsidiaries;

(P)            shall not (1) make, change or revoke any material Tax election or accounting method, excluding any election that must be made periodically and is made consistent with past practice, (2) file any material amended Tax Return, (3) file any material Tax Return other than on a basis consistent with past practice, (4) consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of material Taxes, (5) enter into any material Tax allocation, sharing or indemnity agreement, any material Tax holiday agreement or other similar agreement with respect to Taxes, (6) enter into any closing agreement with respect to material Taxes, (7) settle or compromise any material Tax Proceeding, (8) initiate, enter into, or participate in any voluntary disclosure agreement, tax amnesty program or similar agreement or program with any Governmental Entity in respect of material Taxes or (9) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(Q)            except as otherwise permitted by this Agreement or for transactions between the Company and its Subsidiaries or among the Company’s Subsidiaries, shall not, and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of the Company or any Subsidiary of the Company or Significant JV Entity, other than (1) at stated maturity, or, in the case of a letter of credit, when no longer required pursuant to applicable contractual provisions, (2) prepayment and repayment of existing indebtedness in connection with any replacement, renewal, extension, refinancing or refund thereof in accordance with Section 5.1(b)(M), (3) prepayment and repayment of revolving loans (including, for the avoidance of doubt, the Company Credit Agreement and the Eureka Credit Agreement) or the Senior Notes in the ordinary course of business, and (4) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof;

(R)            shall not, and shall not permit any of its Subsidiaries to directly or indirectly, enter into a new line of business or abandon or discontinue any existing line of business; and

(S)            shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (R) of this Section 5.1(b).

(c)            The Company agrees with Parent that, from the date hereof and prior to the earlier of the Effective Time and the Termination Date, and to the extent of the Company’s or its Subsidiaries’ authorization, rights or control, except (i) as may be required by applicable Law, or the regulations or requirements of any stock exchange or regulatory organization applicable to the Significant JV Entities, or as expressly required by a permit or organizational document of the Significant JV Entities, (ii) as may be consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.1(d) of the Company Disclosure Schedule, the Company (A) shall not consent to (1) the adoption of any amendments to, or waiver of any rights under, its organizational documents (except for ministerial changes or as otherwise required under the organizational documents of such Significant JV Entity) or (2) the incurrence, assumption or guarantee of any material indebtedness for borrowed money by such Significant JV Entity (except for any guarantees made by such Significant JV Entity of indebtedness of the Company or any Subsidiary of the Company), in each case of clauses (1) – (2), to the extent the Company or its applicable Affiliate is permitted to consent to such actions under such Significant JV Entity’s organizational documents, and (B) shall agree to exercise any preemptive or similar rights in accordance with such Significant JV Entity’s organizational documents, in order to preserve the interests of the Company in such Significant JV Entity.

(d)            The parties acknowledge that the Company, together with its Subsidiaries, is not the sole owner of the Significant JV Entities and that the Company shall not be in breach of this Section 5.1 for any action taken by the Significant JV Entities if the Company and its Subsidiaries, as applicable, exercise their respective rights and authority to cause the Significant JV Entities to act or refrain from acting in a manner that is consistent with this Section 5.1. If the Company and its Subsidiaries have no right to vote or approve an action to be taken by a Significant JV Entity, and any such action is taken by such Significant JV Entity that would otherwise be in violation of this Section 5.1, the Company and its Subsidiaries shall not, directly or indirectly, be in breach of this Section 5.1.

Section 5.2      Conduct of Business by Parent.

(a)            From and after the date hereof until the earlier of the Effective Time and the Termination Date, and except (i) as may be required by applicable Law, or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, or as expressly required by a Parent Permit, (ii) as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement, (iv) to the extent action is reasonably taken (or reasonably omitted) in response to an Emergency or (v) as set forth in Section 5.2(a) of the Parent Disclosure Schedule, Parent covenants and agrees that Parent shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to (x) conduct their businesses in all material respects in the ordinary course, (y) preserve substantially intact their present lines of business and maintain their material rights and Parent Permits and (z) preserve their relationships with significant customers and suppliers; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically prohibited or required by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)            Parent agrees with the Company, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law, or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, or as required by a Parent Permit, (ii) as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.2(b) of the Parent Disclosure Schedule, Parent:

(A)            shall not adopt any material amendments to, or waive any rights under, the Parent Organizational Documents;

(B)            shall not, and shall not permit any of its Subsidiaries to, adjust, split, subdivide, combine or reclassify any of their equity interests or other ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its equity interests or other ownership interests, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction;

(C)            shall not, and shall not permit any of its Subsidiaries to, declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, capital stock or other securities of Parent or its Subsidiaries), except (1) dividends or distributions by any wholly owned Subsidiaries only to Parent or any wholly owned Subsidiary of Parent in the ordinary course of business consistent with past practice, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement and (3) regular quarterly cash dividends on the Parent Shares in accordance with Parent’s dividend policy in effect as of the date hereof, as set forth in Section 5.2(b)(C) of the Parent Disclosure Schedule;

(D)            shall not, and shall not permit any of its significant Subsidiaries (as defined under Regulation S-X of the SEC) to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Mergers, any mergers, consolidations, restructurings or reorganizations solely among Parent and its Subsidiaries or among Parent’s Subsidiaries or in connection with an acquisition not prohibited by Section 5.2(b)(E);

(E)            shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business in excess of $50 million or make loans, advances or capital contributions to, or investments in, any other person in excess of $50 million or, in any case, that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers;

(F)            shall not, and shall not permit any of its Subsidiaries to, change the annual accounting period or materially change the financial accounting policies or procedures for reporting income, deductions or other material items for financial accounting purposes, in each case, except as required by GAAP, FERC regulations, SEC rule or policy or applicable Law;

(G)            shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any equity interest or other ownership interest in Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such equity interests or other ownership interest, or any rights, warrants or options to acquire any such equity interest, ownership interest or convertible or exchangeable securities, other than (1) as set forth in Section 5.2(b)(G) of the Parent Disclosure Schedule, (2) issuances of Parent Shares in respect of any exercise of Parent equity awards and settlement of any Parent equity awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.2(b), (3) the sale of Parent Shares pursuant to the exercise of options to purchase Parent Shares if necessary to effectuate an option direction upon exercise or for withholding of Taxes, (4) the grant of equity compensation awards under Parent equity plans or (5) for transactions among Parent and its Subsidiaries or among Parent’s Subsidiaries;

(H)            shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any equity securities of Parent or any rights, warrants or options to acquire any such equity securities, except (1) as set forth on Section 5.2(b)(H) of the Parent Disclosure Schedule or (2) for transactions among Parent and its Subsidiaries or among Parent’s Subsidiaries;

(I)            shall not (1) change or revoke any material Tax election or accounting method, excluding any election that must be made periodically and is made consistent with past practice, (2) file any material amended Tax Return or (3) enter into any material Tax allocation, sharing or indemnity agreement; and

(J)            shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (I) of this Section 5.2(b).

Section 5.3      Mutual Access.

(a)            For purposes of furthering the transactions contemplated hereby, each of the Company and Parent shall afford the other party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives (such persons described in this clause (ii), collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ key employees and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding the Company and its Subsidiaries, as Parent may reasonably request, and Parent and its Subsidiaries, as the Company may reasonably request, as the case may be. Notwithstanding the foregoing, neither the Company nor Parent shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any legally binding agreement to which such party or any of its Subsidiaries is a party or would cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law; provided that, notwithstanding the foregoing, the withholding party shall, upon the other party’s reasonable request, use commercially reasonable efforts to allow for any access or disclosure in a manner that does not contravene the foregoing. Neither the Company nor Parent, nor any of their respective officers, employees or Representatives, shall be permitted to perform any invasive or subsurface assessment (including any Phase II environmental site assessment or other invasive or subsurface testing, sampling, monitoring or analysis) with respect to any property of the other party or any of the other party’s Subsidiaries without the other party’s prior written consent.

(b)            The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality agreement, dated as of October 23, 2023, between the Company and Parent (the “Confidentiality Agreement”). Notwithstanding anything to the contrary in the Confidentiality Agreement, (i) the Company agrees that Parent may initiate contact with and pursue potential Financing Sources solely in connection with any Financing, in each case subject to the confidentiality and use restrictions applicable to Representatives set forth in the Confidentiality Agreement as if parties thereto or subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary and (ii) the Company agrees that Parent may initiate contact with Parent’s or the Company’s noteholders or lenders, including holders of the Senior Notes and lenders under the Company Credit Agreement and the Eureka Credit Agreement, in each case, solely in connection with any Financing or Senior Notes Offer, and in each case, subject to the confidentiality and use restrictions applicable to Representatives set forth in the Confidentiality Agreement as if parties thereto or subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(c)            The Company shall (i) keep Parent reasonably apprised and updated on a reasonably timely basis regarding (x) the status of Mountain Valley Pipeline Facilities, (y) the regulatory process with respect thereto (including as it relates to the MVP Approval) and (z) the progress of the capital expenditure budget attached hereto as Section 5.3(c) of the Company Disclosure Schedule; and (ii) provide Parent with reasonable access to information pertaining to the Mountain Valley Pipeline Facilities.

Section 5.4       Company Non-Solicitation; Company Acquisition Proposals; Company Change of Recommendation.

(a)            Subject to Section 5.4(b) and Section 5.4(c), from the date hereof and prior to the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and management-level employees not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)              solicit, initiate or knowingly encourage, induce or facilitate (including by way of furnishing non-public information) any proposal or offer or inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to its shareholders, that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal;

(ii)             furnish any non-public information regarding the Company or any of its Subsidiaries or afford access to the business, properties, books or records of the Company or any of its Subsidiaries, to any person (other than Parent, Merger Subs or their respective directors, officers, employees, affiliates or Representatives) in connection with or in response to a Company Acquisition Proposal or any inquiries regarding a Company Acquisition Proposal;

(iii)            engage or participate in or otherwise knowingly facilitate any discussions or negotiations with any person (other than Parent, Merger Subs or their respective directors, officers, employees, affiliates or Representatives) with respect to a Company Acquisition Proposal;

(iv)            approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal;

(v)             enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or duly execute any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by this Agreement;

(vi)            unless the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, amend or grant any waiver, release or modification under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; or

(vii)           resolve or agree to do any of the foregoing.

(b)            Notwithstanding anything to the contrary contained in this Section 5.4, prior to obtaining the Company Shareholder Approval, the Company, or the Company Board, directly or indirectly through any officer, employee or Representative, may (x) furnish non-public information regarding the Company, any of its Subsidiaries or any of the Significant JV Entities to, and afford access to the business, properties, books or records of the Company, any of its Subsidiaries and the Significant JV Entities to, any person and (y) engage and participate in discussions and negotiations with any person, in each case in response to an unsolicited, written Company Acquisition Proposal if:

(i)              the Company Board, prior to taking any such particular action, concludes in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such unsolicited, written Company Acquisition Proposal constitutes or would reasonably be expected to result in a Company Superior Offer; and

(ii)       (A)        such Company Acquisition Proposal was received after the date of this Agreement and did not result from a material breach of this Section 5.4;

(B)    the Company provides to Parent the notice required by Section 5.4(d) with respect to such Company Acquisition Proposal; and

(C)    the Company furnishes any non-public information provided to the maker of the Company Acquisition Proposal only pursuant to a confidentiality agreement between the Company and such person with provisions that are not less restrictive to such person than the provisions of the Confidentiality Agreement (provided that a confidentiality agreement without a “standstill” provision shall not be considered less restrictive for purposes of this Section 5.4), a copy of which shall be promptly provided to Parent (it being agreed that such confidentiality agreement between the Company and such person shall permit such person to make any Company Acquisition Proposal to the Company Board), and to the extent such non-public information has not been made available to Parent, the Company provides or makes available such non-public information to Parent substantially concurrently with the time that it is provided to such other person.

(c)            Nothing in this Section 5.4 shall prohibit the Company, or the Company Board, directly or indirectly through any officer, employee or Representative, from (i) informing any person that the Company is party to this Agreement and informing such person of the restrictions that are set forth in Section 5.4, (ii) disclosing factual information regarding the business, financial condition or results of operations of the Company, including in the ordinary course of business with its shareholders or other equityholders in any jointly owned Subsidiary of the Company or Significant JV Entity with respect to such Subsidiary or Significant JV Entity, or (iii) disclosing the fact that a Company Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus; provided that, in the case of this clause (iii), (A) the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel, that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, and (B) the Company otherwise complies with the obligations set forth in the proviso in Section 5.4(i). So long as the Company and its Representatives have otherwise complied with this Section 5.4, none of the foregoing shall prohibit the Company and its Representatives from contacting any persons or group of persons who has made a Company Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Company Acquisition Proposal is, or could reasonably be expected to result in, a Company Superior Offer, and any such actions shall not be a breach of this Section 5.4.

(d)            The Company shall promptly, and in no event later than forty-eight (48) hours after its or any of its Representatives’ receipt of any Company Acquisition Proposal or any inquiry or request for discussions or negotiations regarding a Company Acquisition Proposal or non-public information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, advise Parent (orally and in writing) of such Company Acquisition Proposal, inquiry or request (including providing the identity of the person making or submitting such Company Acquisition Proposal, and, (i) if it is in writing, a copy of such Company Acquisition Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed summary of the material terms and conditions thereof), in each case including any modifications thereto. The Company shall keep Parent informed on a prompt basis with respect to any change to the material terms of any such Company Acquisition Proposal (and in no event later than forty-eight (48) hours following any such change) and shall reasonably apprise Parent of the status of any such notifications to the extent the status changes in any material respect. Without limiting the foregoing, the Company shall notify Parent if the Company determines to engage in discussions or negotiations concerning a Company Acquisition Proposal.

(e)            Immediately following the execution of this Agreement, the Company shall, shall cause its Subsidiaries and their respective officers, directors, employees and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease and terminate any discussions existing as of the date of this Agreement between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any person (other than Parent, Merger Subs or any of their respective officers, directors, employees or Representatives) that relate to any Company Acquisition Proposal. The Company shall, promptly following the execution and delivery of this Agreement, (i) terminate access to any physical or electronic data room relating to any potential Company Acquisition Proposal received prior to the date hereof and (ii) request each person who has previously executed a confidentiality agreement prior to the date hereof in connection with such person’s consideration of a Company Acquisition Proposal for such party to return or destroy all confidential information previously furnished to such person by or on the Company’s behalf prior to the date hereof.

(f)            Except as otherwise provided in Section 5.4(g) and Section 5.4(h), neither the Company Board nor any committee thereof may:

(i)            withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to Parent, including by failing to include the Company Recommendation in the Proxy Statement/Prospectus;

(ii)            approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract or any tender or exchange offer providing for, with respect to, or in connection with, any Company Acquisition Proposal;

(iii)            fail to reaffirm the Company Recommendation within five (5) business days of a request therefor by Parent following the date on which any Company Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to the Company’s shareholders; provided that if the Company Shareholders’ Meeting is scheduled to be held within five (5) business days of such request, within three (3) business days after such request and, in any event, prior to the date of the Company Shareholders’ Meeting (provided that Parent may not make any such request on more than one (1) occasion with respect to each Company Acquisition Proposal, which for these purposes excludes any material revision, amendment, update or supplement to such Company Acquisition Proposal);

(iv)            fail to publicly announce, within ten (10) business days after a tender offer or exchange offer relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer and affirms the Company Recommendation; or

(v)            publicly propose to do any of the foregoing (any action described in this Section 5.4(f), a “Company Change of Recommendation”).

(g)            Notwithstanding anything in this Agreement to the contrary, with respect to a Company Acquisition Proposal, the Company Board may, at any time prior to receipt of the Company Shareholder Approval, make a Company Change of Recommendation, if:

(i)            (A) a written Company Acquisition Proposal (that did not result from a material breach of Section 5.4(a)) is made by a third party after the date hereof, and such Company Acquisition Proposal is not withdrawn, (B) the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that such Company Acquisition Proposal constitutes a Company Superior Offer and (C) following consultation with the Company’s outside legal counsel, the Company Board determines in good faith that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; and

(ii)            (A) the Company provides Parent three (3) business days’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Company Superior Offer that is specified in Section 5.4(d), (B) after providing such notice and prior to making such Company Change of Recommendation in connection with a Company Superior Offer, the Company shall negotiate in good faith with Parent during such three (3) business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement, such that the Company Acquisition Proposal ceases to constitute a Company Superior Offer, and (C) the Company Board shall have considered in good faith any changes to the terms of this Agreement proposed in writing by Parent, and following such three (3) business day period, shall have determined in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the Company Acquisition Proposal would continue to constitute a Company Superior Offer if such changes to this Agreement proposed in writing by Parent were to be given effect and that failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided that, in the event that the Company Acquisition Proposal is thereafter materially modified by the party making such Company Acquisition Proposal, the Company shall provide written notice of such modified Company Acquisition Proposal and shall again comply with this Section 5.4(g), except that the required three (3) business day period for notice, negotiation and consideration in clauses (A), (B) and (C) of this Section 5.4(g) shall be shortened to a two (2) business day period in each instance.

(h)            Other than in connection with a Company Superior Offer (which shall be subject to Section 5.4(g) and shall not be subject to this Section 5.4(h)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Company Change of Recommendation in response to a Company Intervening Event to the extent that (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to effect a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, and (ii) (A) the Company provides Parent three (3) business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Company Change of Recommendation, the Company shall negotiate in good faith with Parent during such three (3) business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as to obviate the need for the Company Board to make a Company Change of Recommendation pursuant to this Section 5.4(h), and (C) the Company Board shall have considered in good faith any changes to the terms of this Agreement offered in writing by Parent, and following such three (3) business day period, shall have determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to effect a Company Change of Recommendation in response to such Company Intervening Event would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided that, in the event of any material change to the facts and circumstances relating to such Company Intervening Event, the Company shall provide written notice of such material change and shall again comply with this Section 5.4(h), except that the required three (3) business day period for notice, negotiation and consideration in clauses (A), (B) and (C) of this Section 5.4(h) shall be shortened to a two (2) business day period in each instance.

(i)             Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from issuing a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Change of Recommendation unless the Company Board in connection with such communication expressly publicly states that its recommendation with respect to this Agreement (including, if applicable, after giving effect to such changes to this Agreement proposed in writing by Parent pursuant to Section 5.4(g) or Section 5.4(h)) has not changed or refers to the prior recommendation of the Company Board.

(j)             Notwithstanding anything to the contrary in this Section 5.4, any action, or failure to take action by a Representative of the Company that is taken by, at the direction of, or at the request of the Company or its Subsidiaries, or their respective directors, officers, employees or Affiliates in violation of this Section 5.4 shall be deemed to be a breach of this Section 5.4 by the Company.

Section 5.5       Parent Non-Solicitation; Parent Acquisition Proposals; Parent Change of Recommendation.

(a)            Subject to Section 5.5(b) and Section 5.5(c), from the date hereof and prior to the earlier of the Effective Time and the Termination Date, Parent shall not, and shall cause its Subsidiaries and its and their respective directors, officers and management-level employees not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)             solicit, initiate or knowingly encourage, induce or facilitate (including by way of furnishing non-public information) any proposal or offer or inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to its shareholders, that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal;

(ii)             furnish any non-public information regarding Parent or any of its Subsidiaries or afford access to the business, properties, books or records of Parent or any of its Subsidiaries, to any person (other than the Company, Merger Subs or their respective directors, officers, employees, affiliates or Representatives) in connection with or in response to a Parent Acquisition Proposal or any inquiries regarding a Parent Acquisition Proposal;

(iii)            engage or participate in or otherwise knowingly facilitate any discussions or negotiations with any person (other than the Company, Merger Subs or their respective directors, officers, employees, affiliates or Representatives) with respect to a Parent Acquisition Proposal;

(iv)           approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal;

(v)            enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or duly execute any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal or requiring Parent to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by this Agreement;

(vi)           unless the Parent Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law, amend or grant any waiver, release or modification under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries; or

(vii)           resolve or agree to do any of the foregoing.

(b)            Notwithstanding anything to the contrary contained in this Section 5.5, prior to obtaining the Parent Shareholder Approval, Parent, or the Parent Board, directly or indirectly through any officer, employee or Representative, may (x) furnish non-public information regarding Parent or any of its Subsidiaries to, and afford access to the business, properties, books or records of Parent and any of its Subsidiaries to, any person and (y) engage and participate in discussions and negotiations with any person, in each case in response to an unsolicited, written Parent Acquisition Proposal if:

(i)             the Parent Board, prior to taking any such particular action, concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such unsolicited, written Parent Acquisition Proposal constitutes or would reasonably be expected to result in a Parent Superior Offer; and

(ii)           (A)    such Parent Acquisition Proposal was received after the date of this Agreement and did not result from a material breach of this Section 5.5;

(B)    Parent provides to the Company the notice required by Section 5.5(d) with respect to such Parent Acquisition Proposal; and

(C)    Parent furnishes any non-public information provided to the maker of the Parent Acquisition Proposal only pursuant to a confidentiality agreement between Parent and such person with provisions that are not less restrictive to such person than the provisions of the Confidentiality Agreement (provided that a confidentiality agreement without a “standstill” provision shall not be considered less restrictive for purposes of this Section 5.5), a copy of which shall be promptly provided to the Company (it being agreed that such confidentiality agreement between Parent and such person shall permit such person to make any Parent Acquisition Proposal to the Parent Board), and to the extent such non-public information has not been made available to the Company, Parent provides or makes available such non-public information to the Company substantially concurrently with the time that it is provided to such other person.

(c)            Nothing in this Section 5.5 shall prohibit Parent, or the Parent Board, directly or indirectly through any officer, employee or Representative, from (i) informing any person that Parent is party to this Agreement and informing such person of the restrictions that are set forth in Section 5.5, (ii) disclosing factual information regarding the business, financial condition or results of operations of Parent, including in the ordinary course of business with its shareholders or other equityholders in any jointly owned Subsidiary of Parent with respect to such Subsidiary, or (iii) disclosing the fact that a Parent Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus; provided that, in the case of this clause (iii), (A) the Parent Board shall have determined in good faith, after consultation with its outside legal counsel, that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law, and (B) Parent otherwise complies with the obligations set forth in the proviso in Section 5.5(i). So long as Parent and its Representatives have not otherwise materially breached this Section 5.5, none of the foregoing shall prohibit Parent and its Representatives from contacting any persons or group of persons who has made a Parent Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Parent Acquisition Proposal is, or could reasonably be expected to result in, a Parent Superior Offer, and any such actions shall not be a breach of this Section 5.5.

(d)            Parent shall promptly, and in no event later than forty-eight (48) hours after its or any of its Representatives’ receipt of any Parent Acquisition Proposal or any inquiry or request for discussions or negotiations regarding a Parent Acquisition Proposal or non-public information relating to Parent or any of its Subsidiaries in connection with a Parent Acquisition Proposal, advise the Company (orally and in writing) of such Parent Acquisition Proposal, inquiry or request (including providing the identity of the person making or submitting such Parent Acquisition Proposal, and, (i) if it is in writing, a copy of such Parent Acquisition Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed summary of the material terms and conditions thereof), in each case including any modifications thereto. Parent shall keep the Company informed on a prompt basis with respect to any change to the material terms of any such Parent Acquisition Proposal (and in no event later than forty-eight (48) hours following any such change) and shall reasonably apprise the Company of the status of any such notifications to the extent the status changes in any material respect. Without limiting the foregoing, Parent shall notify the Company if Parent determines to engage in discussions or negotiations concerning a Parent Acquisition Proposal.

(e)            Immediately following the execution of this Agreement, Parent shall, shall cause its Subsidiaries and their respective officers, directors, employees and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease and terminate any discussions existing as of the date of this Agreement between Parent or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any person (other than the Company, Merger Subs or any of their respective officers, directors, employees or Representatives) that relate to any Parent Acquisition Proposal. Parent shall, promptly following the execution and delivery of this Agreement, (i) terminate access to any physical or electronic data room relating to any potential Parent Acquisition Proposal received prior to the date hereof and (ii) request each person who has previously executed a confidentiality agreement prior to the date hereof in connection with such person’s consideration of a Parent Acquisition Proposal for such party to return or destroy all confidential information previously furnished to such person by or on Parent’s behalf prior to the date hereof.

(f)            Except as otherwise provided in Section 5.5(g) and Section 5.5(h), neither the Parent Board nor any committee thereof may:

(i)             withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Parent Recommendation in a manner adverse to the Company, including by failing to include the Parent Recommendation in the Proxy Statement/Prospectus;

(ii)             approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow Parent or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract or any tender or exchange offer providing for, with respect to, or in connection with, any Parent Acquisition Proposal;

(iii)            fail to reaffirm the Parent Recommendation within five (5) business days of a request therefor by the Company following the date on which any Parent Acquisition Proposal or material modification thereto is received by Parent or is published, sent or communicated to Parent’s shareholders; provided that if the Parent Shareholders’ Meeting is scheduled to be held within five (5) business days of such request, within three (3) business days after such request and, in any event, prior to the date of the Parent Shareholders’ Meeting (provided that the Company may not make any such request on more than one (1) occasion with respect to each Parent Acquisition Proposal, which for these purposes excludes any material revision, amendment, update or supplement to such Parent Acquisition Proposal);

(iv)           fail to publicly announce, within ten (10) business days after a tender offer or exchange offer relating to the securities of Parent shall have been commenced, a statement disclosing that the Parent Board recommends rejection of such tender offer or exchange offer and affirms the Parent Recommendation; or

(v)             publicly propose to do any of the foregoing (any action described in this Section 5.5(f), a “Parent Change of Recommendation”).

(g)            Notwithstanding anything in this Agreement to the contrary, with respect to a Parent Acquisition Proposal, the Parent Board may, at any time prior to receipt of the Parent Shareholder Approval, make a Parent Change of Recommendation if:

(i)            (A) a written Parent Acquisition Proposal (that did not result from a material breach of Section 5.5(a)) is made by a third party after the date hereof, and such Parent Acquisition Proposal is not withdrawn, (B) the Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Parent Acquisition Proposal constitutes a Parent Superior Offer and (C) following consultation with outside legal counsel, the Parent Board determines in good faith that the failure to make a Parent Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; and

(ii)            (A) Parent provides the Company three (3) business days’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Parent Superior Offer that is specified in Section 5.5(d), (B) after providing such notice and prior to making such Parent Change of Recommendation in connection with a Parent Superior Offer, Parent shall negotiate in good faith with the Company during such three (3) business day period (to the extent that the Company desires to negotiate) to make such revisions to the terms of this Agreement, such that the Parent Acquisition Proposal ceases to constitute a Parent Superior Offer, and (C) the Parent Board shall have considered in good faith any changes to the terms of this Agreement proposed in writing by the Company, and following such three (3) business day period, shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Parent Acquisition Proposal would continue to constitute a Parent Superior Offer if such changes to this Agreement proposed in writing by the Company were to be given effect and that failure to make a Parent Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; provided that, in the event that the Parent Acquisition Proposal is thereafter materially modified by the party making such Parent Acquisition Proposal, Parent shall provide written notice of such modified Parent Acquisition Proposal and shall again comply with this Section 5.5(g), except that the required three (3) business day period for notice, negotiation and consideration in clauses (A), (B) and (C) of this Section 5.5(g) shall be shortened to a two (2) business day period in each instance.

(h)            Other than in connection with a Parent Superior Offer (which shall be subject to Section 5.5(g) and shall not be subject to this Section 5.5(h)), nothing in this Agreement shall prohibit or restrict the Parent Board from making a Parent Change of Recommendation in response to a Parent Intervening Event to the extent that (i) the Parent Board determines in good faith, after consultation with Parent’s financial advisors and outside legal counsel, that the failure of the Parent Board to effect a Parent Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law, and (ii) (A) Parent provides the Company three (3) business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Parent Change of Recommendation, Parent shall negotiate in good faith with the Company during such three (3) business day period (to the extent that the Company desires to negotiate) to make such revisions to the terms of this Agreement as to obviate the need for the Parent Board to make a Parent Change of Recommendation pursuant to this Section 5.5(h), and (C) the Parent Board shall have considered in good faith any changes to the terms of this Agreement offered in writing by the Company, and following such three (3) business day period, shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Parent Change of Recommendation in response to such Parent Intervening Event would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; provided that, in the event of any material change to the facts and circumstances relating to such Parent Intervening Event, Parent shall provide written notice of such material change and shall again comply with this Section 5.5(h), except that the required three (3) business day period for notice, negotiation and consideration in clauses (A), (B) and (C) of this Section 5.5(h) shall be shortened to a two (2) business day period in each instance.

(i)            Nothing contained in this Section 5.5 or elsewhere in this Agreement shall prohibit Parent or the Parent Board from taking and disclosing to Parent’s shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from issuing a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Parent Board with respect to this Agreement or a Parent Acquisition Proposal shall be deemed to be a Parent Change of Recommendation unless the Parent Board in connection with such communication expressly publicly states that its recommendation with respect to this Agreement (including, if applicable, after giving effect to such changes to this Agreement proposed in writing by the Company pursuant to Section 5.5(g) or Section 5.5(h)) has not changed or refers to the prior recommendation of the Parent Board.

(j)            Notwithstanding anything to the contrary in this Section 5.5, any action, or failure to take action by a Representative of Parent that is taken by, at the direction of, or at the request or on behalf of Parent or its Subsidiaries, or their respective directors, officers, employees or Affiliates in violation of this Section 5.5 shall be deemed to be a breach of this Section 5.5 by Parent.

Section 5.6       Filings; Other Actions.

(a)            As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Registration Statement, which will include the Proxy Statement/Prospectus. Each of Parent and the Company shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers and the other transactions contemplated hereby or until the termination of this Agreement in accordance with Article VII. Each of Parent and the Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed or made available to the Company’s shareholders as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state or provincial securities laws in connection with the issuance and reservation of Parent Shares in the First Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made by Parent or the Company, as applicable, without the other’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other party a reasonable opportunity to review and comment thereon. Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the First Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

(b)            The Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to duly give notice of, convene and hold the Company Shareholders’ Meeting, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company will, except in the case of a Company Change of Recommendation, through the Company Board, recommend that its shareholders approve this Agreement and will use reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.

(c)            Parent shall take all action necessary in accordance with applicable Laws and the Parent Organizational Documents to duly give notice of, convene and hold the Parent Shareholders’ Meeting, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent will, except in the case of a Parent Change of Recommendation, through the Parent Board, recommend that its shareholders approve the Share Issuance and an amendment to the restated articles of incorporation of Parent to increase the number of Parent Shares authorized thereunder (the “Parent Charter Amendment”), and will use reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Share Issuance and the Parent Charter Amendment and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.

(d)            The Parties shall use their commercially reasonable efforts to hold the Company Shareholders’ Meeting and Parent Shareholders’ Meeting on the same day at the same time as soon as reasonably practicable after the date of this Agreement.

(e)            Notwithstanding anything in this Agreement to the contrary, the Company (i) may, in consultation with Parent, postpone or adjourn the Company Shareholders’ Meeting to solicit additional proxies for the purpose of obtaining the Company Shareholder Approval if, as of the time for which the Company Shareholders’ Meeting is scheduled, there are insufficient shares of Company Common Stock and Company Preferred Stock represented to obtain the Company Shareholder Approval, (ii) may, and at Parent’s request shall, postpone or adjourn the Company Shareholders’ Meeting if, as of the time for which the Company Shareholders’ Meeting is scheduled, there are insufficient shares of Company Common Stock and Company Preferred Stock represented to constitute a quorum to conduct business at such meeting, (iii) shall postpone or adjourn the Company Shareholders’ Meeting to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined after consultation with its outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of the Company prior to the Company Shareholders’ Meeting and (iv) may, in consultation with Parent, postpone or adjourn the Company Shareholders’ Meeting if the Company has delivered any notice contemplated by Section 5.4(g) or Section 5.4(h) and the time periods contemplated by Section 5.4(g) and Section 5.4(h), as applicable, have not passed; provided, however, that unless otherwise agreed to by the Parties, the Company Shareholders’ Meeting shall not be adjourned or postponed to a date that is more than thirty (30) days after the date for which the meeting was previously scheduled; provided, further, however, that the Company Shareholders’ Meeting shall not be adjourned or postponed to a date on or after two (2) business days prior to the End Date. If requested by Parent, the Company shall promptly provide all voting tabulation reports relating to the Company Shareholders’ Meeting that have been prepared by the Company or its transfer agent, proxy solicitor or other Representative.

(f)            Notwithstanding anything in this Agreement to the contrary, Parent (i) may, in consultation with the Company, postpone or adjourn the Parent Shareholders’ Meeting to solicit additional proxies for the purpose of obtaining the Parent Shareholder Approval if, as of the time for which the Parent Shareholders’ Meeting is scheduled, there are insufficient Parent Shares represented to obtain the Parent Shareholder Approval, (ii) may and, at the Company’s request shall, postpone or adjourn the Parent Shareholders’ Meeting if, as of the time for which the Parent Shareholders’ Meeting is scheduled, there are insufficient Parent Shares represented to constitute a quorum to conduct business at such meeting, (iii) shall postpone or adjourn the Parent Shareholders’ Meeting to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Parent has determined after consultation with its financial advisors and outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of Parent prior to the Parent Shareholders’ Meeting and (iv) may, in consultation with the Company, postpone or adjourn the Parent Shareholders’ Meeting if Parent has delivered any notice contemplated by Section 5.5(g) or Section 5.5(h) and the time periods contemplated by Section 5.5(g) and Section 5.5(h), as applicable, have not passed; provided, however, that unless otherwise agreed to by the Parties, the Parent Shareholders’ Meeting shall not be adjourned or postponed to a date that is more than thirty (30) days after the date for which the meeting was previously scheduled; provided, further, however, that the Parent Shareholders’ Meeting shall not be adjourned or postponed to a date on or after two (2) business days prior to the End Date. If requested by the Company, Parent shall promptly provide all voting tabulation reports relating to the Parent Shareholders’ Meeting that have been prepared by Parent or its transfer agent, proxy solicitor or other Representative.

Section 5.7       Employee Matters.

(a)            Following the Effective Time and until the first anniversary of the Closing Date (or, if earlier, until the date of termination of employment of the relevant Continuing Employee), Parent shall, or shall cause one of its Subsidiaries (including the Surviving Company) to, provide to each employee of the Company or any Subsidiary thereof who, as of the Effective Time, continued his or her employment with Parent or any of its Subsidiaries (including the Surviving Company) (each, a “Continuing Employee”) with (1) annual base salary or hourly wage rate (as applicable) and an annual target cash bonus opportunity (determined taking into account any bonus payable pursuant to the first sentence of Section 5.7(d) hereof), in each case, that is not less than the annual base salary or hourly wage rate (as applicable) and the annual target cash bonus opportunity, respectively, provided to such Continuing Employee immediately prior to the Effective Time, (2) an annual target long-term incentive compensation opportunity (including target equity or equity-based incentive opportunity) that is not less favorable than the target long-term incentive compensation opportunity provided to such Continuing Employee immediately prior to the Effective Time; provided however, that if the Closing Date occurs after Parent has granted annual long-term incentive awards for the 2025 fiscal year and prior to the Company granting annual long-term incentive awards for the 2025 fiscal year, Parent shall provide an annual target long-term incentive compensation opportunity (including target equity or equity-based incentive opportunity) for the 2025 fiscal year that is not less favorable than the target long-term incentive compensation opportunity provided to such Continuing Employee immediately prior to the Effective Time, (3) severance benefits that are no less favorable than the severance benefits in effect for such Continuing Employees as immediately prior to the Effective Time, as set forth on Section 5.7(a) of the Company Disclosure Schedule, and (4) other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to similarly situated employees of Parent or its Affiliates (excluding transaction bonuses, retention bonuses, nonqualified deferred compensation, equity and long-term incentive compensation, defined benefit pension and post-employment or retiree health and welfare benefits (collectively, the “Excluded Benefits”)).

(b)            With respect to employee benefit plans (excluding those providing for Excluded Benefits) maintained by Parent or any of its Subsidiaries, including the Surviving Company that are made available to any Continuing Employee at or after the Effective Time (including any vacation, paid time-off and severance plans) (collectively, the “New Plans”), for purposes of determining eligibility to participate, vesting, future vacation accruals and level of severance benefits, each Continuing Employee’s industry service and service with the Company or any Subsidiary thereof (or any predecessor entities), as reflected in the Company’s records and to the same extent such service was recognized by the Company, shall be treated as service with Parent or any Subsidiary thereof, including the Surviving Company; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c)            For the plan year in which the Effective Time occurs, Parent shall, or shall cause its Subsidiaries (including the Surviving Company) to use commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Subsidiaries (including the Surviving Company) in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time (such plans, collectively, the “Old Plans”) and (ii) recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses paid by Continuing Employees and their covered dependents under the applicable Old Plan (including, for the avoidance of doubt, each COBRA participant and covered spouses and dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

(d)            Each Continuing Employee who is eligible as of immediately prior to the Effective Time for a bonus under the Company’s Executive Short-Term Incentive Plan or Non-Executive Short-Term Incentive Plan shall, on or as soon as practicable following the Closing Date, receive a pro-rated bonus for the calendar year in which the Closing Date occurs (to the extent such bonus is not otherwise paid prior to the Effective Time), based on the number of days of such calendar year which have lapsed prior to and including the Closing Date, as determined in accordance with the terms of the applicable plan in good faith by the Company Board or the Compensation Committee of the Company Board based on the greater of target level or actual performance as of the Effective Time (or a date reasonably proximate thereto), and measured on a pro-rated basis as determined by Company Board or the Compensation Committee of the Company Board. Each employee of the Company or any Subsidiary thereof, including any Continuing Employee, (i) who is eligible as of immediately prior to the Effective Time for a bonus under the Company’s Executive Short-Term Incentive Plan or Non-Executive Short-Term Incentive Plan and (ii) whose employment terminates on or after the Effective Time shall, on or as soon as practicable following the applicable termination date, receive, without duplication of amounts previously paid, a bonus for the full calendar year in which the Closing Date occurs (to the extent such bonus is not otherwise paid prior to the Effective Time), as determined in the same manner as provided above. In no event shall payment of any amounts pursuant to this Section 5.7(d) result in the duplication of payments to any Continuing Employee under any other incentive, severance or other similar arrangement of the Company or Parent or this Section 5.7.

(e)            Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans, as applicable, will occur at or prior to the Effective Time, as applicable, with respect to those plans set forth on Section 5.7(e) of the Company Disclosure Schedule.

(f)             Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture and may be used by the applicable Continuing Employee in accordance with the terms of the Company’s vacation policies in effect as of the Effective Time, and shall not limit future accrual. With respect to any employee of the Company or any Subsidiary thereof, including any Continuing Employee whose employment terminates on or within one (1) year following the Closing Date, Parent shall, or shall cause one of its Subsidiaries (including the Surviving Company) to, as soon as practicable following the applicable termination date, pay all accrued vacation and paid time off amounts in accordance with the terms of the Company’s vacation policies in effect as of immediately prior to the Effective Time.

(g)            With respect to any Continuing Employee who, as of immediately prior to the Effective Time, is receiving benefits under the Company’s Education Assistance Program in effect as of the date hereof, Parent shall, or shall cause one of its Subsidiaries to, continue to provide such Continuing Employee with the same benefits following the Effective Time in accordance with the terms of such program in effect as of the date hereof.

(h)            The Company shall, at least one day prior to the Closing Date, adopt written resolutions (the form of which shall have been approved by Parent, whose approval shall not be unreasonably withheld) to terminate any Company Benefit Plan that is intended be qualified under Section 401(a) of the Code (a “Company 401(k) Plan”) and to fully vest all participants under each Company 401(k) Plan, such termination and vesting to be effective no later than the day preceding the Closing Date. Parent shall allow Continuing Employees to rollover their account balances, including promissory notes representing outstanding loans, under the Company 401(k) Plan to a Parent Benefit Plan that is intended be qualified under Section 401(a) of the Code.

(i)             Any employee of the Company or any Subsidiary thereof, including any Continuing Employee, whose employment terminates on the Closing Date shall be entitled to receive severance benefits that are no less favorable than the severance benefits in effect for such employee as set forth on Section 5.7(a) of the Company Disclosure Schedule.

(j)             Nothing contained in this Agreement shall be construed as the establishment of, an amendment of, or undertaking to amend, any Benefit Plan or to prevent the amendment or termination of any Benefit Plan. Nothing in this Section 5.7 shall limit the right of Parent, the Surviving Company or any of their respective Subsidiaries to terminate the employment of any Continuing Employee at any time, for any or no reason. The provisions of this Section 5.7 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third party beneficiary of this Agreement or have any rights or remedies under this Agreement. Nothing herein shall be construed as the establishment of, termination of or an amendment to any Benefit Plan or other compensation or benefit plan or arrangement for any purpose.

Section 5.8       Regulatory Approvals; Efforts.

(a)            Subject to the terms and conditions set forth in this Agreement (including Section 5.8(b), Section 5.8(c) and the MVP Approval), each of the parties hereto shall use (and shall cause its Subsidiaries and Affiliates to use) its reasonable best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable under applicable Laws (other than Antitrust Laws, which are, for the avoidance of doubt, covered by Section 5.8(b) and Section 5.8(c) below) to consummate and make effective the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions or nonactions, waivers, clearances, expirations or terminations of applicable waiting periods, consents and approvals from Governmental Entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration or termination of applicable waiting periods, consent or approval from, any Governmental Entity, in each case, prior to the End Date, and (ii) obtain all necessary nonactions, consents, approvals or waivers from third parties other than any Governmental Entity, in each case, prior to the End Date.

(b)            Subject to the terms and conditions set forth in this Agreement (including the remaining provisions of this Section 5.8(b), Section 5.8(c) and the MVP Approval) herein provided and without limiting the foregoing, each of the parties hereto shall (and shall cause their Subsidiaries and Affiliates to) (i) as promptly as practicable (and in any event not more than ten (10) business days, unless a later date is agreed in writing by the Company and Parent) after the date hereof, make their respective filings under the HSR Act (provided that, in the event the Premerger Notification Office of the Federal Trade Commission is not accepting filings (a “Premerger Closure”), the ten (10) business days shall be extended business day-for-business day for each business day that the Premerger Closure is in effect), (ii) make available to the other party such information as the other party may reasonably request in order to make its HSR Act filing or respond to information or document requests by any Governmental Entity in connection with the transactions contemplated hereby, (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper and advisable to consummate and make effective the transactions contemplated hereby prior to the End Date and (iv) keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications or correspondence between the Company or Parent, or any of their respective Subsidiaries or Affiliates, and any third party and/or any Governmental Entity (or members of their respective staffs) with respect to such transactions. Prior to transmitting any substantive communications, advocacy, white papers, information responses or other submissions to any Governmental Entity (or members of their respective staffs) in connection with the Mergers or the other transactions contemplated by this Agreement, the Company and Parent shall permit counsel for the other parties a reasonable opportunity to review and provide comments thereon, and consider in good faith the views and such comments of the other parties in connection therewith. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person, by videoconference, or by telephone, with any Governmental Entity in connection with the Mergers or the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate. Each party shall use its reasonable best efforts, and shall cause its Subsidiaries and Affiliates to use their reasonable best efforts, to promptly make an appropriate response to any request, requirement or demand for information, documents or testimony regarding the transactions contemplated by this Agreement from any Governmental Entity (including responding to any “second request” for additional information and documentary material under the HSR Act as promptly as practicable). Parent shall be responsible for the payment of all filing fees pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. Parent and the Company shall not, and shall cause their respective Subsidiaries and Affiliates not to, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), offer, negotiate, enter into or make any commitment or agreement, including any timing commitment or agreement, with any Governmental Entity to delay the consummation of, to extend the review or investigation period applicable to, or not to close before a certain date, the Mergers or the other transactions contemplated by this Agreement.

(c)            Subject to the remainder of Section 5.8(c), Parent, Merger Subs, the Company and their respective Subsidiaries shall use their reasonable best efforts to resolve such objections, if any, that a Governmental Entity may assert under Regulatory Laws with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under Regulatory Laws that may be asserted by any Governmental Entity with respect to the Mergers or the other transactions contemplated by this Agreement so as to enable the Closing to occur prior to the End Date. For the avoidance of doubt, subject to Section 5.8(b) and this Section 5.8(c) but notwithstanding anything else to the contrary contained in this Agreement, and without limiting the generality of the foregoing, Parent shall, and shall cause its Subsidiaries and Affiliates to, take any and all steps necessary to eliminate each and every impediment under any Regulatory Law that is asserted by any Governmental Entity or any other Person so as to enable the Parties to consummate the transactions contemplated hereby prior to the End Date, including, but not limited to, offering, proposing, negotiating, agreeing to, committing to and effecting, by consent decree, hold separate order, or otherwise, (i) the sale, divestiture, license, transfer or other disposition of any businesses, assets, equity interests, product lines or properties of the Company (or any of its Subsidiaries), (ii) the creation, termination, amendment, modification or divestment of any contracts, agreements, commercial arrangements, relationships, ventures, rights or obligations of the Company or its Subsidiaries, (iii) any restrictions, impairments, agreements or actions that would limit Parent’s or its Subsidiaries’ or Affiliates’ (including the Company following the consummation of the transactions contemplated herein) freedom of action with respect to, or their ability to own, manage, operate, conduct and retain, any of the Company’s or its Subsidiaries’ businesses, assets, equity interests, product lines or properties, (iv) any other change or restructuring of the Company or its Subsidiaries and other actions and non-actions with respect to businesses, assets or interests of the Company and its Subsidiaries, and (v) any other remedy, commitment or condition of any kind with respect to the Company and its Subsidiaries (any of the actions described in the foregoing clauses (i) through (v), a “Remedy Action”); provided, however, that Parent and its Subsidiaries and Affiliates shall not be required to take any Remedy Action that would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Parent, the Company and their respective Subsidiaries and Affiliates (including, for the avoidance of doubt, the Significant JV Entities), taken as a whole, taking into account the proceeds received, or expected to be received, from any Remedy Action; provided, further, that for this purpose, Parent, the Company and their respective Subsidiaries and Affiliates (including for the avoidance of doubt, the Significant JV Entities), taken as a whole, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company, its Subsidiaries and their investments in the Significant JV Entities, taken as a whole, as of the date of this Agreement; provided, further, that, notwithstanding anything to the contrary contained in this sentence or elsewhere in this Agreement, Parent shall not be obligated to take or agree to take any, or refrain from taking, any actions (including, but not limited to, any Remedy Action) involving any businesses, assets, equity interests or properties of Parent or its Subsidiaries or Affiliates (other than, for the avoidance of doubt, the Company and its Subsidiaries following the consummation of the transactions contemplated herein). The Company shall not take, offer or agree to take, without the prior written consent of Parent, any such action or Remedy Action, but shall take, or agree to take, any Remedy Action if so directed by Parent; provided, however, that any Remedy Action shall be conditioned upon the consummation of the transactions contemplated by this Agreement. Parent and the Company shall, and shall cause their respective Subsidiaries and Affiliates to, vigorously contest, resist, defend, litigate on the merits and appeal, including through the issuance of a final, non-appealable order or other Law, any Action brought by a Governmental Entity or other Person, whether judicial or administrative, challenging or seeking to delay, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement. Subject to the requirements of this Section 5.8, Parent shall, upon reasonable consultation with the Company, control, lead and direct all actions, decision and strategy for, and make all final determinations as to the timing and appropriate course of action with respect to, making and obtaining the expiration or termination of applicable waiting periods or consents with or from Governmental Entities in connection with the transactions contemplated by this Agreement and responding to and defending any Action by or with any Governmental Entity in connection with the transactions contemplated by this Agreement.

(d)            Each of Parent and the Company shall not, and shall not permit their respective Subsidiaries or Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any actions or nonactions, waivers, clearances, expirations or terminations of waiting periods, consents or approvals from Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) materially increase the risk of any Governmental Entity issuing, entering, adopting, enacting or promulgating any order or other Law restraining, enjoining, prohibiting, preventing or making illegal the consummation of the transactions contemplated by this Agreement, (iii) materially increase the risk of not being able to remove, overrule or set aside any such order or other Law on appeal or otherwise or (iv) materially delay or otherwise prevent the consummation of the transactions contemplated by this Agreement.

Section 5.9       Takeover Statutes. Neither the Company nor Parent shall take any action that would cause the transactions contemplated by this Agreement, including the Mergers, to be subject to requirements imposed by any Takeover Law. If any Takeover Law may become, or may purport to be, applicable to the Mergers or any other transactions contemplated hereby, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Law on the transactions contemplated hereby.

Section 5.10       Public Announcements. Except (a) following any Company Change of Recommendation or Parent Change of Recommendation or (b) with respect to action taken by the Company or the Company Board pursuant to, and in accordance with, Section 5.4, on the one hand, or Parent or the Parent Board pursuant to, and in accordance with, Section 5.5, on the other hand, so long as this Agreement is in effect, Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party shall consult with each other before issuing any press release or public statement with respect to the Mergers and, subject to the requirements of applicable Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation; provided, however, that each party may, without such consultation of the other party, issue any press release or public statement with respect to the Merger that are consistent with disclosures in press releases or public statements previously approved by the other party or made by either party in compliance with this Section 5.10. Each of Parent and the Company agree to issue a mutually acceptable initial joint press release announcing this Agreement.

Section 5.11       Indemnification and Insurance.

(a)            Parent and Merger Subs agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former, directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective organizational documents or in any agreement (including any agreement relating to a Significant JV Entity) shall survive the Mergers and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Company shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ or Significant JV Entities’ organizational documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or any of its Subsidiaries with any of their respective current or former directors, officers or employees in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Company’s certificate of incorporation and bylaws or in the Company’s certificate of incorporation and bylaws in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.11 without limit as to time.

(b)            For a period of six (6) years from the Effective Time, Parent and the Surviving Company shall jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries and each person who served as a director, officer, employee, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking to the extent required by the Company Organizational Documents or applicable Law to repay such amounts if it is ultimately determined that such person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, litigation, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and including any matters addressed by alternative dispute resolution mechanism(s) (an “Action”), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred before or at the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an director, officer, employee, member, trustee or fiduciary of any entity if such service was at the request or for the benefit of the Company or any of its Subsidiaries and in all cases including any matters pertaining or relating to this Agreement, the transactions contemplated hereby and any approvals, determinations or processes relating to the foregoing). In the event of any such Action, the Surviving Company shall cooperate with the Indemnified Party in the defense of any such Action.

(c)            For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by the Company, its Subsidiaries and Significant JV Entities with respect to matters existing or arising on or before the Effective Time; provided, however, that Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages (the “Maximum Amount”) required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. If the Company in its sole discretion elects, then the Company may, prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacity as such; provided that in no event shall the cost of such policy exceed six (6) times the Maximum Amount and, if such a “tail policy” is purchased, Parent shall have no further obligations under this Section 5.11(c). If a “tail policy” is purchased, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d)            Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.11.

(e)            The rights of each Indemnified Party shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the organizational documents of the Company or any of its Subsidiaries, or the Surviving Company, any other indemnification arrangement, applicable Law or otherwise.

(f)             In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations of such party set forth in this Section 5.11. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective current or former officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.11 is not prior to, or in substitution for, any such claims under any such policies.

(g)            The obligations of Parent and the Surviving Company under this Section 5.11 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.11 applies without the written consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.11 applies shall be third-party beneficiaries of this Section 5.11, and (ii) this Section 5.11 shall survive consummation of the Mergers and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Parent and the Surviving Company and their respective successors and assigns.

Section 5.12       Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13       Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) or acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14       Tax Matters.

(a)            Parent and the Company will (and will cause their respective Subsidiaries to, and the Company will use reasonable best efforts to cause the Significant JV Entities to) use reasonable best efforts to cause the Mergers, taken together, to qualify, and will not take or knowingly fail to take (and will cause their Subsidiaries, and the Company will use reasonable best efforts to cause the Significant JV Entities, not to take or knowingly fail to take) any action that would, or would reasonably be expected to, prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company will notify the other Party promptly after becoming aware of any reason to believe that the Mergers, taken together, may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub, LLC Sub and the Company will comply (and will cause its respective Subsidiaries to comply) with all representations, warranties and covenants contained in the Parent Tax Certificate and the Company Tax Certificate, respectively, to the extent necessary to cause the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)            This Agreement is intended to constitute, and the Parties hereto adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(c)            Parent and the Company will cooperate to facilitate the issuance of the opinions described in Section 6.2(d) and Section 6.3(d) (the “Tax Opinions”) and any other opinions to be filed in connection with the Registration Statement or the Proxy Statement/Prospectus, regarding the U.S. federal income tax treatment of the Mergers. In connection therewith, (i) Parent shall deliver to Parent Tax Counsel and Company Tax Counsel a duly executed certificate containing such customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable the relevant counsel to render the Tax Opinions and any opinions to be filed in connection with the declaration of effectiveness of the Registration Statement or the Proxy Statement/Prospectus regarding the U.S. federal income tax treatment of the Mergers (the “Parent Tax Certificate”) and (ii) the Company shall deliver to Parent Tax Counsel and Company Tax Counsel a duly executed certificate containing such customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable the relevant counsel to render the Tax Opinions and any opinions to be filed in connection with the declaration of effectiveness of the Registration Statement or the Proxy Statement/Prospectus regarding the U.S. federal income tax treatment of the Mergers (the “Company Tax Certificate”), in each case dated as of the Closing Date (and such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Proxy Statement/Prospectus). The Parent Tax Certificate and the Company Tax Certificate shall be in substantially the forms set forth in Exhibit E and Exhibit F, respectively, and shall be dated and executed as of the dates of such Tax Opinions. Parent and the Company shall provide such other information as reasonably requested by Parent Tax Counsel or Company Tax Counsel for purposes of rendering the Tax Opinions and any opinions to be filed in connection with the Registration Statement or the Proxy Statement/Prospectus regarding the U.S. federal income tax treatment of the Mergers.

Section 5.15       NYSE Listing. Parent shall cause the Parent Shares to be issued in the First Merger and such other Parent Shares to be reserved for issuance in connection with the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

Section 5.16       Dividends. After the date of this Agreement, each of the Company and Parent shall coordinate with the other regarding the declaration of any dividends in respect of Parent Shares, shares of Company Common Stock and shares of Company Preferred Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Parent Shares, shares of Company Common Stock and shares of Company Preferred Stock shall not receive two (2) dividends or fail to receive one (1) dividend in any quarter with respect to their Parent Shares, shares of Company Common Stock or shares of Company Preferred Stock and any Parent Shares any holder of shares of Company Common Stock receives in exchange therefor in the Mergers.

Section 5.17       MVP LLC Agreement. Prior to the Effective Time, the Company shall, or shall cause MVP Holdco, LLC to obtain a determination by the applicable Management Committee (as defined in the MVP LLC Agreement), by Supermajority Interest (as defined in the MVP LLC Agreement) of its Representatives (as defined in the MVP LLC Agreement), that, after giving effect to the Mergers and the transactions contemplated hereby, Operator (as defined in the MVP LLC Agreement) has the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry and is and will be able to perform its obligations under the applicable COM Agreement (as defined in the MVP LLC Agreement) (such determination, the “MVP Approval”). Parent shall use commercially reasonable efforts to cooperate with the Company to obtain the MVP Approval, including, but not limited to, by providing information reasonably requested by the Management Committee (or its representatives thereof).

Section 5.18       Obligations of Merger Subs, the First Step Surviving Corporation and the Surviving Company. Parent shall take all action necessary to cause Merger Subs, the First Step Surviving Corporation and the Surviving Company to perform their respective obligations under this Agreement.

Section 5.19       Company Preferred Stock.

(a)            Upon written election from Parent at least twenty-five (25) days prior to the Closing Date following the completion of the procedures set forth in Section 2.5, the Company shall cause, at least one hour prior to the Effective Time, each share of Company Preferred Stock issued and outstanding at least one hour prior to the Effective Time to be purchased and redeemed by the Company in accordance with Section 7 of the Company Charter (the “Optional Redemption”); provided, however, that the Company shall have no obligation to redeem the Company Preferred Stock in accordance with this Section 5.19 unless Parent has deposited with the Paying Agent (as defined in the Company Charter) sufficient funds to effect such redemption. The Company shall prepare all necessary and appropriate documentation in connection with such Optional Redemption (collectively, the “Redemption Documents”), consult with Parent and afford Parent a reasonable opportunity to review and comment upon the Redemption Documents and give reasonable consideration to the comments, if any, raised by Parent. Parent agrees, and shall use commercially reasonable efforts to cause its and its Subsidiaries’ respective Representatives, to provide reasonable cooperation reasonably requested by the Company in connection with the preparation of the Redemption Documents and the consummation of the Optional Redemption. All mailings and other communications to the holders of the Company Preferred Stock in connection with the Optional Redemption shall be subject to the prior review and comment by the Company and Parent and shall be reasonably acceptable to each of them.

(b)            Parent shall promptly reimburse the Company for any reasonable and documented costs and expenses (including legal expenses) incurred by the Company, its Subsidiaries and their respective Representatives (including reasonable attorneys’ and accountants’ fees) in connection with any action taken (or not taken) in compliance with Section 5.19. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors or members of the applicable governing body and Representatives from any and all liabilities or losses, damages, fines, amounts paid in settlement, costs or expenses arising out of or relating to any action taken (or not taken) in compliance with Section 5.19 (other than to the extent any of the foregoing are incurred as a result of gross negligence or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives).

(c)            At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Subs or the Company or any holder of securities of Parent, Merger Subs or the Company, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time that is not purchased and redeemed by the Company shall be converted into the right to receive the Preferred Consideration in accordance with Section 2.1(b)(ii) of this Agreement. Each share of Company Preferred Stock that is converted into the right to receive the Optional Redemption Price (as defined in the Company Charter) shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist.

Section 5.20       Financing Assistance.

(a)            Following the date of this Agreement and prior to the Effective Time, the Company shall, and shall use commercially reasonable efforts to cause its Subsidiaries and their respective Representatives to, use commercially reasonable efforts to provide to Parent such reasonable and customary cooperation in connection with any Financing, in each case, as may be reasonably requested by Parent or its Representatives in connection with the Mergers, including using commercially reasonable efforts to (i) furnish, as promptly as reasonably practicable upon request, financial statements and financial and other information regarding the Company and its Subsidiaries (it being understood that Parent shall be responsible for the preparation of any pro forma financial information or pro forma financial statements required pursuant to the Securities Act or as may be customary in connection with any such financing), (ii) participate in a reasonable number of meetings, drafting sessions and due diligence sessions with potential Financing Sources (each of which may be conducted by conference call or video conference) and rating agencies, if necessary, (iii) assist in the preparation of any offering documents, confidential information memoranda, prospectuses, offering memoranda, customary marketing material, rating agency and syndication materials, in each case with respect to the Financing, (iv) assist in obtaining comfort letters and, if required, consents of accountants and auditors with respect to financial statements and other financial information for the Company and its Subsidiaries for inclusion in documents referred to in clause (iii), and (v) to the extent reasonably requested at least ten (10) business days prior to the Closing Date, provide any information and documents required in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001 (and if the Company or any of its Subsidiaries qualify as “legal entity customers” under the Beneficial Ownership Regulation, information regarding the Company or any of its Subsidiaries necessary to complete a Beneficial Ownership Certification with respect to the Company or any of its Subsidiaries), each of which of the foregoing shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries (A) shall be required to approve, execute or deliver any documentation in connection with any such Financing that, in each case, is not effective or conditioned, as applicable, upon the Closing or that would not terminate without liability to the Company or any of its Subsidiaries, Significant JV Entities, Representatives or Affiliates upon the termination of this Agreement, (B) shall be required to incur any liability or obligation (including any indemnification obligation) in connection with any such Financing that is not contingent on the Closing or pay any commitment or other fee in connection with any Financing prior to the Closing, (C) shall be obligated to provide any financial (or other) information that (1) is not produced in the ordinary course of business or (2) cannot be produced or provided without unreasonable cost or expense, (D) shall be required to take any action other than at Parent’s request and with reasonable prior notice, (E) shall be required to take any action that would conflict with, violate or result in a breach of or default under its organizational documents or any material contract or Law to which it or its property is bound, (F) shall be required to adopt resolutions or implement other authorizations approving any financing arrangement pursuant to this Section 5.20 or pledge any collateral with respect to such financing arrangement or otherwise encumber its assets prior to Closing (and, for the avoidance of doubt, (x) the post-Closing board of directors or other governing bodies, as applicable, shall enter into or provide any resolutions as may be required and (y) the post-Closing officers shall provide any officer certificates as may be required, in each case, in connection with any financing arrangement at, or as of, the Closing Date), (G) shall be required to take any action that could subject any director, manager, officer or employee of the Company or its Subsidiaries to any actual or potential personal liability, (H) shall be required to provide access to or disclose information that the Company determines in good faith (after consultation with counsel) would jeopardize any attorney client privilege of, or conflict with any confidentiality requirements applicable to, the Company or any of its Subsidiaries, Significant JV Entities, Representatives or Affiliates, (I) shall be required to take any action that it determines in good faith would unreasonably interfere with the ongoing commercial operations of the Company or any of its Subsidiaries or any Significant JV Entity, (J) shall be required to take any action to the extent it could cause any representation or warranty in this Agreement to be breached, cause any condition to the Closing set forth in Article VI to fail to be satisfied or otherwise cause any breach of this Agreement or (K) shall be required to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with any such Financing. Furthermore, notwithstanding anything to the contrary in this Agreement, Parent acknowledges and agrees that compliance with this Section 5.20(a) is not a condition to Closing (including for the purposes of Section 6.3(b)), the consummation of a Financing is not a condition to the Closing, and if any Financing has not been obtained, Parent shall continue to be obligated, until such time as the Agreement is terminated in accordance with Article VII and subject to the waiver or fulfillment of the conditions set forth in Article VI, to complete the transactions contemplated by this Agreement.

(b)            Parent shall promptly reimburse the Company for any reasonable and documented costs and expenses (including legal expenses but excluding costs of the Company’s preparation of financial information and financial statements in connection with its compliance with its periodic reporting obligations under the Exchange Act or otherwise in the ordinary course of business) incurred by the Company, its Subsidiaries and their respective Representatives (including reasonable attorneys’ and accountants’ fees) in connection with any action taken (or not taken) in compliance with Section 5.20(a). Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors or members of the applicable governing body and Representatives from any and all liabilities or losses, damages, fines, amounts paid in settlement, costs or expenses arising out of or relating to any action taken (or not taken) in compliance with Section 5.20(a) (other than to the extent any of the foregoing are incurred as a result of gross negligence or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives).

Section 5.21         Actions with Respect to the Senior Notes.

(a)            If, prior to the Closing Date, Parent decides to commence a “change of control” offer, tender offer and/or consent solicitation in respect of some or all of the outstanding Senior Notes (each, a “Senior Notes Offer”), Parent shall prepare all necessary and appropriate documentation in connection with such Senior Notes Offers, including the offers to purchase and consent solicitation statements, letters of transmittal and other related documents (collectively, the “Offer Documents”) and shall consult with the Company and afford the Company a reasonable opportunity to review and comment upon the Offer Documents and Parent will give reasonable consideration to the comments, if any, raised by the Company. The Company agrees to provide, and shall use commercially reasonable efforts to cause its and its Subsidiaries’ respective Representatives to provide, reasonable cooperation reasonably required by Parent in connection with the preparation of the Offer Documents and the consummation of such Senior Notes Offers, including with respect to the Company’s and/or its applicable Subsidiaries’ execution of supplemental indentures (either at the Effective Time or, if earlier, conditioned upon the occurrence of the Effective Time) reflecting amendments to the indentures applicable to the Senior Notes subject to any Senior Notes Offer, to the extent approved by any required consents of holders of such Senior Notes. All mailings and other communications to the holders of the Senior Notes in connection with the Senior Notes Offers shall be subject to the prior review and comment by the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of any Senior Notes Offer any information in the applicable Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Offer Documents, so that such Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by Parent to the holders of the applicable Senior Notes. Parent acknowledges and agrees that neither the pendency nor the consummation of any such Senior Notes Offer is a condition to Parent’s obligations hereunder. For the avoidance of doubt, Parent shall provide the funds necessary to consummate any Senior Notes Offer that is commenced or requested by Parent.

(b)            If requested by Parent in writing, in lieu of Parent commencing or closing a Senior Notes Offer for any Senior Notes, the Company shall, to the extent permitted by the indenture under which the Senior Notes were issued, use commercially reasonable efforts to take any actions (including (i) requesting the trustee to take such actions and (ii) delivering a conditional notice of redemption subject only to the payment of the redemption price (including any make-whole payment) and the occurrence of the Closing) reasonably requested by Parent to facilitate the redemption, satisfaction and/or discharge or such series of Senior Notes pursuant to such applicable indenture at the Effective Time; provided, however, that if a conditional notice is given, Parent shall ensure that at the Effective Time, Parent has provided the Company the funds necessary to effect any such redemption or satisfaction and discharge. Parent acknowledges and agree that neither the pendency nor the consummation of any such redemption, defeasance or satisfaction and discharge is a condition to Parent’s obligations hereunder.

(c)            Parent shall promptly reimburse the Company for any reasonable and documented costs and expenses (including legal expenses) incurred by the Company, its Subsidiaries and their respective Representatives (including reasonable attorneys’ and accountants’ fees) in connection with any action taken (or not taken) in compliance with Section 5.21 at Parent’s request. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors or members of the applicable governing body and Representatives from any and all liabilities or losses, damages, fines, amounts paid in settlement, costs or expenses arising out of or relating to any action taken (or not taken) in compliance with Section 5.21 (other than to the extent any of the foregoing are incurred as a result of gross negligence or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives).

Article VI

CONDITIONS TO THE FIRST MERGER

Section 6.1         Conditions to Each Party’s Obligation to Effect the First Merger. The respective obligations of each party to effect the First Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)            The Company Shareholder Approval shall have been obtained;

(b)            The Parent Shareholder Approval shall have been obtained;

(c)            The Parent Shares to be issued in the First Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

(d)            No injunction, order or decree by any court or other Governmental Entity of competent jurisdiction shall have been issued or entered and shall continue to be in effect, and no Law shall have been adopted, enacted, promulgated or be effective, in each case that restrains, enjoins, prohibits, prevents or makes illegal the consummation of the First Merger or the other transactions contemplated by this Agreement;

(e)            All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act, and any commitment to, or agreement with, any Governmental Entity to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by this Agreement, shall have expired or been terminated; provided, for the avoidance of doubt, that the conditions set forth in this Section 6.1(e) shall be satisfied even if a party has received communication from a Governmental Entity stating that the parties may close at their own risk, including if such communication includes that the underlying investigation may continue after expiration or termination of any applicable waiting period; and

(f)            The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 6.2         Conditions to Obligation of the Company to Effect the First Merger. The obligation of the Company to effect the First Merger is further subject to the fulfillment (or the waiver by the Company) at or prior to the Effective Time of the following conditions:

(a)            The representations and warranties of Parent and Merger Subs set forth in (i) this Agreement (other than in Section 4.2(a), Section 4.2(b), Section 4.2(g), Section 4.3(a), Section 4.3(b), Section 4.10(b), Section 4.10(c) and Section 4.20) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (ii) Section 4.2(a), Section 4.2(b), Section 4.2(g) and Section 4.20 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, (iii) Section 4.3(a) and Section 4.3(b) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iv) Section 4.10(b) and Section 4.10(c) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period;

(b)            Each of Parent and Merger Subs shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c)            Parent and Merger Subs shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(e) have been satisfied; and

(d)            The Company shall have received an opinion from Company Tax Counsel, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(d), Company Tax Counsel shall have received and may rely upon the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by the Company or Parent for purposes of rendering such opinion.

(e)            Since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect.

Section 6.3         Conditions to Obligation of Parent and Merger Subs to Effect the First Merger. The obligation of Parent and Merger Subs to effect the First Merger is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:

(a)            The representations and warranties of the Company set forth in (i) this Agreement (other than in Section 3.2(a), Section 3.2(b) (other than clause (x) and the second sentence thereof), Section 3.2(e), Section 3.3(a), Section 3.3(b), Section 3.10(b), Section 3.10(c) and Section 3.21) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) Section 3.2(a), Section 3.2(b) (other than clause (x) and the second sentence thereof), Section 3.2(e) and Section 3.21 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, (iii) Section 3.3(a) and Section 3.3(b) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iv) Section 3.10(b) and Section 3.10(c) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period;

(b)            The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c)            The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(e) have been satisfied; and

(d)            Parent shall have received an opinion from Parent Tax Counsel, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.3(d), Parent Tax Counsel shall have received and may rely upon the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by Parent or the Company for purposes of rendering such opinion.

(e)            Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(f)            Mountain Valley Pipeline, LLC shall have received FERC authorization to place the Mountain Valley Pipeline Facilities into service and such authorization is in full force and effect as of the Closing Date without any material limitations, modifications or conditions that would prevent the Mountain Valley Pipeline Facilities from commencing full service.

Section 6.4         Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Mergers or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any material provision of this Agreement.

Article VII

TERMINATION

Section 7.1         Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or Parent Shareholder Approval has been obtained:

(a)            by the mutual written consent of the Company and Parent;

(b)            by either the Company or Parent, if the First Merger shall not have been consummated on or prior to the date that is twelve (12) months from the date of this Agreement (the “End Date”); provided, however, that if all of the conditions to Closing, other than any of the conditions set forth in Section 6.1(d) or Section 6.1(e), shall have been satisfied or waived or shall be capable of being satisfied at such time (other than those conditions that by their nature are to be satisfied at the Closing), the End Date shall automatically be extended to the date that is eighteen (18) months from the date of this Agreement, which date shall thereafter be deemed to be the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement; provided, further, that, in the event a Government Shutdown occurs prior to the End Date, at a time when the condition set forth in Section 6.1(e) has not been satisfied, the End Date shall automatically be extended by one calendar day for each calendar day that the condition set forth in Section 6.1(e) shall not have been satisfied as a result of such Government Shutdown;

(c)            by either the Company or Parent, if an injunction or other Law shall have been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Mergers and such injunction or other Law has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a party if such injunction was due to the failure of such party to perform any of its obligations under this Agreement;

(d)            by either the Company or Parent, if the Company Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded, at which a vote upon the approval of this Agreement was taken, and the Company Shareholder Approval shall not have been obtained;

(e)            by either the Company or Parent, if the Parent Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded, at which a vote upon the Share Issuance was taken, and the Parent Shareholder Approval shall not have been obtained;

(f)            by the Company, if Parent or Merger Subs shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Parent does not diligently attempt, or ceases to diligently attempt, to cure such breach or failure in such a manner that would make it reasonably likely that such breach or failure will be cured prior to the End Date, in each case after receiving written notice from the Company describing such breach or failure in reasonable detail (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

(g)            by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, the Company does not diligently attempt, or ceases to diligently attempt, to cure such breach or failure in such a manner that would make it reasonably likely that such breach or failure will be cured prior to the End Date, in each case after receiving written notice from Parent describing such breach or failure in reasonable detail (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

(h)            by Parent, prior to the time the Company Shareholder Approval is obtained, (i) in the event of a Company Change of Recommendation or (ii) if the Company shall have Willfully Breached any of its obligations under Section 5.4 in a manner that materially impedes, interferes with or hinders the consummation of the transactions contemplated hereby on or before the End Date; and

(i)            by the Company, prior to the time the Parent Shareholder Approval is obtained, (i) in the event of a Parent Change of Recommendation or (ii) if Parent shall have Willfully Breached any of its obligations under Section 5.5 in a manner that materially impedes, interferes with or hinders the consummation of the transactions contemplated hereby on or before the End Date.

Section 7.2         Procedure Upon Termination. This Agreement shall terminate without further action by Parent, the Company or Merger Subs upon the delivery of written notice by one party to the other party or parties of a termination and abandonment of this Agreement pursuant to Section 7.1.

Section 7.3         Effect of Termination. In the event of termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of this Section 7.3, Section 7.4 and Article VIII), and there shall be no other liability on the part of the Company or Parent to any other party hereto, except for (a) as expressly provided for in Section 7.4; (b) subject to Section 7.4(i), liability arising out of or the result of, Fraud or any Willful Breach of any covenant or agreement or Willful Breach of any representation or warranty in this Agreement occurring prior to termination; or (c) as provided for in the Confidentiality Agreement, in which case of clauses (a) through (c), the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.4         Breakup Fee.

(a)            If (i) this Agreement is terminated pursuant to Section 7.1(b) [End Date], and, at the time of such termination, Parent could have terminated this Agreement pursuant to Section 7.1(g) [Company Breach of Representation or Failure to Perform Covenant], and (ii) within twelve (12) months after such termination of this Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12)-month period), a Company Acquisition Transaction, then the Company shall pay to Parent an amount equal to the Company Breakup Fee, by wire transfer of same day federal funds to the account specified by Parent, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Company Acquisition Transaction.

(b)            If (i) this Agreement is terminated by Parent pursuant to Section 7.1(g) [Company Breach of Representation or Failure to Perform Covenant] and (ii) prior to such termination and after the date of this Agreement, any person (other than Parent, Merger Subs or any of their respective affiliates) shall have made a Company Acquisition Proposal that was publicly announced or disclosed or otherwise communicated to the Company Board and not withdrawn prior to such termination, then if within twelve (12) months after such termination of this Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12)-month period), a Company Acquisition Transaction, then the Company shall pay to Parent an amount equal to the Company Breakup Fee, by wire transfer of same day federal funds to the account specified by Parent, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Company Acquisition Transaction.

(c)            If (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(d) [No Company Shareholder Approval], (ii) prior to the Company Shareholders’ Meeting, any person (other than Parent, Merger Subs or any of their respective affiliates) shall have made a Company Acquisition Proposal that was publicly announced or publicly disclosed or otherwise communicated to the Company Board and not withdrawn prior to the Company Shareholders’ Meeting, and (iii) within twelve (12) months after such termination of this Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12)-month period), a Company Acquisition Transaction, then the Company shall pay to Parent an amount equal to the Company Breakup Fee, by wire transfer of same day federal funds to the account specified by Parent, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Company Acquisition Transaction.

(d)            If (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e) [No Parent Shareholder Approval], (ii) prior to the Parent Shareholders’ Meeting, any person (other than the Company or any of its affiliates) shall have made a Parent Acquisition Proposal that was publicly announced or publicly disclosed or otherwise communicated to the Parent Board and not withdrawn prior to the Parent Shareholders’ Meeting, and (iii) within twelve (12) months after such termination of this Agreement, Parent shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12)-month period), a Parent Acquisition Transaction, then Parent shall pay to the Company an amount equal to the Parent Breakup Fee, by wire transfer of same day federal funds to the account specified by the Company, on the earlier of the public announcement of Parent’s entry into such agreement or the consummation of any such Parent Acquisition Transaction.

(e)            If this Agreement is terminated by Parent pursuant to Section 7.1(h)(i) [Company Change of Recommendation] or pursuant to Section 7.1(h)(ii) [Company Willful Breach of Non-Solicit, Acquisition Proposals or Change of Recommendation], then the Company shall pay to Parent, within three (3) business days after the date of termination, the Company Breakup Fee, by wire transfer of same day federal funds to the account specified by Parent.

(f)            If this Agreement is terminated by the Company pursuant to Section 7.1(i)(i) [Parent Change of Recommendation] or pursuant to Section 7.1(i)(ii) [Parent Willful Breach of Non-Solicit, Acquisition Proposals or Change of Recommendation], then Parent shall pay to the Company within three (3) business days after the date of termination the Parent Breakup Fee, by wire transfer of same day federal funds to the account specified by the Company.

(g)            If this Agreement is terminated by the Company or Parent pursuant to (x) Section 7.1(b) [End Date] or (y) Section 7.1(c) [Final and Nonappealable Law] (in the case of this clause (y), if such injunction or other Law relates to, arises as a result of, or arises under, any Antitrust Law), and at such time (i) any of the conditions set forth in Section 6.1(d) (if such injunction or other Law relates to, arises as a result of, or arises under, any Antitrust Law) or Section 6.1(e) have not been satisfied or waived and (ii) all the other conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), Parent shall, within three (3) business days following any such termination, pay to the Company or its designee in cash by wire transfer in immediately available funds to an account designated by the Company a non-refundable fee in an amount equal to the Special Breakup Fee.

(h)            Solely for purposes of this Section 7.4, (i) “Company Acquisition Transaction” shall have the meaning ascribed thereto in Section 8.15(a)(vii), except that all references to twenty percent (20%) shall be changed to fifty percent (50%), and (ii) “Parent Acquisition Transaction” shall have the meaning ascribed thereto in Section 8.15(a)(xlix), except that all references to twenty percent (20%) shall be changed to fifty percent (50%).

(i)            Upon payment of the Company Breakup Fee, the Parent Breakup Fee or the Special Breakup Fee, as applicable and required, pursuant to this Section 7.4, no parties shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company or its shareholders or Parent or its shareholders, as applicable; provided that nothing herein shall release any party from liability arising out of or the result of Fraud. The parties acknowledge and agree that in no event shall Parent or the Company be required to pay the Company Breakup Fee, the Parent Breakup Fee or the Special Breakup Fee, as applicable, on more than one occasion. In addition, the parties acknowledge that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, neither party would enter into this Agreement. If Parent or the Company fails to pay promptly the amounts due pursuant to this Section 7.4, the applicable party will also pay to the other party simple interest on the unpaid amount under this Section 7.4, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal and the reasonable out-of-pocket expenses (including legal fees) in connection with any action taken to collect payment. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

Article VIII

MISCELLANEOUS

Section 8.1         No Survival. Subject to Section 7.3, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise survive the Effective Time expressly by their terms. Effective upon the Closing, the Company and Parent, on behalf of themselves and each of their respective Affiliates (each, a “Releasor”), shall irrevocably release, waive and discharge, to the fullest extent permitted by Law, each Releasor and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, consultants, other advisors, successors and assigns from any and all obligations and liabilities of any kind or nature whatsoever (including any obligations or liabilities under the Comprehensive Environmental Response, Compensation and Liability Act, or any other Environmental Law), as to facts, conditions, transactions, events or circumstances prior to the Closing that in any way arise out of, are in connection with their respective businesses, assets, liabilities, and operations; provided that the foregoing release shall not apply to (a) obligations of Parent, Merger Subs or the Company pursuant to this Agreement or any other agreement, certificate or instrument being executed and delivered pursuant to or in connection with this Agreement or (b) any matter, cause or event solely occurring after the Closing.

Section 8.2         Expenses. Except as otherwise set forth in this Agreement, including in Section 5.8 and Section 7.4, whether or not the First Merger is consummated, all costs and expenses incurred in connection with the First Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs and expenses, except that (a) fees and expenses incurred in connection with the printing, filing and mailing of the Proxy Statement/Prospectus and Registration Statement (including applicable SEC filing fees) shall be borne equally by Parent and the Company and (b) filing fees payable under the HSR Act shall be borne by Parent.

Section 8.3         Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.4         Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, all matters relating to the fiduciary obligations of each of the Company Board and the Parent Board shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles thereof to the extent such principles would direct a matter to another jurisdiction.

Section 8.5         Jurisdiction; Specific Enforcement. Subject to the limitations set forth in this Agreement, the parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the parties shall be entitled to seek an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.4. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 8.6         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon personal delivery to the party to be notified; (b) when sent by email (in which case effectiveness shall be the earlier of (i) upon email confirmation of receipt by the receiving party (excluding out-of-office or other similar automated replies) or (ii) in the event that an email confirmation of receipt is not delivered, if such email is sent prior to 5:00 p.m. Central Time on a business day, on such business day, and if such email is sent on or after 5:00 p.m. Central Time on a business day or sent on a calendar day other than a business day, the next business day); (c) upon receipt after dispatch by registered or certified mail, postage prepaid; or (d) when delivered by a courier (with confirmation of delivery) to the party to be notified, in each case, at the following address:

To Parent or Merger Subs:

EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attention:	General Counsel
Email:	wijordan@eqt.com

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	David B. Feirstein, P.C.
Steven M. Choi
Email:	david.feirstein@kirkland.com
steven.choi@kirkland.com

and

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, TX 77002
Attention:	Cyril V. Jones, P.C.
Jennifer Gasser
Email:	cyril.jones@kirkland.com
jennifer.gasser@kirkland.com

To the Company:

Equitrans Midstream Corporation
2200 Energy Drive
Canonsburg, PA 15317
Attention:	Kirk R. Oliver
Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:	Ryan J. Maierson
Nick S. Dhesi
Email:	ryan.maierson@lw.com
nick.dhesi@lw.com

or to such other address as any party shall specify by written notice so given. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8         Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

Section 8.9         Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10         Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 8.11         Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subs or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Shareholder Approval or Parent Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the shareholders of the Company or the approval of the shareholders of Parent, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company or the shareholders of Parent, as applicable. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12         Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13         No Third-Party Beneficiaries. Each of Parent, Merger Subs and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Company or Parent and Merger Subs, as applicable, in accordance with and subject to the terms of this Agreement, and (b) except for (i) the provisions of Section 5.11 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), and (ii) the right of the Company’s shareholders to receive the Merger Consideration on the terms and conditions of this Agreement, this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.14         Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The words “ordinary course” or “ordinary course of business” shall be construed to mean an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practices. All references in this Agreement to “$” or “dollars” shall be to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.15         Definitions.

(a)            As used in this Agreement:

(i)            “2017 FERC Certificate” means the certificate of public convenience and necessity issued by FERC under section 7(c) of the NGA in Mountain Valley Pipeline, LLC, 161 FERC ¶ 61,043 (2017).

(ii)            “Affiliate” or “affiliate” means, with respect to a specified person, any other person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a person, the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise. Notwithstanding the foregoing, (A) neither of Mountain Valley Pipeline, LLC (or its respective series) or Eureka Midstream Holdings, LLC (including its Subsidiaries) shall be deemed affiliates of the Company, and (B) no joint venture in which Parent owns an interest shall be deemed affiliates of Parent for purposes of Sections 5.8(b), (c) and (d).

(iii)            “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(iv)            “Benefit Plan” means any welfare plan (as defined in Section 3(1) of ERISA, whether or not subject to ERISA), pension plan (as defined in Section 3(2) of ERISA whether or not subject to ERISA) or equity or equity-based, bonus, incentive, deferred compensation, employment, individual, consulting, severance, change in control, retention, termination, pension, retirement, profit sharing, health, welfare, vacation, paid time off, fringe or other compensation or benefit plan, program, policy, agreement or arrangement.

(v)            “business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

(vi)            “Company Acquisition Proposal” means any bona fide offer or proposal, whether or not in writing, or any bona fide written indication of interest, received from or made public by a third party (other than an offer, proposal or indication of interest by Parent, Merger Subs or their respective affiliates) relating to any Company Acquisition Transaction.

(vii)           “Company Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) pursuant to which any person or group of persons, other than Parent, Merger Subs or their respective affiliates, (A) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation, recapitalization, dissolution, liquidation or otherwise) assets of the Company and its Subsidiaries equal to twenty percent (20%) or more of the Company’s consolidated assets (based on their fair market value thereof) or to which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation, recapitalization, dissolution, liquidation or otherwise) beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities (including voting power) of the Company entitled to vote with respect to the approval of this Agreement or (C) any combination of the foregoing.

(viii)           “Company Benefit Plan” means each Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any liability or obligation (contingent or otherwise), including on account of any of its ERISA Affiliates.

(ix)            “Company Breakup Fee” means $191 million.

(x)            “Company Common Stock” means the Company’s common stock, no par value per share.

(xi)            “Company Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among EQM Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, as amended.

(xii)           “Company Equity Awards” means, collectively, the Company Options, Company Restricted Stock Awards, Company RSU Awards, Company PSU Awards, Company Phantom Unit Awards and all deferred rights in respect of Company Common Stock under the Company’s Amended and Restated Directors’ Deferred Compensation Plan.

(xiii)          “Company Equity Plan” means the Company’s 2018 Long-Term Incentive Plan, as amended from time to time, and any predecessor or successor equity compensation plan, including any Performance Share Unit Program thereunder, and the Company’s Amended and Restated Directors’ Deferred Compensation Plan.

(xiv)          “Company ESPP” means the Company’s Employee Stock Purchase Plan, as amended from time to time.

(xv)           “Company Executive Officer” means an officer of the Company or a Subsidiary thereof for purposes of Section 16 of the Exchange Act.

(xvi)           “Company Intervening Event” means any material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable to the Company Board prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date of this Agreement); provided, however, that such event, fact, circumstance, development or occurrence shall not constitute a Company Intervening Event if such event, fact, circumstance, development or occurrence results from or arises out of (A) any changes or developments in prices for oil, natural gas, refined products, condensates or natural gas liquids or other commodities or for Parent’s or the Company’s or their respective Subsidiaries’ or the Significant JV Entities’ raw material inputs and end products, (B) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), (C) any Company Acquisition Proposal or Company Superior Offer, (D) any changes in the share price or trading volume of the Parent Shares or shares of Company Common Stock or in the credit rating of Parent, the Company or any of their respective Subsidiaries (provided that the exception in this clause (D) shall not prevent or otherwise affect a determination that any event, fact, circumstance, development or occurrence underlying such change has resulted in a Company Intervening Event) or (E) any failure by Parent, the Company, the Significant JV Entities or any of their respective Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any event, fact, circumstance, development or occurrence underlying such failure has resulted in a Company Intervening Event).

(xvii)          “Company Material Adverse Effect” means an event, change, effect, development or occurrence that, individually, or in the aggregate together with all other events, changes, effects, developments or changes, has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or continuing results of operations of the Company and its Subsidiaries, taken as a whole, provided, however, that, in no event would any event, change, effect, development or occurrence resulting from, relating to or arising out of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably likely be, a “Company Material Adverse Effect:” (A) any changes or developments in the natural gas or natural gas liquids industries, including production, exploration, gathering, compressing, treating, processing, fractionation and transportation industry generally, (B) any changes or developments in prices for oil, natural gas, refined products, condensates or natural gas liquids or other commodities or for the Company’s or its Subsidiaries’ raw material inputs and end products, (C) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement (provided that the exceptions set forth in this clause (C) shall not apply in connection with any breach or inaccuracy of a representation or warranty set forth in this Agreement expressly addressing the consequences of the announcement or existence of, compliance with or performance under, this Agreement)), (D) any taking of any action at the express request, approval or consent of Parent or Merger Subs, (E) any adoption, implementation, promulgation, repeal, modification, supplementation, reinterpretation or proposal of any rule, regulation, ordinance, order, treaty, protocol or any other Law of or by any national, regional, tribal, state or local Governmental Entity, or market administrator, (F) any changes in GAAP or accounting standards or interpretations thereof, in each case, after the date of this Agreement, (G) any changes or developments in or generally affecting the economy, the financial, credit or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (H) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, weather and/or geographical condition, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared and, for the avoidance of doubt, including the current conflict between the Russian Federation and Ukraine and the war and/or conflict between Israel and Hamas and related military operations), military actions or any act of sabotage or terrorism, cyber-attack or national or international political or social conditions, (I) any Contagion Event or other force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (J) any failure by the Company or any Subsidiary or Significant JV Entity of the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (J) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition), (K) any changes in the share price or trading volume of the shares of Company Common Stock, in the credit rating of the Company or any of its Subsidiaries or in the price or trading volume of the Senior Notes (provided that the exception in this clause (K) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition), (L) any change to the timing for the completion of construction or total project cost of the Mountain Valley Pipeline Facilities, or (M) any worsening of the circumstances referred in to clause (G), (H) or (I) to the extent existing as of the date of this Agreement; except, in each case with respect to clauses (A)-(B) and (E)-(I), to the extent disproportionately and adversely affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate, adverse effect relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate may be taken into account in determining whether there has been, or would reasonably likely be, a “Company Material Adverse Effect.”

(xviii)        “Company Permitted Encumbrance” means any of the following: (A) any Company Permitted Liens applicable to Rights-of-Way, Company Owned Real Property or Company Real Property Leases; (B) any obligations or duties reserved to or vested in any municipality or other Governmental Entity to regulate any of the Company’s or its Subsidiaries’ real property in any manner including all applicable Laws, to the extent not violated in any material respect by the current use and operation of the applicable real property, which regulations do not, and would not be expected to, materially detract from the value of or interfere with the ownership, use or operation of the assets of the Company or its Subsidiaries; (C) the terms and conditions of Company Owned Real Property, Company Real Property Leases, and Rights-of-Way, to the extent not violated in any material respect by the current use and operation of the applicable real property, which terms do not, and would not be expected to, materially detract from the value of or interfere with the ownership, use or operation of the assets of the Company or its Subsidiaries; (D) any required third party consents to assignment and similar agreements and obligations with respect to which prior to Closing (i) waivers or consents have been obtained from the appropriate Person, (ii) the applicable period of time for asserting such rights has expired without any exercise of such rights, (iii) such consents are not to be unreasonably withheld, conditioned or delayed and will not render assignment void ab initio or give rise to a continuing termination right or (iv) expressly do not require consent prior to transfers due to operation of Law; (E) terms and conditions of Rights-of-Way, permits, surface leases, encroachment agreements and other rights or agreements, including crossing agreements with respect to surface obligations, pipelines, conditions, covenants or other restrictions granted to the Company or its Subsidiaries or by the Company or its Subsidiaries to related parties or third parties, including, without limitation, those terms and conditions of such a kind or nature or upon such terms as typically permitted by similarly situated entities in the industry and do not in the aggregate materially affect the Company’s or its Subsidiaries’ operations; (F) any interests in real property granted to third parties or reserved from grants to the Company or its Subsidiaries, including without limitation, Rights-of-Way, surface leases, crossing rights and amendments, encroachments, subleases, licenses, real property interests of any kind, modifications, and releases of Rights-of-Way, easements and surface leases that, in each case, do not and would not reasonably be expected to materially impair the Company’s or its Subsidiaries’ operations as currently operated and are otherwise granted in the ordinary course of the Company’s or its Subsidiary’s operations, or in the Company’s or its Subsidiaries’ discretion, including without limitation, reservation of any real property rights by landowner, coal, oil and gas, surface or other owners in terms and conditions of any real property instrument granted to the Company or its Subsidiary; (G) with respect to Rights-of-Way, restrictions on the exercise of any of the rights under a granting instrument or other real property interest that are set forth or referenced therein or in another executed agreement, that is of public record; provided that a memorandum of such agreement or recital thereto shall be sufficient record of such agreement; (H) any curable defects of title, including without limitation, status of record of any real property interests, encumbrance or irregularities which do not individually or in the aggregate, materially detract from the value of or materially interfere with the use and ownership of the interests of the Company or its Subsidiaries subject thereto (as currently used or owned); and which would be accepted or waived by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas midstream, storage and transmission or water properties; and/or (I) any ordinary course terms, conditions or status of commercial agreements between the Company or its Subsidiaries and third parties (other than as a result of a breach or default under such agreement) that do not secure indebtedness for borrowed money.

(xix)          “Company Permitted Lien” means (A) any Lien (1) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or being contested in good faith and for which adequate accruals or reserves have been established, (2) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business for amounts not yet delinquent or being contested in good faith and for which adequate accruals or reserves have been established, (3) arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business (provided, however, that such Lien (A) secures obligations that are not indebtedness for borrowed money and are not yet delinquent or are being contested in good faith and for which adequate accruals or reserves have been established and (B) does not materially and adversely affect the value, use or operation of the property encumbered thereby), (4) not created by, through or under the Company or its Subsidiaries that affect the underlying fee or other real property interest of a Company Leased Real Property (provided, however, that such Lien does not materially and adversely affect the value, use or operation of the property encumbered thereby), (5) that is disclosed on the most recent consolidated balance sheet of the Company included in the Company SEC Documents or notes thereto or securing liabilities reflected on such balance sheet, (6) arising under or pursuant to the Company Organizational Documents or the organizational documents of any Subsidiary of the Company or any Significant JV Entity, (7) created pursuant to the agreements set forth on Section 8.15(a)(ii) of the Company Disclosure Schedule (other than as a result of a breach or default under such agreement), (8) disclosed on or uncovered by any title commitment, title policy, title report or surveys made available to the Parent prior to the date hereof (provided, however, that such Lien does not materially and adversely affect the value, use or operation of the property encumbered thereby), (9) created by or on behalf of Parent or its Affiliates, (10) arising out of, under or in connection with this Agreement or the transactions contemplated hereby, (11) that are discharged in full at or prior to Closing, at no cost to Parent, the Company or its Subsidiaries or (12) non-exclusive licenses of Intellectual Property granted in the ordinary course of business.

(xx)            “Company Preferred Stock” means the Company’s Series A Perpetual Convertible Preferred Shares, no par value per share.

(xxi)           “Company Service Provider” means each current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries.

(xxii)          “Company Superior Offer” means a bona fide written Company Acquisition Proposal for a Company Acquisition Transaction (with references in the definition thereof to “twenty percent (20%)” being deemed to be replaced with references to “seventy-five percent (75%)”) on terms that the Company Board, or any committee thereof, determines, in good faith, after consultation with the Company’s financial advisors and outside legal counsel, is (A) if accepted, reasonably likely to be consummated in accordance with its terms and (B) if consummated, more favorable to the Company and its shareholders (including, without limitation, from a financial point of view) than the Mergers and the transactions contemplated by this Agreement (taking into account at the time of determination (x) any proposal by Parent to amend or modify the terms of this Agreement which are committed to in writing and (y) such other factors deemed relevant by the Company Board, or any committee thereof, including the form of consideration, timing, likelihood of consummation, the identity of the person making the proposal, required approvals, conditions to consummation, and other factors that the Company Board may consider in the exercise of its fiduciary duties).

(xxiii)         “Company Tax Counsel” means Latham & Watkins LLP (or, if Latham & Watkins LLP is unable, or declines, to deliver the Tax Opinion to the Company, Kirkland & Ellis LLP).

(xxiv)         “Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including COVID-19 and monkeypox).

(xxv)         “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any epidemics, pandemic or outbreaks thereof.

(xxvi)         “Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any Personal Information or otherwise relating to privacy, security, or security breach notification requirements: (A) the parties’ own external policies and procedures and (B) all applicable Laws.

(xxvii)       “DTC” means the Depository Trust Company.

(xxviii)      “Emergency” means any sudden, unexpected or abnormal event which causes, or imminently risks causing, physical damage to or the endangerment of the safety or operational condition of any property, endangerment of health or safety of any Person, or death or injury to any Person, or damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism or sabotage, cyber-attacks, weather events, epidemics, outages, explosions, regulatory requirements, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, force majeure declared by a third party, acts of Governmental Entities, including, but not limited to, confiscation or seizure, or otherwise.

(xxix)         “Environmental Law” means any Law relating to public or worker health and safety (regarding exposure to Hazardous Materials), pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource or environmental media), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials, in each case as in effect as of or prior to the Closing Date.

(xxx)          “ERISA” means the Employee Retirement Income Security Act of 1974.

(xxxi)         “ERISA Affiliate” means, with respect to any Person, entity, trade or business (whether or not incorporated), that, at any relevant time, is or was treated as a single employer with any other Person, entity, trade or business (whether or not incorporated) within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(xxxii)        “Eureka Credit Agreement” means the Credit Agreement, dated as of May 13, 2021, by and among Eureka Midstream, LLC, a wholly owned subsidiary of Eureka Midstream Holdings, LLC, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as amended.

(xxxiii)       “Eureka Midstream Holdings, LLC” means Eureka Midstream Holdings, LLC and its Subsidiaries.

(xxxiv)       “Financing” means any debt incurred or equity securities issued or to be issued, including in a public offering or private placement or borrowing under revolving, long-term or bridge loans, in each case by Parent or any of its Subsidiaries in connection with the Mergers.

(xxxv)        “Financing Sources” means any underwriter, initial purchaser, syndicate or other group engaged for any and all purposes of any Financing, including the parties providing or arranging financing pursuant to any commitment letters, engagement letters, underwriting agreements, securities purchase agreements, sales agreements, indentures, credit or joint venture participations or other agreements entered pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents, advisors, and representatives and their respective successors and permitted assigns.

(xxxvi)       “Fraud” means actual and intentional misrepresentation with the intent to deceive and upon which such other party has relied to its detriment; provided that “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud or any torts based on negligence or recklessness.

(xxxvii)      “Good Reason” has the meaning set forth on Section 8.15(xxxv) of the Company Disclosure Schedule.

(xxxviii)     “Government Shutdown” means any shutdown of certain United States federal government services provided by the United States Federal Trade Commission and the United States Department of Justice Antitrust Division to review the transactions contemplated by this Agreement under the HSR Act.

(xxxix)       “Governmental Entity” means any federal, state, local, tribal or foreign government, court of competent jurisdiction, governmental or quasi-governmental agency, commission or other authority, legislature, executive, arbitral (whether public or private), administrative or regulatory body exercising authority over an applicable person comparable to any of the foregoing, or any instrumentality of any the foregoing.

(xl)            “Hazardous Materials” means all substances, materials or wastes regulated by, or for which standards of conduct or liability may be imposed under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead, per- and polyfluoroalkyl substances, toxic mold, naturally occurring radioactive materials, any hazardous waste, and any radioactive substance, material or agent.

(xli)            “Intellectual Property” means all intellectual property rights recognized under applicable Law, including all: (A) issued patents and applications therefor, together with any reissues, divisionals, continuations, continuations-in-part, extensions, provisional or supplemental protection certificates, renewals and reexaminations thereof; (B) trademarks, service marks, trade dress, trade names, brand names, logos and corporate names, including all goodwill associated therewith and renewals thereof; (C) internet domain names; (D) copyrights, whether or not registered or published, and registrations and applications for registration therefor and renewals thereof; and (E) trade secrets and know-how (including methods, procedures, processes and compilation of data) which are not generally known; in each case, of the foregoing clauses (A) through (E), to the extent protectable by applicable Law.

(xlii)          “IT Assets” means, with respect to any person, the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of such person and its Subsidiaries that are owned or controlled by such person and its Subsidiaries and used in connection with the operation of its business.

(xliii)          “knowledge” means (A) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.15(a) of the Parent Disclosure Schedule, upon reasonable inquiry of such individual’s direct reports and (B) with respect to the Company and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.15(a)(i) of the Company Disclosure Schedule, upon reasonable inquiry of such individual’s direct reports.

(xliv)         “Mountain Valley Pipeline Facilities” means approximately 300 miles of 42 inch diameter pipeline and certain compression facilities, interconnects, and other appurtenances, all as described in the 2017 FERC Certificate for such facilities, as amended from time to time, including, but not limited to, amendments in FERC Docket Nos. CP16-10-000 et seq. and CP21-57-000 et seq., extending from the tailgate of the MarkWest Mobley plant in Smithfield, West Virginia to Transco Station 165 near Chatham, Virginia and having a capacity of approximately 2.0 Bcf/day.

(xlv)          “MVP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Mountain Valley Pipeline, LLC, dated as of April 6, 2018, by and among MVP Holdco, LLC, US Marcellus Gas Infrastructure, LLC, VED NPI IV, LLC, WGL Midstream MVP LLC, Con Edison Gas Pipeline and Storage, LLC, RGC Midstream, LLC and Mountain Valley Pipeline, LLC, as amended.

(xlvi)         “Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements under which Parent or any of its Subsidiaries leases, subleases or licenses or otherwise acquires or obtains the right to explore for, prospect, drill, develop and/or produce hydrocarbons or any other real property which is material to the business of Parent or its Subsidiaries.

(xlvii)           “Oil and Gas Properties” means (A) all direct and indirect interests in and rights with respect to hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and mineral interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions and (B) all wells located on or producing from or injecting on any of the Oil and Gas Leases, units or mineral interests and the rights to all hydrocarbons and other minerals producing therefrom.

(xlviii)        “Parent Acquisition Proposal” means any bona fide offer or proposal, whether or not in writing, or any bona fide written indication of interest, received from or made public by a third party (other than an offer, proposal or indication of interest by the Company or its affiliates) relating to any Parent Acquisition Transaction.

(xlix)         “Parent Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) pursuant to which any person or group of persons, other than the Company or its affiliates, (A) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation, recapitalization, dissolution, liquidation or otherwise) assets of Parent and its Subsidiaries equal to twenty percent (20%) or more of Parent’s consolidated assets (based on their fair market value thereof) or to which twenty percent (20%) or more of Parent’s revenues or earnings on a consolidated basis are attributable, (B) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation, recapitalization, dissolution, liquidation or otherwise) beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities (including voting power) of Parent entitled to vote with respect to the approval of this Agreement or (C) any combination of the foregoing.

(l)            “Parent Benefit Plan” means each Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by Parent or any of its Subsidiaries, or under or with respect to which Parent or any of its Subsidiaries has any liability or obligation (contingent or otherwise), including on account of any of its ERISA Affiliates.

(li)            “Parent Breakup Fee” means $545 million.

(lii)            “Parent Executive Officer” means an officer of Parent or a Subsidiary thereof for purposes of Section 16 of the Exchange Act.

(liii)            “Parent Intervening Event” means any material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable to the Parent Board prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date of this Agreement); provided, however, that such event, fact, circumstance, development or occurrence shall not constitute a Parent Intervening Event if such event, fact, circumstance, development or occurrence results from or arises out of (A) any changes or developments in prices for oil, natural gas, refined products, condensates or natural gas liquids or other commodities or for Parent’s or the Company’s or their respective Subsidiaries’ or the Significant JV Entities’ raw material inputs and end products, (B) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), (C) any Parent Acquisition Proposal or Parent Superior Offer, (D) any changes in the share price or trading volume of the Parent Shares or shares of Company Common Stock or in the credit rating of Parent, the Company or any of their respective Subsidiaries (provided that the exception in this clause (D) shall not prevent or otherwise affect a determination that any event, fact, circumstance, development or occurrence underlying such change has resulted in a Parent Intervening Event) or (E) any failure by Parent, the Company, the Significant JV Entities or any of their respective Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any event, fact, circumstance, development or occurrence underlying such failure has resulted in a Parent Intervening Event).

(liv)           “Parent Material Adverse Effect” means an event, change, effect, development or occurrence that, individually, or in the aggregate together with all other events, changes, effects, developments or changes, has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or continuing results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that, in no event would any event, change, effect, development or occurrence resulting from, relating to or arising out of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably likely be, a “Parent Material Adverse Effect:” (A) any changes or developments in the natural gas or natural gas liquids industries, including production, exploration, gathering, compressing, treating, processing, fractionation and transportation industry generally, (B) any changes or developments in prices for oil, natural gas, refined products, condensates or natural gas liquids or other commodities or for Parent’s or its Subsidiaries’ raw material inputs and end products, (C) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement (provided that the exceptions set forth in this clause (C) shall not apply in connection with any breach or inaccuracy of a representation or warranty set forth in this Agreement expressly addressing the consequences of the announcement or existence of, compliance with or performance under, this Agreement)), (D) any taking of any action at the express request, approval or consent of the Company, (E) any adoption, implementation, promulgation, repeal, modification, supplementation, reinterpretation or proposal of any rule, regulation, ordinance, order, treaty, protocol or any other Law of or by any national, regional, tribal, state or local Governmental Entity, or market administrator, (F) any changes in GAAP or accounting standards or interpretations thereof, in each case, after the date of this Agreement, (G) any changes or developments in or generally affecting the economy, the financial, credit or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (H) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, weather and/or geographical condition, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared and, for the avoidance of doubt, including the current conflict between the Russian Federation and Ukraine and the war and/or conflict between Israel and Hamas and related military operations), military actions or any act of sabotage or terrorism, cyber-attack or national or international political or social conditions, (I) any Contagion Event or other force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (J) any failure by Parent or any Subsidiary of Parent to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (J) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Parent Material Adverse Effect so long as it is not otherwise excluded by this definition), (K) any changes in the share price or trading volume of the Parent Shares or in the credit rating of Parent or any of its Subsidiaries (provided that the exception in this clause (K) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Parent Material Adverse Effect so long as it is not otherwise excluded by this definition) or (L) any worsening of the circumstances referred in to clauses (G), (H) or (I) to the extent existing as of the date of this Agreement; except, in each case with respect to subclauses (A)-(B) and (E)-(I), to the extent disproportionately and adversely affecting Parent and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and its Subsidiaries operate, in which case only the incremental disproportionate, adverse effect relative to other similarly situated companies in the industries in which Parent and its Subsidiaries operate may be taken into account in determining whether there has been, or would reasonably likely be, a “Parent Material Adverse Effect.”

(lv)            “Parent Permitted Encumbrance” means any of the following: (A) any Parent Permitted Liens applicable to Rights-of-Way, Parent Owned Real Property or Parent Real Property Leases; (B) any obligations or duties reserved to or vested in any municipality or other Governmental Entity to regulate any of Parent’s or its Subsidiaries’ real property in any manner including all applicable Laws to the extent not violated in any material respect by the current use and operation of the applicable real property, which regulations do not, and would not be expected to, materially detract from the value of or interfere with the ownership, use or operation of the assets of Parent or its Subsidiaries; (C) the terms and conditions of Parent Owned Real Property, Parent Real Property Leases, and Rights-of-Way to the extent not violated in any material respect by the current use and operation of the applicable real property, which terms do not, and would not be expected to, materially detract from the value of or interfere with the ownership, use or operation of the assets of Parent or its Subsidiaries; (D) any required third party consents to assignment and similar agreements and obligations with respect to which prior to Closing (i) waivers or consents have been obtained from the appropriate Person, (ii) the applicable period of time for asserting such rights has expired without any exercise of such rights, (iii) such consents are not to be unreasonably withheld, conditioned or delayed and will not render assignment void ab initio or give rise to a continuing termination right or (iv) expressly do not require consent prior to transfers due to operation of Law; (E) terms and conditions of Rights-of-Way, permits, surface leases, encroachment agreements and other rights or agreements, including crossing agreements with respect to surface obligations, pipelines, conditions, covenants or other restrictions granted to Parent or its Subsidiaries or by Parent or its Subsidiaries to related parties or third parties, including, without limitation, those terms and conditions of such a kind or nature or upon such terms as typically permitted by similarly situated entities in the industry and/or do not in the aggregate materially affect Parent’s or its Subsidiary’s operations; (F) any interests in real property granted to third parties or reserved from grants to Parent or its Subsidiaries, including, without limitation, Rights-of-Way, surface leases, crossing rights and amendments, encroachments, subleases, licenses, real property interests of any kind, modifications, and releases of Rights-of-Way, easements and surface leases that, in each case, do not and would not reasonably be expected to materially impair the Parent’s or its Subsidiaries’ operations as currently operated and/or are otherwise granted in the ordinary course of Parent’s or its Subsidiary’s operations, or in Parent’s or its Subsidiaries’ discretion, including without limitation, reservation of any real property rights by landowner, coal, oil and gas, surface or other owners in terms and conditions of any real property instrument granted to Parent or its Subsidiary; (G) with respect to Rights-of-Way, restrictions on the exercise of any of the rights under a granting instrument or other real property interest that are set forth or referenced therein or in another executed agreement, that is of public record; provided that a memorandum of such agreement or recital thereto shall be sufficient record of such agreement; and/or (H) any ordinary course terms, conditions or status of commercial agreements between Parent or its Subsidiaries and third parties (other than as a result of a material breach or default under such agreement) that do not secure indebtedness for borrowed money.

(lvi)            “Parent Permitted Lien” means (A) any Lien (1) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or being contested in good faith and for which adequate accruals or reserves have been established, (2) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business for amounts not yet delinquent, in each case, for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof, (3) arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business (provided, however, that such Lien (A) secures obligations that are not indebtedness for borrowed money and are not yet delinquent or are being contested in good faith and for which adequate accruals or reserves have been established and (B) does not materially and adversely affect the value, use or operation of the property encumbered thereby), (4) not created by Parent or its Subsidiaries that affect the underlying fee or other real property interest of a Parent Leased Real Property, (5) that is disclosed on the most recent consolidated balance sheet of Parent included in the Parent SEC Documents or notes thereto or securing liabilities reflected on such balance sheet, (6) arising under or pursuant to the Parent Organizational Documents or the organizational documents of any Subsidiary of Parent, (7) created pursuant to the agreements set forth on Section 4.2(b) of the Parent Disclosure Schedule (other than as a result of a breach or default under such agreement) that do not secure indebtedness for borrowed money, (8) disclosed on or uncovered by any title commitment, title policy, title report or surveys made available to the Parent prior to the date hereof (provided, however, that such Lien does not materially and adversely affect the value, use or operation of the property encumbered thereby), (9) created by or on behalf of the Company or its affiliates, (10) arising out of, under or in connection with this Agreement or the transactions contemplated hereby, (11) that are discharged in full at or prior to Closing, at no cost to Parent, the Company or its Subsidiaries or (12) non-exclusive licenses of Intellectual Property granted in the ordinary course of business.

(lvii)          “Parent Service Provider” means each current or former director, officer, employee or independent contractor of Parent or any of its Subsidiaries, other than any Company Service Provider.

(lviii)         “Parent Shareholder Approval” means the approval of the Share Issuance and the Parent Charter Amendment by a majority of the votes cast at the Parent Shareholders’ Meeting.

(lix)            “Parent Shares” means the common stock of Parent, no par value.

(lx)             “Parent Superior Offer” means a bona fide written Parent Acquisition Proposal for a Parent Acquisition Transaction (with references in the definition thereof to “twenty percent (20%)” being deemed to be replaced with references to “seventy-five percent (75%)”) on terms that the Parent Board, or any committee thereof, determines, in good faith, after consultation with its financial advisors and outside legal counsel, is (A) if accepted, reasonably likely to be consummated in accordance with its terms and (B) if consummated, more favorable to Parent and its shareholders (including, without limitation, from a financial point of view) than the Mergers and the transactions contemplated by this Agreement (taking into account at the time of determination (x) any proposal by the Company to amend or modify the terms of this Agreement which are committed to in writing and (y) such other factors deemed relevant by the Parent Board, or any committee thereof, including the form of consideration, timing, likelihood of consummation, the identity of the person making the proposal, required approvals, conditions to consummation, and other factors that the Parent Board may consider in the exercise of its fiduciary duties).

(lxi)            “Parent Tax Counsel” means Kirkland & Ellis LLP (or, if Kirkland & Ellis LLP is unable, or declines, to deliver the Tax Opinion to Parent, Latham & Watkins LLP).

(lxii)          “Person” or “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(lxiii)          “Personal Information” means “personal information”, “personal data”, or any similar term as defined by applicable Law or by the Company or its Subsidiaries (as applicable) or by Parent or its Subsidiaries (as applicable) in any of their privacy policies, notices or contracts.

(lxiv)          “Production Burden” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

(lxv)          “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the Robinson-Patman Act, the NGA and the NGPA, the Norman Y. Mineta Research and Special Programs Improvement Act of 2004, the Pipeline Safety Act of 2011, the Hazardous Materials Safety Improvement Act of 2012, the PIPES Act of 2016, the Fixing Americas Surface Transportation Act, the PUHCA, the Communications Act of 1934, the HSR Act, the Federal Trade Commission Act, and all other federal, state, local or foreign statutes, rules, regulations, orders, injunctions, decisions, decrees, administrative and judicial doctrines and other Laws, including all antitrust, competition, merger control or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, price discrimination or lessening competition through merger or acquisition or (ii) protect the national security or the national economy of any nation.

(lxvi)         “Rights-of-Way” means easements, licenses, rights-of-way, permits, servitudes, leasehold estates and other similar real estate interests.

(lxvii)        “Security Incident” means any (A) cybersecurity incident, breach of security, phishing incident, or ransomware or malware attack affecting any IT Asset or (B) incident in which confidential information or Personal Information possessed, or controlled by the Company or any of its Subsidiaries (or by another Person on their behalf) or by Parent or any of its Subsidiaries (or by another Person on their behalf), as applicable, was (or may have been in any material respect) accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner.

(lxviii)       “Senior Notes” means EQM Midstream Partners, LP’s 4.00% Senior Notes due 2024, EQM Midstream Partners, LP’s 6.00% Senior Notes due 2025, EQM Midstream Partners, LP’s 4.125% Senior Notes due 2026, EQM Midstream Partners, LP’s 6.50% Senior Notes due 2027, EQM Midstream Partners, LP’s 7.50% Senior Notes due 2027, EQM Midstream Partners, LP’s 5.50% Senior Notes due 2028, EQM Midstream Partners, LP’s 4.50% Senior Notes due 2029, EQM Midstream Partners, LP’s 6.375% Senior Notes due 2029, EQM Midstream Partners, LP’s 7.50% Senior Notes due 2030, EQM Midstream Partners, LP’s 4.75% Senior Notes due 2031 and EQM Midstream Partners, LP’s 6.50% Senior Notes due 2048.

(lxix)          “Significant JV Entities” means, collectively, Mountain Valley Pipeline, LLC and Eureka Midstream Holdings, LLC.

(lxx)          “Special Breakup Fee” means $176 million.

(lxxi)          “Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such person or persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses. Notwithstanding the foregoing, neither of Mountain Valley Pipeline, LLC (including its respective series) or Eureka Midstream Holdings, LLC (including its Subsidiaries) shall be deemed Subsidiaries of the Company, and the entity set forth on Section 8.1(a)(iii) of the Parent Disclosure Schedule shall not be deemed a Subsidiary of the Company.

(lxxii)        “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations enacted under state or federal Laws in the United States that are applicable to the Company, Parent and their respective Subsidiaries in the context of the Mergers or any other transactions contemplated by this Agreement.

(lxxiii)         “Tax” or “Taxes” means any and all U.S. federal, state or local or non-U.S. or provincial taxes, imposts, levies, customs, duties, fees, assessments and similar charges in the nature of a tax, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, environmental, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection or with respect thereto.

(lxxiv)         “Tax Proceeding” means any cause of action, audit, demand, litigation, suit, investigation, inquiry, or other proceeding at Law or in equity or order or ruling, in each case with respect to Taxes.

(lxxv)         “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(lxxvi)        “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

(lxxvii)        “Willfully Breach” or “Willful Breach” means a material breach, or failure to perform, that is the consequence of a deliberate act or a deliberate failure to act by a breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

(b)            Each of the following terms is defined in the section of this Agreement set forth opposite such term:

Action	Section 5.11(b)
Agreement	Preamble
Balance Sheet Date	Section 3.6
Book-Entry Shares	Section 2.4(b)(i)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.9(c)
Code	Recitals
Common Consideration	Section 2.1(b)(i)

Common Conversion Election	Section 2.5(a)
Company	Preamble
Company 401(k) Plan	Section 5.7(h)
Company Board	Recitals
Company Change of Recommendation	Section 5.4(f)(v)
Company Designees	Section 1.7
Company Disclosure Schedule	Preamble to Article III
Company Intellectual Property	Section 3.16(a)
Company Leased Real Property	Section 3.17(a)
Company Material Contracts	Section 3.20(a)
Company Midstream Contracts	Section 3.20(a)(xi)
Company MVP PSU Award	Section 2.3(e)
Company Organizational Documents	Section 3.1(b)
Company Option	Section 2.3(a)
Company Owned Real Property	Section 3.17(a)
Company Permits	Section 3.7(b)
Company Personal Property	Section 3.24(a)
Company Phantom Unit Award	Section 2.3(f)
Company PSU Award	Section 2.3(d)
Company Real Property Leases	Section 3.17(a)
Company Recommendation	Section 3.3(a)
Company Restricted Stock Award	Section 2.3(b)
Company RSU Award	Section 2.3(c)
Company SEC Documents	Section 3.4(a)
Company Shareholder Approval	Section 3.3(a)
Company Shareholders’ Meeting	Section 3.3(b)
Company Tax Certificate	Section 5.14(c)
Confidentiality Agreement	Section 5.3(b)
Continuing Employee	Section 5.7(a)
Contract	Section 3.20(a)
Delaware LLC Act	Section 3.2(e)
Delaware LP Act	Section 3.2(e)
DGCL	Section 1.1(a)
Dissenting Shares	Section 2.4(g)(ii)
Earned PSUs	Section 2.3(d)
Effective Time	Section 1.3
Election	Section 2.5(a)
Election Deadline	Section 2.5(c)
Election Form	Section 2.5(a)
Election Form Record Date	Section 2.5(a)
Eligible Shares	Section 2.1(b)(i)
End Date	Section 7.1(b)
Entity Transactions Law	Section 1.1
Exchange Act	Section 3.4(a)
Exchange Agency Agreement	Section 2.4(a)
Exchange Agent	Section 2.4(a)

Exchange Fund	Section 2.4(a)
Exchange Ratio	Section 2.1(b)(i)
Excluded Benefits	Section 5.7(a)
Excluded Shares	Section 2.1(b)(iii)
FERC	Section 3.13(a)
Final Offering Period	Section 2.3(g)
First Merger	Recitals
First Step Certificate of Merger	Section 1.3(a)
First Step Statement of Merger	Section 1.3(a)
First Step Surviving Corporation	Section 1.1(a)
FPA	Section 3.13(b)
GAAP	Section 3.4(b)
HSR Act	Section 3.3(b)
Indemnified Party	Section 5.11(b)
Labor Agreement	Section 3.15(a)
Law or Laws	Section 3.7(a)
Lien	Section 3.3(c)
LLC Sub	Preamble
Mailing Date	Section 2.5(a)
Maximum Amount	Section 5.11(c)
Merger Consideration	Section 2.1(b)(ii)
Merger Sub	Preamble
Merger Documents	Section 1.3(a)
Mergers	Recitals
MVP Approval	Section 5.17
New Plans	Section 5.7(b)
NGA	Section 3.13(c)
NGPA	Section 3.13(c)
NYSE	Section 3.3(b)
Offer Documents	Section 5.21(a)
Old Plans	Section 5.7(c)
Parent	Preamble
Parent Board	Recitals
Parent Charter Amendment	Section 5.6(c)
Parent Disclosure Schedule	Preamble to Article IV
Parent Intellectual Property	Section 4.16(a)
Parent Leased Real Property	Section 4.17(a)
Parent Material Contracts	Section 4.19(a)
Parent Organizational Documents	Section 4.1(b)
Parent Owned Real Property	Section 4.17(a)
Parent Permits	Section 4.7(b)
Parent Preferred Stock	Section 4.2(a)
Parent Real Property Leases	Section 4.17(a)
Parent Reserve Engineer	Section 4.23(a)
Parent Reserve Reports	Section 4.23(a)
Parent RSU Award	Section 2.3(b)

Parent SEC Documents	Section 4.4(a)
Parent Shareholders’ Meeting	Section 3.3(b)
Parent Tax Certificate	Section 5.14(c)
Party or Parties	Preamble
PBCL	Section 1.1
PHMSA	Section 3.13(c)
Preferred Consideration	Section 2.1(b)(ii)
Premerger Closure	Section 5.8(b)
Proxy Statement/Prospectus	Section 3.3(b)
PUHCA	Section 3.13(a)
Redemption Election	Section 2.5(a)
Registration Statement	Section 4.3(b)
Remain Outstanding Election	Section 2.5(a)
Remedies Exceptions	Section 3.17(a)
Remedy Action	Section 5.8(c)
Representatives	Section 5.3(a)
Sarbanes-Oxley Act	Section 3.5
SEC	Section 3.4(a)
Second Merger	Recitals
Second Step Statement of Merger	Section 1.3(a)
Securities Act	Section 3.4(a)
Senior Notes Offer	Section 5.21(a)
Share Issuance	Recitals
Specified Assumptions	Section 3.3(c)
Substantially Equivalent Security Election	Section 2.5(a)
Surviving Company	Section 1.1(a)
Tax Opinions	Section 5.14(c)
Termination Date	Section 5.1(a)
WARN Act	Section 3.15(b)

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EQT CORPORATION

By:	/s/ Toby Z. Rice
Name: Toby Z. Rice
Title: Chief Executive Officer

HUMPTY MERGER SUB INC.

By:	/s/ Toby Z. Rice
Name: Toby Z. Rice
Title: Chief Executive Officer

HUMPTY MERGER SUB LLC

By:	/s/ Toby Z. Rice
Name: Toby Z. Rice
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EQUITRANS MIDSTREAM CORPORATION

By:	/s/ Diana M. Charletta
Name: Diana M. Charletta
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EQUITRAN MIDSTREAM CORPORATION

ARTICLE One

The name of the corporation is Equitrans Midstream Corporation (hereinafter called the “Corporation”).

ARTICLE Two

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE Three

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE Four

The total number of shares of stock which the Corporation has authority to issue is 100 shares of Common Stock, with no par value.

ARTICLE Five

The Corporation is to have perpetual existence.

ARTICLE Six

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE Seven

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE Eight

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE Nine

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TEN

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

* * * * *

2

Exhibit B

SIXTH AMENDED & RESTATED BYLAWS

OF

EQUITRANS MIDSTREAM CORPORATION
A Delaware corporation

(Adopted as of [●])

ARTICLE I
OFFICES

Section 1.         Registered Office. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.         Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.         Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting.

Section 2.         Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting, such written request shall state the purpose or purposes of the meeting and shall be delivered to the president.

Section 3.         Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.         Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, by facsimile telecommunication (when directed to a number at which the stockholder has consented to receive notice) or by electronic mail (when directed to an electronic mail address at which the stockholder has consented to receive notice), by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.         Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.         Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation of the corporation (as amended and in effect from time to time, the “Certificate of Incorporation”). If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7.         Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.         Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.         Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.       Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.       Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III
DIRECTORS

Section 1.         General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2.         Number, Election and Term of Office. The number of directors which shall constitute the board shall be three (3). The number of directors shall be established from time to time by resolution of the board of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.         Removal and Resignation. Except as otherwise provided by the Certificate of Incorporation or in any agreement to which the corporation is party or by which it is bound, any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

Section 4.         Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.         Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.         Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the president or any director on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by telegraph, by facsimile, by cable or any other lawful means (including electronic mail).

Section 7.         Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.         Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.         Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10.       Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board of directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.       Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.       Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

ARTICLE IV
OFFICERS

Section 1.         Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one or more vice-presidents, secretary, treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2.         Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The president shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.         Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.         Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5.         Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.         Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. The chief executive officer shall preside at each meeting of (a) the board of directors and (b) the stockholders. Subject to the powers of the board of directors, the chief executive officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in this by-law. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7.         The President. The president of the Corporation shall, subject to the powers of the board of directors and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the board of directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer, the board of directors or as may be provided in this by-law.

Section 8.         Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or by the president, shall act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, president or these bylaws may, from time to time, prescribe.

Section 9.         The Secretary. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10.       The Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

Section 11.       Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 12.       Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.         Nature of Indemnity. Directors and officers of the Corporation shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise) arising out of their service to the Corporation or to another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation; provided, however, that the Corporation shall not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person’s rights to indemnification under this Article) unless such proceeding (or part thereof) was authorized by the board of directors.

Section 2.         Employees.   Employees of the Corporation who are not directors or officers of the Corporation shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise) arising out of their service to the Corporation or to another enterprise at the request of the Corporation if, as determined by the Corporation in its sole discretion, such employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that the Corporation shall not indemnify an employee in connection with a proceeding (or part thereof) initiated by such employee (other than a proceeding to enforce such person’s rights to indemnification under this Article V) unless such proceeding (or part thereof) was authorized by the board of directors.

Section 3.         Agents.  The Corporation may indemnify agents of the Corporation who are not directors, officers or employees of the Corporation with such scope and effect as determined by the Corporation.

Section 4.         Procedure for Indemnification. As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Corporation thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Corporation under this Article. With respect to any such action, suit or proceeding, the Corporation will be entitled to participate therein at its own expense and may assume the defense thereof. After the Corporation notifies the indemnified person of its election to so assume the defense, the Corporation will not be liable to the indemnified person under this Article for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Corporation shall not be obligated to indemnify an indemnified person under this Article for any amounts paid in settlement of any action or claim effected without its written consent.

Section 5.         Insurance. The Corporation may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to persons who have ceased to be directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

Indemnification under this Article shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Corporation; provided, however, that the indemnified person shall reimburse the Corporation for any amounts paid by the Corporation as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Corporation may enter into contractual agreements with any director, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this Section.

The provisions of this Article V shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.         Form. The shares of the stock of the Corporation shall be uncertificated.

Section 2.         Transfers of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Articles of Incorporation and applicable law with respect to the transfer of such shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 3.         Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4.         Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.         Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.         Registered Stockholders. Until a request to transfer shares has been registered on the books of the Corporation in accordance with Section 2 of this Article VI, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.         Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1.         Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the board of directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.         Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.         Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.         Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.         Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.         Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.         Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.         Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.         Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.         Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

Exhibit C

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.            Name. The name of the limited liability company is Humpty Merger Sub LLC (the “Company”).

2.            Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process is The Corporation Trust Company located at 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801.

3.            The Certificate of Formation of the Company is hereby amended as follows:

1. The name of the limited liability company is EQT ETRN LLC.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the day and year first above written.

By:
Name:
Title:

Exhibit D

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
EQT ETRN LLC
a Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement (this “LLC Agreement”) of EQT ETRN LLC, a Delaware limited liability company (the “Company”), is entered into to be effective as of [●], by EQT Investments Holdings, LLC, as the sole member of the Company (the “Member”).

RECITALS

WHEREAS, the Company was formed on March 8, 2024 (the “Formation Date”), bearing the name Humpty Merger Sub LLC, as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-201, et seq.), as amended from time to time (the “Act”);

WHERAS, on the Formation Date, the Member, in its capacity as the sole member of the Company, and the Company entered into that certain Limited Liability Company Agreement of the Company (the “Original Agreement”);

WHERAS, on the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among EQT Corporation, a Pennsylvania corporation (“EQT”), Humpty Merger Sub Inc., a Delaware corporation (“Merger Sub”), the Company and Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), dated as of March 10, 2024, (i) Merger Sub will be merged with and into ETRN (the “First Merger”), with ETRN surviving the First Merger as an indirect wholly owned subsidiary of EQT (the “First Step Surviving Corporation”), and (ii) as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as an indirect wholly owned subsidiary of EQT;

WHEREAS, in connection with the Closing (as defined in the Merger Agreement) and on the date hereof, the Company has filed a Certificate of Amendment to its Certificate of Formation, changing the name of the Company from “Humpty Merger Sub LLC” to “EQT ETRN LLC”;

WHEREAS, in connection with the Closing (as defined in the Merger Agreement), the Member desires to amend and restate, in its entirety, the Original Agreement to set forth the rights, powers and interests of the Member with respect to the Company; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Member hereby agrees as follows:

AGREEMENT

1.            Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

2.            Name. The name of the Company is “EQT ETRN LLC”.

3.            Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Board (as defined below) may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.

4.            Purposes. The purposes of the Company are to engage in any business or activity that is not prohibited by the Act.

5.            Term. The existence of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 13 of this Agreement.

6.            Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, the Member shall not have any personal liability whatsoever in the Member’s capacity as a Member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

7.            Management.

(a)            All management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board”), and the Board shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Delaware Act. The Board may act (i) through meetings and written consents pursuant to Section 8(d) of this Agreement and (ii) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 8(e) of this Agreement.

(b)            The Board shall consist of three (3) Managers and the Managers shall be Toby Z. Rice, Jeremy T. Knop and William E. Jordan. The number of Managers serving on the Board shall be fixed from time to time by the Member and the Member will appoint each Manager to the Board. Each Manager shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. A Manager need not be a member or a resident of the State of Delaware.

(c)            Any Manager position to be filled by reason of an increase in the number of Managers serving on the Board or by any other reason shall be filled by the Member. Any Manager may be removed by the Member at any time. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(d)            Each Manager shall have one vote on all matters submitted to the Board (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote of the Managers holding a majority of the votes of the Managers shall be the act of the Board. Meetings of the Board shall be held at the principal office of the Company or at such other place as may be determined by the Board. A majority of the Managers, present in person or through their duly authorized attorneys-in-fact, shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by a majority of all of the Managers on at least 24 hours’ prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board may be taken by vote of the Board at a meeting of the Managers thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board in which all Managers were present. Prompt notice of the action so taken without a meeting shall be given to those Managers who have not consented in writing. Each meeting of the Board shall, at the request of any Manager, be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

(e)            The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by any Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in the Board’s judgment the best interests of the Company shall be served thereby.

(f)            Each Manager may at any time and from time to time engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company the right to participate therein.

8.            Indemnification; Exculpation.

(a)            The managers and officers of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another corporation, partnership, joint venture, trust or other enterprise at the request of the Company; provided, however, that the Company shall not indemnify any manager or officer in connection with a proceeding (or part thereof) initiated by such manager or officer (other than a proceeding to enforce such person’s rights to indemnification under this Section) unless such proceeding (or part thereof) was authorized by the Board.

(b)            Employees of the Company who are not managers or officers of the Company shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company if, as determined by the Company in its sole discretion, such employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that the Company shall not indemnify an employee in connection with a proceeding (or part thereof) initiated by such employee (other than a proceeding to enforce such person’s rights to indemnification under this Section) unless such proceeding (or part thereof) was authorized by the Board.

(c)            The Company may indemnify agents of the Company who are not managers, officers or employees of the Company with such scope and effect as determined by the Company.

(d)            As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Company thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Company under this Section. With respect to any such action, suit or proceeding, the Company will be entitled to participate therein at its own expense and may assume the defense thereof. After the Company notifies the indemnified person of its election to so assume the defense, the Company will not be liable to the indemnified person under this Section for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Company shall not be obligated to indemnify an indemnified person under this Section for any amounts paid in settlement of any action or claim effected without its written consent.

(e)            The Company may purchase and maintain insurance to protect itself and any manager, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this Section. The provisions of this Section shall be applicable to persons who have ceased to be managers, officers, agents, and employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

Indemnification under this Section shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company; provided, however, that the indemnified person shall reimburse the Company for any amounts paid by the Company as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any manager, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this Section.

The provisions of this Section shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

9.            Certificates. The membership interests of the Member shall be uncertificated unless otherwise determined by the Board.

10.            Distributions. Distributions shall be made at the time and in the aggregate amounts determined by the Member.

11.            Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member; or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12.            Additional Contributions. The Member is not required to make any additional capital contribution to the Company.

13.            Assignments. The Member may assign in whole or in part its limited liability company interest.

14.            Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Board.

15.            Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

* * * * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the day first written above.

MEMBER:

EQT Investments Holdings, LLC

By:
Name:
Title:

[Signature Page to A&R LLC Agreement – EQT ETRN LLC]